Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospecus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                   Form SB-2A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------
                           A-Z SOUTH STATE CORPORATION
                 (Name of small business issuer in its charter)
                          -----------------------------

          UTAH                         6512                       87-0648985
     ---------------                   ----                      -----------
(State of jurisdiction
 of incorporation or        (Primary Standard Industrial       (I.R.S. Employer
    organization)            Classification Code Number)     Identification No.)
                           -----------------------------

                            Richard Surber, President
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                                 (801) 575-8073

     (Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________________.


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _________________________.


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.


     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
       [ ] -------------------------.

                         CALCULATION OF REGISTRATION FEE

     Title of each           Amount of          Dollar Amount           Proposed             Proposed            Amount of
        class of         securities to be     to be registered          maximum              maximum          registration fee
    securities to be        registered                               offering price         aggregate
       registered                                                    per share (1)        offering price
      Common Stock       4,000,000 shares         $400,000               $0.10               $400,000             $105.60
  ====================  ===================  ===================  ==================== ==================== ====================

(1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457(f)(2) of the Securities Act of 1933

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Preliminary Prospectus dated December 26, 2000

                           A-Z SOUTH STATE CORPORATION

                4,000,000 shares of $0.001 par value Common Stock
                        Purchase Price of $0.10 per share


The Offering:
                Per Share       Total       Our company, A-Z South State
Public Price     $0.10         $400,000     Corporation, is a Utah corporation
Underwriting                                engaged in the business of real
  Discounts/                                estate investment. We currently own
  Commissions    $0.00         $   0.00     and operate one single-story 7,000
Proceeds to                                 square foot bullding in downtown
  A-Z South                                 Salt Lake City, Utah
  State Corp.    $0.10         $400,000

This is a "self-underwritten" public
offering, with no minimum purchase
requirement.
                                            We plan to buy more investment
(1) We are not using an underwriter for     properties which we believe are
this offering. See "Plan of Distribution."  undervalued, compared to their cash flows and and estimated resale
(2) The commissions shown do not include    value. Our acquisition strategy is
legal, accounting, printing, and related    to identify properties with
costs incurred in making this offering.     favorable financing arrangements
We will need to pay all such costs, which   already in place, assume that
we estimate to be $20,000.                  financing, and satisfy any new down-
                                            payments with nominal cash payments
(3) There is no arrangement to place the    or some combination of cash and our
proceeds from this offering in an escrow,   own common stock.
trust or similar account. Any funds raised from this offering will be immediately available to A-Z South for its use.

This is an initial public offering of common stock. Before this offering, there was no public trading market for our stock, and no assurance can be given that an active market will ever develop. The offering price for our stock may not be the same as the market price for our stock after the offering.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. [SEE 'RISK FACTORS' (BEGINNING ON PAGE 6) AND "DILUTION" BEGINNING ON PAGE 13) TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE BUYING THIS STOCK.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

The information in this prospectus will be subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may we accept offers to buy, until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall we sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.

Inside front cover page of prospectus
-------------------------------------   ----------------------------------------
                                               A-Z South State Corporation
                                                      Offering of
                                              4,000,000 Shares of Common Stock
                                                        Prospectus
                                                     December 26,2000

                                TABLE OF CONTENTS
                                      Page
Summary  .....................................................................4
Summary of Selected
Financial Information  .......................................................5
Risk Factors  ................................................................6
Use of Proceeds  ............................................................12
Determination of
 Offering Price  ............................................................13
Dilution  ...................................................................13
Plan of Distribution  .......................................................15
Legal Proceedings ...........................................................17
Directors, Executive
 Officers, Promoters &
 Control Persons  ...........................................................17
Security Ownership of
 Certain Beneficial
 Owners and Managers  .......................................................18
Description of Securities ...................................................19
Interest of Named
 Experts and Counsel  .......................................................19
Disclosure of Commission
 Position on
 Indemnification for
 Securities Act Liabilities .................................................20
Certain Relationships
 and Related Transactions....................................................20
Description of Business .....................................................21
Management's Discussion
 and Analysis or Plan
 of Operation  ..............................................................23
Description of Property .....................................................24
Market for Common Equity
 and Related Transactions   .................................................26
Executive Compensation ......................................................26
Changes in and
 Disagreements with
 Accountants on
 Accounting and
 Financial Disclosure........................................................27
Financial Statements  ..............................................F-1 to F-10

A-Z South State Corporation intends to become a fully reporting company and intends to file with the Securities and Exchange Commission (the "SEC") all reports and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective, we intend to prepare a Form 15c2-11 and seek a market maker to apply for a listing on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that A-Z South will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (801) 575-8073 or write to: Richard D. Surber, President, A-Z South State Corporation, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

First page of the prospectus
                                     SUMMARY

The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section (beginning on page 6).
                           A-Z SOUTH STATE CORPORATION

A-Z South State Corporation was formed under Utah law on November 30, 1999 as a wholly owned subsidiary of Axia Group, Inc., a Nevada corporation. Our executive office is at 268 West 400 South, Suite 300, Salt Lake City, Utah, 84101, and our telephone number is (801) 575-8073. Our registered statutory office is at the same address. We use the terms "Company" and "we" in this prospectus to refer to A-Z South State Corporation, unless the context indicates otherwise.

A-Z South invests in real estate. On November 30, 1999, we bought a one-story 7,000 square foot retail building near downtown Salt Lake City, located at 1374 South State Street. The building is divided into two rentable spaces, one representing 64% of the total area and the other representing 36%. Currently, A-Z South has two lease agreements in place, one with RTO Operating, Inc. DBA HomeChoice, a rent to own seller of home furnishings and similar goods, that provides a monthly lease payment of $3,800 expiring in January 2004 and the other with Frank Saucedo and Ana Sanchez, who provide immigration and other legal services , that provides a monthly lease payment of $1,700 per month expiring in December, 2001. These leases together represent an average annual rental rate of $9.48 per square foot. The building competes for tenants with other retail space on State Street, which is a significant commercial zone extending for several miles through Salt Lake City.

Our business plan is to buy more investment properties which we believe are undervalued, compared to their cash flows and estimated resale value. We plan to identify properties with favorable financing arrangements already in place, assume that financing, and satisfy any new down-payments with nominal cash payments or a combination of cash and our own common stock. We plan to lease our properties primarily to commercial tenants. We are prepared to make limited improvements to our properties, so that we can increase occupancy, improve cash flows, and enhance potential resale value. However, our investigations to this point have been preliminary, and we have not identified any specific property for purchase.

                                  THE OFFERING
                              -----------------------
Securities Offered.                         4,000,000 shares of common stock.

Shares of Common Stock Outstanding.         Before Offering  .........10,000,000
                                            After Offering............14,000,000

Use of Proceeds by A-Z South.

                    A-Z South will use the proceeds from this offering to (1) pay costs of the offering (estimated at $20,000); (2) pay off the payable to its parent company ($121,814); (3) improve the building (estimated at $110,000); and (4) acquire new properties (estimated at $148,186). There is a possibility that we may not sell any of the securities offered in this offering; or that we may only sell a minimal amount of securities.

Risk Factors

                    The stock offered by this prospectus is speculative and involves a high degree of risk. Investors should not buy this stock unless they can afford to lose their entire investment. (See "Risk Factors" beginning on page 6.)

                                            SUMMARY OF SELECTED FINANCIAL DATA


                                                Twelve Months     One Month
                                                    Ended           Ended
                                            December 31, 2000  December 31, 1999
                                            -----------------  -----------------

REVENUE
   Rental revenue                                 $ 65,170             $   4,125
     TOTAL REVENUE                                  65,170                 4,125
                                                  ========             =========

GENERAL & ADMINISTRATIVE EXPENSES                   27,258                 1,709
                                                   -------             ---------
     NET INCOME FROM OPERATIONS                     37,912                 2,416
                                                   -------             ---------
OTHER INCOME (EXPENSE):
   Interest expense                               (38,356)                     -
                                                 ---------             ---------
     NET INCOME BEFORE INCOME TAXES              $   (444)                 2,416
                                                 =========             =========
PROVISION FOR INCOME TAXES                            (55)                   966
                                                ----------             ---------

NET INCOME                                       $   (389)             $   1,450
                                                 =========             =========


BALANCE SHEET DATA
     Working Capital (Deficit)                   (137,960)             (135,063)
     Total Assets                                  529,134               534,093
     Total Liabilities                             518,073               522,643
     Minority Interest                                 -0-                   -0-
     Shareholder's Equity                           11,061                11,450

Income (Loss) Per Common Share
    Income (Loss) Before Minority Interest            0.00                  0.00
    Minority Interest in Loss                          -0-                   -0-
    Net income (loss) per weighted average
           common share outstanding                   0.00                  0.00
    Weighted average number of common shares
           outstanding                          10,000,000            10,000,000

                                  RISK FACTORS

The stock offered in this prospectus involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of A-Z South State Corporation. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock.

Risks Related to A-Z South State's Business
--------------------------------------------

1. A-Z South State's real estate investments are inherently risky and dependent on rental income.

Real estate investments are inherently risky. The value of a real estate investment company's stock depends largely on the rental income and the capital appreciation generated by the properties which the investment company owns. If our properties do not generate enough cash flow from rental income to meet operating expenses (such as debt service, capital expenditures and tenant improvements), our ability to develop our business and become profitable will be adversely affected.

Income from real estate investments may be adversely affected by a number of factors, including:

     o the general economic climate and local real estate conditions (such as too much supply or too little demand for rental space, as well as changes in market rental rates);

     o prospective tenants' perceptions of a building's safety, convenience and attractiveness, or the overall appeal of a particular building;

     o the property owner's ability to provide adequate management, maintenance and insurance;

     o   expenses for periodically renovating, repairing and re-letting spaces;

     o rising operating costs for our properties (including real estate taxes and utilities), which we may not be able to pass through to tenants because of their leases;

     o falling operating costs for competing properties, which would allow them to undercut our rental rates;

     o rising unemployment rates in the area, which may reduce the demand for rental space;

     o adverse changes in zoning laws, tax laws, or other laws affecting real estate or businesses in the area;

     o   damage from earthquakes or other natural disasters;

     o   mortgage interest rates and the availability of financing.

Some significant expenses associated with real estate investment (such as mortgage payments, real estate taxes, insurance and maintenance costs) are fixed and generally can not be reduced if circumstances cause lower rental incomes from a building. For example, if we can not meet the mortgage payments, we could lose some or all of our investment in a building due to foreclosure on the property.

2. Our real estate investment has limited liquidity and no certainty of capital appreciation.

Our real estate investment has limited liquidity. Real estate investments in general are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot ascertain whether we will be able to sell an investment when a sale would be advantageous or necessary. The sale price may not be enough to recoup the amount of our investment. Accordingly, A-Z South can provide no assurance that the value of its properties will appreciate.

There are numerous uncertainties in estimating real estate values and prospective appreciation value. The estimated values set forth in appraisals are based on various comparisons to other property sales; predictions about market conditions such as demand, vacancy rates, prospective vacancy rates, renewal terms and other factors; assumptions about the property's condition, conformance with laws and regulations, absence of material defects; estimates of lease revenues and operating expenses; and other factors. Any significant change in these comparisons, predictions, assumptions, and estimates, most of which are beyond our control, could materially and adversely affect the market values and appreciation potential of our properties.

3. We compete with substantially larger companies to acquire suitable buildings.

The commercial real estate market is highly competitive. We compete with substantially larger companies for the acquisition, development and operation of properties that fit within the parameters of our business plan.. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may significantly impede our business growth or survival.

4. A-Z South's ability to generate enough revenue to operate our business is dependent on the ability of both our current tenants to meet their lease obligations..

Our business would be severely affected if one or both of our two tenants failed to meet lease obligations or if upon failure to meet lease obligations, we were unable to enter into new viable leases for the vacant space. Further, if a tenant defaulted on a lease, we might experience a delay before the courts enforced our rights against the tenant. Our ability to lease the space during any court enforced action would be seriously impaired. Failure of a tenants business through bankruptcy would also reduce or eliminate our revenue flow. We can provide no assurance that our two tenants will faithfully meet their lease obligations or that neither tenant or both will be impaired through some form of business failure or otherwise.

5. Fixed costs cannot be reduced if circumstances lower rental incomes from a building.


Our ability to fund the fixed costs related to a building, such as mortgage payments, insurance costs, maintenance, security, landscaping and costs normally paid by a tenant occupying space in a building could not be paid by A-Z South in the event that rental income from a building was lowered due to vacancy, bankruptcy of tenants or if competition for tenants depressed rental rates in the market for any building owned by A-Z South.

6. Our ability to satisfy fixed operating costs, that may rise over time, cannot be reduced in response to any decrease in our rental income, or passed through to our tenants.

Our ability to satisfy fixed operating costs associated with our property could be seriously affected by any rise in expenses such as: mortgage payments, insurance, utilities, cleaning, ventilation, air-conditioning, security, landscaping, building repairs and maintenance. While our tenants must often pay a portion of these escalating costs, there can be no assurance that they will agree to any increase in current fixed costs or that any increase in tenant payments would cover increased operating costs. Since our fixed costs cannot be determined for any future time period or reduced in response to any decrease in rental income, our ability to operate would be severely affected by any increase in the costs associated with leasing our property.

7. We are dependent on key personnel , specifically Mr. Richard D. Surber, and have no employment agreements or full-time employees.


We are dependent on the services of Richard D. Surber, our president and director. We do not have an employment agreement with Mr. Surber, and losing his services would likely have an adverse effect on our ability to conduct business. Mr. Surber is our only officer and director. He is currently employed by a number of other businesses and he will only allocate a small portion of his time (estimated at an average of 2-3 hours per week) to the business of A-Z South. Therefore, there is a risk that he might not devote enough time to A-Z South. Therefore, there is a risk that he might not devote enough time to A-Z South in fulfilling our business plan. Further, A-Z South has no full time employees. We expect to use consultants, managers, attorneys and accountants as necessary and do not anticipate a need for any full time employees.

8.  Our ability to provided adequate management, maintenance and insurance.

To provide for adequate management, maintenance and insurance for any property held by A-Z South rental income will need to exceed the normal operating costs for any property owned by A-Z South. Vacancy, falling rents, bankruptcy of tenants, unexpectedly higher maintenance costs or a loss not covered by insurance could adversely affect the ability of A-Z South to provide adequate management, maintenance and insurance for its properties. If these services were not provided on an adequate basis continued deterioration of the properties could make these problems worse and have a severe and negative impact on A-Z South and its properties.

9. We will need new funding ,which may not be available, in order to fully execute our business plan.


Our business plan-buying undervalued buildings-will depend on our ability to raise more money. Management and shareholders have not committed to provide new funding. We have not investigated sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we can not obtain new funding, our operations could be severely limited.

10. Environmental liability could affect our real estate investments.

Various federal, state and local environmental laws make a real estate owner liable for the costs of removal or remediation of certain hazardous or toxic substances on a property. These laws often impose environmental liability regardless of whether the owner was responsible for-or knew of-the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent a property or to borrow using the property as collateral. No assurance can be given that the environmental assessments of our property revealed all environmental liabilities, or that a material, adverse environmental condition does not exist on our property.

11. We may face an uninsured loss.

Owners of real estate are subject to certain types of losses such as civil disturbance or pollution, which are either uninsurable or too expensive to insure. If an uninsured loss or a loss in excess of insured limits occurs, A-Z South's investment in our property, as well as anticipated future revenues could be lost. Meanwhile, obligations on any mortgage debt for the property would continue. Accordingly, any uninsured loss could adversely affect our financial condition and results of operation.

12. The Americans With Disabilities Act and similar legislation may increase our costs.


The Americans with Disabilities Act of 1980 (ADA) requires that commercial facilities and places of public accommodation be accessible to disabled people. A number of additional federal, state and local laws impose other requirements on owners concerning access by disabled people. We may need to make both structural and non-structural changes to our property in order to comply with the ADA and similar laws. Noncompliance could result in government fines or an award of damages to a private litigant. We have not been informed that the property fails to comply with such laws. We may incur additional costs, which we cannot fully ascertain now, to ensure compliance in the future. While we do not expect the prospective costs of compliance to have a material effect on our operations, a potential for substantial costs exists. If changes are required and are more costly than currently anticipated, our financial condition and results of operations could be adversely affected.

Risks Related to the Building
-----------------------------

13. One of our tenants has a lease that expires December 31, 2001.

Frank Saucedo and Ana Sanchez, one of our tenants renting 36% of the building, have a lease that expires December 31, 2001. If this tenant does not renew its lease, and we cannot find an acceptable replacement tenant immediately after vacancy, our building's operations would be severely affected.

14. We have no assurance that the building will remain occupied at current levels.

Our retail building is located in the Northeast Sector of Salt Lake City along State Street, one of the city's major thoroughfares, and is comparable to other retail buildings of the "anchorless strip mall" type, meaning they have no large "anchor" store in the development. In the Northeast sector of Salt Lake City, overall vacancy rates for retail space have fluctuated about 1 1/2 percentage points over the past three years from an average of 2.68% in 1997 to an average of 4.18% in 1999. Our vacancy rate is currently 0%. Overall vacancy rates for anchorless strip mall properties in Salt Lake City have increased about 5% over the past 3 years, from a little less than 4% in 1997 to almost 9% by mid-2000. There can be no assurance that the trend towards more vacant space in downtown retail properties will not continue or that it will not affect our type of retail space.

We are unable to predict whether we will need to forego rental increases or reduce rental rates in order to maintain or increase the level of occupancy in our building. Should our vacancy rate rise, we may be unable to maintain our tenant base without reducing rental fees, which would adversely affect A-Z South's revenues.

Further, we can provide no assurance of continued tenant occupancy. We cannot presume that current tenants will renew their leases upon expiration of their terms or that current tenants will not attempt to terminate their leases prior to the expiration of their lease terms. Should either of these possibilities occur, we might not be able to locate qualified replacement tenants. Any increase in our vacancy rate might in turn result in insufficient cash flow to pay for operating expenses and any debt service that may be associated with the property.

15. Our ability to provide adequate management, maintenance and insurance could be adversly affected by an increase in the vacany rate for our property..

Our ability to provide adequate management, maintenance and insurance for the A-Z South property could be adversely affected by an increase in the vacancy rate. The operation of our property is wholly dependent on rental income. Vacancies, falling rents, the bankruptcy of tenants, all of which could severely reduce or eliminate rental income could adversely affect our ability to provide adequate management, maintenance and insurance. If these services are not provided on an adequate basis, deterioration of the property would most likely result. Any deterioration of the property could result in a reduction or elimination of rental income producing a severely negative impact on A-Z South's operations.

Risks Related to Investment
---------------------------

16. Our stock value is dependent on our ability to generate net cash flows.

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows. If we can not operate our commercial property at a net profit, there will be no return on shareholder's equity, and this could well result in a loss of share value. No assurance can be given that we will be able to operate at a net profit now or in the future.

17. Our common stock has no prior market, and value may decline after the offering.

There is no public market for our common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its shares without considerable delay, if at all. The trading market price of our common stock may decline below the offering valuation. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or continue. The Risk Factors discussed in this "Risk Factors" section may significantly affect the market price of our stock. Owing to the low price of our stock, many brokerage firms may not be willing to deal in our stock. Even if a buyer finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of this stock as collateral for loans. Thus, you may be unable to sell or otherwise realize the value of your investment in our stock.

18. Our shareholders may face significant restrictions on the resale of our stock due to state "Blue Sky" laws.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or else it must be exempt from registration. Also, the broker must be registered in that state,. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our stock.

Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

19. Our stock may be subject to significant restrictions on resale of our stock due to federal penny stock regulations.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for A-Z South stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Potential investors should be aware that, according to the SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     a. control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     b. manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     c. "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     d. excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     e. the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

20. There is a potential for significant dilution of a shareholder's interest if all securities registered hereunder are SOLD

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of September 30, 2000, the net tangible book value of our shares of common stock was $13,231 or approximately $0.001 per share, based on 10,000,000 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 14,000,000 shares to be outstanding will be $413,231, or approximately $0.030 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.029 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.030 per share.

21. Investors may experience an immediate and significant dilution of their interest if any securities registered hereunder are sold.

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution is caused primarily by our arbitrary determination of the offering price for the shares detailed in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholder, Axia Group, Inc.

As of December 31, 2000, the net tangible book value of our shares of common stock was $11,061 or approximately $0.0011 per share, based on 10,000,000 shares outstanding Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 14,000,000 shares to be outstanding will be $411,061, or approximately $0.029 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.028 per share without any additional investment on their part. You would experience an immediate dilution from $0.10 per share to $0.029 per share. See "Dilution" (beginning on page 13).

22. After the offering is complete, even if fully sold, Richard Surber, our president and a director, will retain absolute voting control of A-Z South, in his capacity as the president and a director of Axia Group, Inc. our parent company.

After the offering is complete, even if all of the offered securities are sold, Richard Surber, our president and a director, will retain absolute voting control of A-Z South, in his capacity as the president and a director of Axia Group, Inc., our parent company. Axia Group, Inc. currently holds 100% of our issued and outstanding shares. Should all the securities offered be sold, Axia Group, Inc.'s share ownership position will be diluted to approximately 71% of the outstanding A-Z South common stock. The Axia Group, Inc. dilution would not affect Richard Surber's absolute voting control of A-Z South, rather it would maintain his current ability to unilaterally elect A-Z South's board of directors and to take any actions requiring shareholder approval.

23. We may not sell any or only a limited number of securites offered by A-Z South.

The possibility exists that we will not sell any of the securities detailed in this offering; or that we will sell only a limited number of securities. A-Z South has incurred expenses related to this offering. The offering expenses are to be paid from the proceeds of the offering. Should A-Z South fail to sell any securities or only a limited number of securities as offered, then offering costs would be paid from our operating budget. The addition of this financial obligation to the operating budget of A-Z South would have a negative impact on our ability to continue our operations.

                                 USE OF PROCEEDS

Investors should be aware that there is no assurance that A-Z South will sell any of the securities offered and that our offering does not require any minimum number of securities to be purchased. A-Z South will use any proceeds from this offering in the following manner, and in the following order of priority.



    Priority      Use of Proceeds                                Est'd Cost
--------------   --------------------------------------------   ----------------
        1         Costs of offering                                 $20,000
--------------   --------------------------------------------   ----------------
        2         Pay off payable to parent corporation            $121,814
--------------   --------------------------------------------   ----------------
        3         Upgrades to building at 1374 So. State
                       -New Roof (+\- $50,000)
                       -Stucco Exterior (+\- $40,000)
                       -Front Canopy (+\- $10,000)
                       -Parking lot paving (+\-$7,000)
                       -Windows (+\- $3,000)                       $110,000
--------------   --------------------------------------------   ----------------
        4         Funds to acquire new properties                  $148,186

                         DETERMINATION OF OFFERING PRICE

This is the initial public offering of A-Z South's common stock, and before this offering there was no public trading market in A-Z South's stock. As a result, the initial public offering price for the 4,000,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, the amount of our company liabilities we hope to pay off, and the general condition of the securities market. The offering price is not an indication of and is not based on the actual value of A-Z South and bears no relation to the book value, assets, or earnings of A-Z South. The offering price should not be regarded as an indicator of the future price of the stock.

                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of December 31, 2000, the net tangible book value of our shares of common stock was $11,061 or approximately $0.001 per share, based on 10,000,000 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 14,000,000 shares to be outstanding will be $411,061, or approximately $0.029 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.028 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.029 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 13,000,000 shares to be outstanding will be $311,061, or approximately $0.024 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.023 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.024 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 12,000,000 shares to be outstanding will be $211,061, or approximately $0.018 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.017 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.018 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 11,000,000 shares to be outstanding will be $111,061, or approximately $0.010 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.009 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.010 per share.

Upon completion of this offering, if 5% of the offered shares are sold, the net tangible book value of the 11,200,000 shares to be outstanding will be $31,061, or approximately $0.003 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.002 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.003 per share."

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share . . . . . . . . . . . . . . . . .  . . . . . . . . . . . $ 0.001
Net tangible book value per share
before offering assuming all shares are sold. . ..,,,,,,...... . . . . . $ 0.001
Net tangible book value per share
after offering assuming all shares are sold . . ............ . . . . . . $ 0.029
Net Increase in tangible book value to existing
stockholders after offering assuming all shares are sold .. .............$ 0.028
Capital contributions . . . . . . . . . . . . . . . . . . . . . .. . . . $10,000
Number of shares outstanding before the offering . . . . ............ 10,000,000
Number of shares after offering
     held by existing stockholders . . . . . . . . . . . . . . .  . . 10,000,000
Percentage of ownership after offering . . . . . . . . . . . . . .... . . .  71%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  $ 0.10
Dilution per share . . . . . . . . . . . . . . . . . . . .  . . . . . .  $ 0.070
Capital contributions . . . . . . . . . . . . . . . . . . .. . . . . . $ 400,000
Number of shares after offering held by public investors . ....... . . 4,000,000
Percentage of ownership after offering . . . . . . . . . . . . . .... . . .  29%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  $ 0.10
Dilution per share . . . . . . . . . . . . . . . . . . . . . .. . . . .  $ 0.076
Capital contributions . . . . . . . . . . . . . . . .. . . . . . . . . $ 300,000
Number of shares after offering held by public investors ....... . . . 3,000,000
Percentage of ownership after offering . . . . . . . . . . . . .... . . . .  23%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . .. . . .  $ 0.10
Dilution per share . . . . . . . . . . . . . . . . . . . . . . .  . . .  $ 0.082
Capital contributions . . . . . . . . . . . . . . . . . . . . . .. . . $ 200,000
Number of shares after offering held by public investors . . . ....... 2,000,000
Percentage of ownership after offering . . . . . . . . . . . . . . . .... .  17%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  $ 0.10
Dilution per share . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 0.09
Capital contributions . . . . . . . . . . . . . . . . . . . . . . . .  $ 100,000
Number of shares after offering held by public investors . . ....... . 1,000,000
Percentage of ownership after offering . . . . . . . . . . . . . . ..... . .  9%

PURCHASERS OF SHARES IN THIS OFFERING IF 5% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . .  . . . . . . .  $ 0.10
Dilution per share . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 0.0967
Capital contributions . . . . . . . . . . . . . . . . . . . . . . . . . $ 20,000
Number of shares after offering held by public investors . . . ..........200,000
Percentage of ownership after offering . . . . . . . . . . . ...... . . . . . 2%


                              PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 4,000,000 shares of A-Z South State Corporation's $0.001 par value common stock to the public at a purchase price of ten cents ($0.10) per share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our director, Ed G. Haidenthaller, without an underwriter, and without any selling agents. Officers, directors and affiliates may not purchase shares in this offering. The offering will be made on a continuous basis until September 30, 2001, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $400,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. Officers, directors and affiliates may not purchase shares in this offering.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through Ed G. Haidenthaller, one of our directors. Mr. Haidenthaller will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Mr. Haidenthaller will receive no commission from the sale of any shares. Mr. Haidenthaller will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Haidenthaller is not subject to disqualification, is not being compensated, and is not associated with a broker- dealer. Mr. Haidenthaller is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Haidenthaller has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Haidenthaller intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

There may be significant restrictions on the resale of our stock due to federal penny stock regulations as discussed more fully in Risk Factor #16. These restrictions may include that a broker or dealer must furnish additional information to a customer prior to entering into a transaction with a customer, the broker or dealer must disclose certain bid and offer quotation information with regard to our stock and any compensation paid to the broker or dealer or any cash compensation paid to any associated person of the broker or dealer.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for A-Z South stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

     3. no offer for sale can be made or subscriptions accepted until the registration statement has been declared effective by the SEC.

All checks for subscriptions must be made payable to "A-Z SOUTH STATE CORPORATION."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.


           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of A-Z South as of the date of this prospectus:

         Name                       Age                 Position

Richard D. Surber                   28                President and Director
Ed G. Haidenthaller                 38                Director
Bruce M. Pritchett                  35                Director

Richard D. Surber, 28, was appointed as A-Z South's first director and as its president on November 30, 1999, and will serve as director until the next annual meeting of A-Z South's shareholders.

Mr. Surber graduated from the University of Utah with a Bachelor of Science degree in Finance and then with a Juris Doctorate with an emphasis in corporate law, including securities, taxation, and bankruptcy. Since 1992, he has gained extensive experience serving as an officer and/or director of many public and private companies.

Mr. Surber has served as an officer and/or director of the following public companies: Axia Group, Inc., our parent corporation and a holding company whose subsidiaries invest in real estate and provide financial consulting services (president and director from 1992 to the present); Chattown.com Network, Inc., an Internet company which is unrelated to A-Z South (president and director from June, 1999 to April 10, 2000); Kelly's Coffee, Group, Inc., a shell company whose plan is to acquire an unidentified company (president and director from May, 1999 to the present); China Mall USA.com, Inc., a former subsidiary of Axia Group, Inc., which is currently a non-reporting Chinese Internet company and unrelated to our Company (president and director from 1992 to June, 1999); Eurotronics Corporation, a shell company which is currently unrelated to A-Z South and whose post-1996 operations if any are not known (president and director, 1994-1996); Area Investment Development Company, a shell corporation, unrelated to A-Z South, which recently acquired an Internet business whose content revolves around religious events (president and director, 1994-1996); Youthline USA, Inc., an unrelated company that distributes educational newspapers to children in grades K-12 (secretary and director from April 6, 1999 to July 29,1999); CathayOne, Inc., a Chinese Internet content provider, unrelated to A-Z South, which is also the parent of several subsidiaries doing business with China (president and director April, 1998 - September, 1998); Golden Opportunity Development Corporation, a wholly owned subsidiary of Axia Group, Inc., which operates a 134-room hotel in Baton Rouge, Louisiana (president and director from September, 1999 to present); and Power Exploration, Inc., an oil and gas company (director from January 28, 2000 to the present).

Ed G. Haidenthaller, 38, was appointed as a director of A-Z South on November 30, 2000 and will serve as director until the next annual meeting of A-Z South's shareholders.

Mr. Haidenthaller obtained a Bachelor of Science degree, with honors, from Weber State University in Ogden, Utah, where he majored in corporate finance, and an Executive Master's of Business Administration degree from The University of

Utah, with a special emphasis on international business. He has ten years of experience managing numerous finance departments and businesses.

Mr. Haidenthaller is the current Chief Financial Officer of Axia Group, Inc., a publicly traded company where he has been employed since May of 2000.. From April 1999 through April of 2000 he was the Assistant Controller for the First Security Van Kasper Division, the brokerage and capital markets division of First Security Corporation, a multi-billion dollar bank whose stock at the time was publicly traded on the New York Stock Exchange and has since been acquired by Wells Fargo & Company, another publicly traded company. He has also managed a government facility with a 100+ person staff from September 1991 through March of 1999. He has also been involved in the startup of many multi-million dollar projects, and has managed two groups of qualified benefit plans with assets of $10 million and $30 million respectively.

Bruce M. Pritchett, 35, was appointed as a director of A-Z South on November 30, 2000 and will serve as director until the next annual meeting of A-Z South's shareholders.

Mr. Pritchett studied at Stanford University in Palo Alto, California in 1990 under a full-tuition FLAS Fellowship; obtained a Juris Doctor degree in 1992 from the University of Washington in Seattle, where he was Managing Editor of the Pacific Rim Law & Policy Journal; and earned a Bachelor of Arts degree, cum laude, in 1989 from Brigham Young University in Provo, Utah. Mr. Pritchett is listed in Who's Who in American Law.


Mr. Pritchett is currently employed as corporate counsel for World Alliance Consulting, Inc., an organization that provides consulting services to public and private companies. Prior to employment at his current position, Mr. Pritchett served as a corporate counsel to Axia Group, Inc. between January 1999 and December 2000. He was also the president, CEO, and a director of the publicly traded company Premier Brands, Inc. from December 1999 to June 2000. Mr. Pritchett owned his own private law practice, Bruce M. Pritchett, PC, that emphasized securities and corporate law between 1996 and the end of 1998. Mr. Pritchett was an associate attorney at the law firm of Hanson, Epperson & Smith from 1994 to 1996, and a judicial law clerk to Chief Judge George Shields of the Washington State Court of Appeals from 1992 to 1993."


No other person is expected to make a significant contribution to A-Z South who is not identified in this prospectus as an executive officer or director of A-Z South.

All executive officers are appointed by the board and hold office until the board appoints their successors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of A-Z South's common stock as of November 30, 2000, with respect to: (i) each person known to A-Z South to be the beneficial owner of more than five percent of A-Z South's common stock; (ii) all directors; and (iii) directors and executive officers of A-Z South as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of November 30, 2000, there were 10,000,000 shares of common stock issued and outstanding.

                                                                   Nature of            Amount of
    Title of Class                Name and Address                 Ownership            Ownership           Percent of class
    ------------------  -------------------------------------  -----------------  ---------------------- -----------------------
     Common Stock                 Axia Group, Inc.                  Direct              10,000,000                100 %
     ($0.001 par              268 West 400 South, # 300
        value)               Salt Lake City, Utah 84101
     Common Stock                 Richard D. Surber              Beneficial(1)          10,000,000                100 %
     ($0.001 par               Director and President
        value)                268 West 400 South, # 300
                             Salt Lake City, Utah 84101
     Common Stock            All Directors and Executive          Beneficial            10,000,000                100 %
     ($0.001) par                Officers as a Group
        value

(1) Richard Surber is the president and a director of Axia Group, Inc., thereby controlling our company.

                            DESCRIPTION OF SECURITIES

General

A-Z South's authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001, of which 10,000,000 are issued and outstanding as of November 30, 2000. There is no authorized preferred stock, and there are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of A-Z South, the holders of common stock are entitled to share equally and ratably in the assets of A-Z South, if any, remaining after the payment of all debts and liabilities of A-Z South and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with A-Z South's common stock, except those generally provided under state law.

A-Z South has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on A-Z South's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in A-Z South.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for A-Z South by Michael Golightly, an attorney licensed in the states of Texas and Utah.

Experts

The financial statements of A-Z South as of December 31, 1999 and September 30, 2000 included in this prospectus have been audited by Mantyla McReynolds, Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

A-Z South State's Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Utah state law. A-Z South State's bylaws likewise provide that A-Z South will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of A-Z South, to the full extent allowed by Utah law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 1, 1999, A-Z South issued 10,000,000 shares of its common stock to Axia Group, Inc. (AXIA), a publicly traded company, in exchange for $10,000 in cash. AXIA advanced funds in the amount of $45,077.48 to A-Z South for the purchase of the building located at 1374 South State Street in Salt Lake City, Utah. As of December 31, 2000, A-Z South had an account payable to AXIA for cash advances totaling $126,159, which obligation bears no interest and is payable on demand. The amount due to Axia includes the $45,077.48 advanced at the time that A-Z South purchase the property and $75,000 paid to the seller of the property, Abduhl Afridi, on September 14, 2000 in order to retire a seller financing note on the property. The balance of the amount due is related to operating expenses paid by Axia in connection with the operation of the building.

A-Z South is a wholly owned subsidiary of AXIA. Richard Surber, our president and one of our directors, is also the president and a director of AXIA . Furthermore, AXIA files consolidated federal and state income tax returns, which include A-Z South State Corporation as a wholly owned subsidiary of AXIA.

                             DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the real estate investment market, projected leasing and sales and future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

General

A-Z South State Corporation was formed under Utah law on November 30, 1999 as a wholly owned subsidiary of Axia Group, Inc., a publicly traded Nevada corporation. We organized A-Z South for the purpose of investing in commercial properties. We currently own one building in Salt Lake City, Utah and plan to acquire ownership interests in more commercial buildings as we grow in the future.

The Building at 1374 South State Street

On November 30, 1999, A-Z South bought its only asset to date, a building in Salt Lake City, Utah which the board of directors had identified as an acceptable business opportunity. A-Z South's purchase price was $535,000 and at the time of sale entered into two seller-financed mortgages totaling $475,000 (one for $400,000 and another for $75,000) to finance the remainder of the purchase price. As of December 31, 2000, the $75,000 mortgage had been paid off, and the $400,000 mortgage had been paid down to $388,580. The building is a 7,000 square-foot one story retail building located in Salt Lake City, Utah approximately 7 blocks from the central business district. It is divided into two rentable spaces, one comprising approximately 4500 square feet (64% of the total area) and the other comprising approximately 2500 square feet (36%).

As of December 31, 1999, we had two lease agreements in place for the building. The first lease is with a rent-to- own seller of home furnishings and similar goods, named RTO Operating, Inc. DBA HomeChoice, which occupies the 4500 square foot space in the building. RTO's lease calls for monthly rent of $3,800 and expires in January 2004. The second lease was with Jason Nunley, the owner of a thrift store that occupied the 2500 square foot space. His lease called for monthly rent of $1600 and was set to expire in December 2001. However, Mr. Nunley defaulted on the lease in January 2000, and we replaced him with new tenants in June, 2000-Frank Saucedo and Ana Sanchez, who use the 2500 square foot space in the building as an office for immigration and other legal matters. They have a signed lease with us, which calls for monthly rent of $1,700 and expires on December 31, 2001. The RTO and Saucedo leases together represent an average annual rental rate of $9.48 per square foot.

Overview of the Salt Lake City Retail Real Estate Market

Our decision to invest in Salt Lake area retail properties was influenced by several factors, including the following: the significant growth in retail sales in the city; increased interest in Salt Lake from specialty retailers; relatively low vacancy rates for retail space in the area; estimated slowdowns in the rate of new retail space construction; and Utah economic indicators pointing to above-average retail sales.

Significant Growth in Retail Sales. According to the Summer 2000 Retail Market Trends newsletter published by national real estate broker Grubb & Ellis, the Salt Lake City retail market "continues to expand at an unprecedented rate (12 percent growth in retail sales last year)" and "has attracted attention from more national retailers. Many existing retailers are relocating, expanding or retooling their concepts to improve their market positions. Rental rates remain high."

Increased Interest from Specialty Retailers. Research from the 2000 Mid-Year Review for Salt Lake City, published by worldwide real estate broker Colliers Commerce CRG, indicates that "a more sophisticated, affluent Wasatch Front market is attracting increased interest from specialty retailers," based on the fact that "Almost half of the 700,000 sq. ft. retail component of downtown's Gateway Project has already been leased to specialty retailers, with the center's debut still a year away." Morever, the success of the Shoppes at Riverwoods, Utah's first specialty retail center (located 35 miles south of Salt Lake in Provo, Utah) has induced developers in Provo to proceed with a second phase of construction.

Relatively Low Vacancy Rates for Retail Space. According to the Colliers 2000 Mid-Year Review, "the overall retail market remains vibrant and strong. A parity in the balance between absorption and new construction has continued for the past six years, a period in which vacancy has consistently held at between four and five percent. Four million sq. ft. of the 4.5 million constructed since 1995 has been absorbed." This absorption rate means that most of the newly constructed retail space is being leased by tenants rather than standing vacant.

The building at 1374 South State lies along a major city thoroughfare in the Northeast sector of Salt Lake and, although not part of a strip mall, is comparable to other retail properties in anchorless strip malls due to the relatively high traffic in the area. "Anchorless" means that the strip mall does not have a large "anchor" store in the development.

According to the Colliers research, the vacancy rate for comparable anchorless strip malls in Salt Lake has fluctuated between 4% and 9% from 1996 to the present, with a current vacancy rate near 9%. By comparison, our building has a 0% vacancy rate at the moment, and we expect this to continue for the next year. Vacancy rates for retail properties in the Northeast sector of Salt Lake, according to Colliers, have ranged from 2.68% to 6.15% from 1996 to the present, with a current rate near 3.8%. This vacancy rate information suggests that there is relatively good demand for retail space in our area, among similar types of properties, if we decide to buy other similar properties or need to find additional tenants to fill vacant space.

Estimated Slowdown in Construction of New Retail Space. We estimate that new retail space construction will slow down over the next year or two, which may improve the market for existing retail space. The Colliers report stated that "A rise in new retail construction will peak in 2001. New construction completed during the first half of this year exceeded mid-year 1999 levels by approximately 400,000 sq. ft. Approximately 645,000 sq. ft. of shopping center space is currently under construction. An enormous wave of new projects being undertaken this year by retailers such as Wal-Mart, Home Depot, Lowe's and Costco will augment the market by almost two million sq. ft. when they come on line next year. Approximately 347,000 sq. ft. of new construction has been proposed for scheduled completion in 2002." Furthermore, a slowdown in expansions by the theater industry is forcing some major retail projects to adjust their tenant mix. Theater chains have overbuilt in markets nationwide, and the current limits on new construction are altering the makeup of several new developments in the greater Salt Lake City area.

Utah Economic Indicators Pointing to Above-Average Retail Sales. Colliers notes that Utah's growing population and affluence will continue to draw higher caliber tenants: "The market is achieving demographic milestones that are must-have criteria for upscale tenants. The proposed Grand Salt Lake Mall, which has spurred controversy in Salt Lake City, indicates a future trend in development that is market driven rather than site specific." Moreover, the Colliers study noted that "economic indicators point to sales that will continue to exceed the national average."

Our Plan to Acquire Other Retail Properties

Our business plan is to buy more retail properties that we believe are undervalued, compared to their cash flows and estimated resale value. Our strategy is to identify a property with a favorable financing arrangement already in place, assume that financing, and satisfy any new down-payment with a nominal cash payment or some combination of cash and our own common stock. We plan to lease primarily to commercial tenants. We are prepared to make limited improvements to our properties, so that we can increase occupancy, improve cash flows, and enhance potential resale value. We do not plan to limit the geographical area in which we buy properties; however, given our current financial condition, we will most likely seek properties in the Salt Lake City area.

Employees

As of November 30, 2000, A-Z South had no full-time or part-time employees. Mr. Surber, our President, is currently employed by a number of other businesses, and he will allocate only a small portion of his time (estimated at an average of 2-3 hours per week) to the business of A-Z South.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31.

General

Our business plan for the next twelve months is to continue operating our retail building in Salt Lake City, and to identify and acquire additional undervalued retail properties in the Salt Lake City area.

Expected Cash Requirements

As of September 30, 2000, we had one asset: our building and the land it sits on, valued at a total of $525,705. As of that date, we had $6,618 cash on hand, and our net income as of that date, after allowance for taxes, was $1,781. We believe that rental income will be sufficient to meet our cash requirements to operate the building over the next twelve months. With operations at the present level, we estimate that we will have a net profit from building operations of $14,000 during the next twelve month period. This estimate is based on the assumption that monthly operating rental income and operating costs will remain relatively constant. An unexpected increase or decrease in rental income or operating costs could cause this estimate to vary. There can be no guarantee that operating costs will remain constant through the end of 2001.

If we acquire ownership interests in more rental properties in the coming year, our cash requirements to fund operations could increase. While we have no present intention to raise equity capital for operations in the next twelve months, the acquisition of, or opportunity to acquire, additional commercial real estate could create a need to raise additional capital.

Product Research and Development

We do not plan to conduct any significant research or development activities in the coming twelve month period.

Expected Purchase or Sale of Plant and Equipment

We have no current plan to buy any specific additional plant or equipment. However, we are investigating the possibility of buying additional retail real estate in the Salt Lake area. We are using the services of a licensed real estate broker to suggest potential properties for us. We have investigated a number of potential properties and are continuing to consider buying additional retail properties in the Salt Lake area. However, our investigations to this point have been preliminary, and we have not identified any specific property for purchase.

Expected Changes in Number of Employees

We do not expect to hire any employees in the coming twelve-month period.

                             DESCRIPTION OF PROPERTY

Location and Description

We currently own a commercial retail building in Salt Lake City, Utah, located at 1374 South State Street (within approximately 7 blocks of the city's central business district). The building is 7,000 square feet, one story tall, constructed in the late 1960's, and is currently 100% occupied by two tenants, one of whom has a lease for $3,800 per month until 2004, and the other of whom has a $1,700 per month lease until December 31, 2001.

A-Z South agreed to pay a $535,000 total purchase price and entered into two seller-financed mortgages totaling $475,000 (one for $400,000 and another for $75,000) to finance the remainder of the purchase price. As of December 31, 2000, the $75,000 mortgage had been paid off, and the $400,000 mortgage had been paid down to $388,580. The building was purchased from an unaffiliated third party.

Description of Real Estate and Operating Data

A-Z South's primary asset is the commercial retail building located at 1374 South State Street. We paid $10,000 cash, and entered into two seller-financed mortgages totaling $475,000 (one for $400,000 and one for $75,000). The $75,000 mortgage was paid off on September 14, 2000. As of December 31, 2000, $388,580 remained due on the $400,000 mortgage.

Investment Policies

A-Z South's policy is to actively pursue the acquisition of real estate for investment income and appreciation in property value. A-Z South intends to place an emphasis on acquiring commercial retail property which management feels is undervalued. A-Z South's policy will be to focus primarily on favorable terms of financing and potential return on capital. A-Z South intends to look for commercial retail properties that can be purchased by assuming the existing financing or by paying the balance of the purchase price with a nominal cash expenditure and/or the issuance of shares of A-Z South's common stock.

A-Z South has no present intention to invest in first or second mortgages, securities of companies primarily engaged in real estate activities, or interests in real estate investment trusts or real estate limited partnerships. However, A-Z South's board of directors is not precluded in the future from participating in such investments.

A-Z South currently has no limitations on the percentage of assets which may be invested in any one investment, or the type of securities or investments it may buy. However, the board of directors in its discretion may set policies without a vote of A-Z South's securities holders regarding the percentage of assets which may be invested in any one investment, or type of investment. A-Z South's current policy is to evaluate each investment based on its potential capital return to A-Z South on a relatively short term basis. Furthermore, A-Z South does not plan to enter into the business of originating, servicing or warehousing mortgages or deeds of trust, except as may be incidental to its primary purpose of acquiring real estate.

Description of Real Estate and Operating Data

A-Z South's primary asset is the commercial retail building located at 1374 South State Street. We paid $10,000 cash, and entered into two seller-financed mortgages totaling $475,000 (one for $400,000 and one for $75,000) for the remaining balance, in order to purchase the building on November 30, 1999. The $75,000 mortgage was paid off on or about September, 2000.

A-Z South plans to use approximately $110,000 from the proceeds of this offering to renovate and upgrade the building. We plan to install a new roof (approx. $50,000), stucco the building exterior (approx. $40,000), put in a new canopy at the front of the building (approx. $10,000), re-pave the parking lot (approx. $7,000), and upgrade some of the building's windows (approx. $3,000).

The building generates average monthly rental revenue of Five Thousand Five Hundred dollars ($5,500). The average annual rental rate of the commercial retail space in the building is approximately $9.48 per square foot.

Both of the building's two present tenants are under leases. The larger tenant has a lease for $3,800 per month until January 2004. The smaller tenant has a $1,700 per month lease extending until December 31, 2001.

Of the existing tenants, both occupy more than 10% of the available space in the building. The nature of the business of each of these tenants and the principal provisions of their leases are outlined below:

                                                                                       Monthly        Square         % Available
           Lessee                   Type of Business             Type of Lease           Rent          Feet             Space
    -------------------             -----------------            -------------         --------       ------         ---------------
    RTO Operating, Inc.             rent-to-own sales            Lease ending           $3,800         4,500             64%
      d/b/a HomeChoice                                              1/30/04
     Frank Saucedo and                office space               Lease ending           $1,700         2,500             36%
        Ana Sanchez                                                12/31/01

The building is located in downtown Salt Lake City, Utah, roughly 7 blocks from the city's central business district, considered the Northeast sector of the city in the market survey we have relied on. Based on location of retail property, the vacancy rate for other retail properties in the Northeast sector of Salt Lake, according to Colliers, has ranged from 2.68% to 6.15% over the years 1996 to the present, with a current rate near 3.8%.

Based on the type of retail property, the vacancy rates for types of retail space comparable to our building have averaged around 9% through mid-year 2000, throughout the city. Since 1996, this vacancy rate has ranged from 4% to 9%. We have used anchorless strip-malls, meaning strip-malls without a large "anchor" store, as the type of properties comparable to our building because they more closely resemble our property than any of the 4 other categories described in the market surveys we have relied on from Colliers Commerce CRG realtors. The other 4 categories were regional malls, regional centers, community centers, and neighborhood centers. Our building is a stand-alone and not part of any shopping center other than the general commercial area running along State Street, which is one of the main thoroughfares of Salt Lake City, and therefore more closely resembles an anchorless strip mall than the other categories.

The federal tax basis for the building is Five Hundred Thirty Five Thousand dollars ($535,000). The property tax rate is 1.428%. The annual property taxes for 1999 were $5,161.54. A-Z South is depreciating the property over a 39 year period and uses the straight line method of depreciation for accounting purposes. A-Z South is of the opinion that the building is adequately covered by insurance.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

A-Z South currently has no public trading market. In an effort to provide some liquidity for A-Z South's shareholders and create a public market for its securities, A-Z South intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that A-Z South will obtain a listing on the OTC BB or that a public market for A- Z South' securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of November 30, 2000, there was one shareholder of record holding a total of 10,000,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

A-Z South has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on A-Z South's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit A-Z South's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of A-Z South during the years 1999 through 2000. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Richard Surber, A-Z South's chief executive officer for the past three years.

                           SUMMARY COMPENSATION TABLE

                            Annual Compensation                                        Long Term Compensation
                    --------------------------------------------    ----------------------------------------------------------------
                                                                                 Awards                            Payouts
                                                                    ---------------------------------   ----------------------------
                                                                      Restricted       Securities
     Name and                                       Other Annual         Stock         Underlying          LTIP          All Other
    Principal                  Salary        Bonus  Compensation       Award(s)         Options           payouts       Compensation
     Position         Year       ($)          ($)        ($)              ($)           SARs(#)             ($)             ($)
                     -------   --------      -----  ------------      -------------    ---------------    ------------  ------------
Richard Surber        2000        -            -          -                      -                 -                -             -
President &           1999        -            -          -                      -                 -                -             -
Director

Compensation of Directors

A-Z South's directors are not currently compensated for their services as directors of A-Z South.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accountants or disagreements between A-Z South and its accountants.

                           A-Z SOUTH STATE CORPORATION

                              FINANCIAL STATEMENTS

                                December 31, 2000

                       [WITH INDEPENDENT AUDITORS' REPORT]

                           A-Z SOUTH STATE CORPORATION

                                Table of Contents





                                                                            Page

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . 1


Balance Sheets - December 31, 2000 and 1999 . . . . . .... . . . . . . . . 2 - 3


Statements of Stockholder's Equity for the one year and one month periods ended
December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . 4


Statements of Operations for the one year and one month periods ended
December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . 5


Statements of Cash Flows for the one year and one month periods ended
December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . 6


Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . 7 - 10

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
A-Z South State Corporation
Salt Lake City, Utah

We have audited the accompanying balance sheets of A-Z South State Corporation as of December 31, 2000 and 1999, and the related statements of stockholder's equity, operations, and cash flows for the one year and one month periods ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A-Z South State Corporation as of December 31, 2000 and 1999, and the results of operations and cash flows for the one year and one month periods ended December 31, 2000 and 1999, in conformity with generally accepted accounting principles.


                                     /s/   Mantyla McReynolds
                                  ---------------------------------------
                                  Mantyla McReynolds
March 2, 2001
Salt Lake City, Utah

                           A-Z SOUTH STATE CORPORATION
                                 Balance Sheets
                           December 31, 2000 and 1999

                                                                  December 31,            December 31,
                                                                      2000                    1999
                                                             ----------------------  ----------------------
ASSETS

   Current Assets
      Cash                                                   $                4,417  $                    0
      Rents receivable                                                        1,800
                                                             ----------------------  ----------------------
          Total Current Assets                                                6,217                       0

   Fixed Assets
      Property and equipment, net - Notes 1 & 4                             422,917                 434,093
      Land                                                                  100,000                 100,000
                                                             ----------------------  ----------------------
          Total Fixed Assets                                                522,917                 534,093

TOTAL ASSETS                                                 $              529,134  $              534,093
                                                             ======================  ======================


                 See accompanying notes to financial statements

                           A-Z SOUTH STATE CORPORATION
                                 Balance Sheets
                                   (continued)
                           December 31, 2000 and 1999

                                                                  December 31,            December 31,
                                                                      2000                    1999
                                                             ----------------------  ----------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

   Current Liabilities
      Accounts payable                                       $                2,568  $                    0
      Accrued liabilities                                                       666                   1,600
      Payable to parent - Note 2                                            126,159                  45,077
      Mortgage note payable - Note 5                                              0                  75,000
      Income taxes payable - Notes 1, 2 & 3                                     100                     966
      Current portion long-term debt - Note 5                                14,684                  12,420
                                                             ----------------------  ----------------------
          Total Current Liabilities                                         144,177                 135,063
                                                             ----------------------  ----------------------

   Long-Term Liabilities
      Mortgage payable - Note 5                                             388,580                 400,000
      Less current portion long-term debt                                   (14,684)                (12,420)
                                                             ----------------------  ----------------------
          Total Long-Term Liabilities                                       373,896                 387,580
                                                             ----------------------  ----------------------

TOTAL LIABILITIES                                                           518,073                 522,643

STOCKHOLDER'S EQUITY
      Capital stock - 50,000,000 shares authorized at $0.001 par;            10,000                  10,000
           10,000,000 shares issued and outstanding
      Retained earnings                                                       1,061                   1,450
                                                             ----------------------  ----------------------
TOTAL STOCKHOLDER'S EQUITY                                                   11,061                  11,450
                                                             ----------------------  ----------------------

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                         $              529,134  $              534,093
                                                             ======================  ======================


                 See accompanying notes to financial statements

                           A-Z SOUTH STATE CORPORATION
                       Statements of Stockholder's Equity
                  for the one year and one month periods ended
                           December 31, 2000 and 1999

                                                                              Additional                             Total
                                              Number of          Common          Paid-in         Retained    Stockholder's
                                                 Shares           Stock          Capital         Earnings           Equity
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, November 30, 1999                            0 $             0  $             0  $             0  $             0
Issued stock for cash                        10,000,000          10,000                                             10,000
Net income for one month 1999                                                                       1,450            1,450
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, December 31, 1999                   10,000,000          10,000                0            1,450           11,450
Net loss for 2000                                                                                   (389)            (389)
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, December 31, 2000                   10,000,000 $        10,000  $             0  $         1,061  $        11,061
                                       ================ ===============  ===============  ===============  ===============








                 See accompanying notes to financial statements

                           A-Z SOUTH STATE CORPORATION
                            Statements of Operations
                  for the one year and one month periods ended
                           December 31, 2000 and 1999


                                                                           Year                One month
                                                                          ended                  ended
                                                                       December 31,           December 31,
                                                                           2000                   1999

                                                                  ---------------------- ----------------------
Rental revenues                                                   $               65,170 $                4,125

General and administrative expenses                                               27,258                  1,709
                                                                  ---------------------- ----------------------
                           Net income from operations                             37,912                  2,416

Interest expense                                                                  38,356
                                                                  ---------------------- ----------------------
                 Net income before income taxes                                     (444)                 2,416

Provision for income taxes - Notes 1 & 3                                             (55)                   966
                                                                  ---------------------- ----------------------

Net income (loss)                                                 $                 (389)$                1,450
                                                                  ====================== ======================

Net income (loss) per common share                                $               (0.01) $                 0.00
                                                                  ====================== ======================

Weighted average shares outstanding                                           10,000,000             10,000,000
                                                                  ====================== ======================


                 See accompanying notes to financial statements

                           A-Z SOUTH STATE CORPORATION
                            Statements of Cash Flows
                  for the one year and one month periods ended
                           December 31, 2000 and 1999

                                                                               Year            One month
                                                                              ended              ended
                                                                           December 31,       December 31,
Cash Flows from Operating Activities:                                          2000               1999
-------------------------------------
                                                                        ------------------ ------------------

Net Income (loss)                                                       $             (389)  $          1,450
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation and amortization                                                   11,176                907
    Decrease (increase) in rents receivable                                         (1,800)
    Increase (decrease) in income tax payable                                         (866)               966
    Increase in accrued liabilities                                                  1,634              1,600
                                                                        ------------------ ------------------
       Net Cash Provided by/(Used for) in Operating  Activities                      9,755              4,923

Cash Flows from Investing Activities:
-------------------------------------
   Purchase of land and building                                                                     (535,000)
                                                                        ------------------ ------------------
       Net Cash Provided by/(Used for) Investing Activities                              0           (535,000)

Cash Flows from Financing Activities:
------------------------------------
    Increase (decrease) in notes and mortgages payable                             (86,420)           475,000
    Increase in amount due to shareholder                                           81,082             45,077
    Issued stock for cash                                                                              10,000
                                                                        ------------------ ------------------
              Net Cash Provided by/(used for) Financing Activities                  (5,338)           530,077

                    Net Increase(decrease) in Cash                                   4,417                  0

Beginning Cash Balance                                                                   0                  0
                                                                        ------------------ ------------------

Ending Cash Balance                                                     $            4,417   $              0
                                                                        ================== ==================

Supplemental Disclosure Information:
  Cash paid during the year for interest                                $           38,356   $              0
  Cash paid during the year for income taxes                            $                0   $              0


                 See accompanying notes to financial statements

                           A-Z SOUTH STATE CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

NOTE 1            Summary of Significant Accounting Policies
                  ------------------------------------------

         Nature of Operations

         The Company incorporated under the laws of the State of Utah on November 30, 1999 and is a wholly owned subsidiary of AXIA Group, Inc. On December 1, 1999 the Company purchased a one story retail building located at 1374 South State Street in Salt Lake City, Utah for the purpose of generating rental income. The building is divided into two rentable areas; one represents 64% of the total area and the other represents 36% of the total.

         Statement of Cash Flows

         Cash is comprised of cash on hand or on deposit in banks. The Company had $4,417 and $0 at December 31, 2000 and 1999.

         Deferred Income Taxes

         In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting For Income Taxes," which is effective for fiscal years beginning after December 15, 1992. SFAS No. 109 requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. The Company adopted SFAS No. 109 for financial reporting purposes in 1999. See Note 3 below.

         Depreciation

         The Company's property and equipment is depreciated using the straight-line method for financial reporting purposes and amounted to $11,176 for the year ended December 31, 2000 and $907 for the one month period ended December 31, 1999.

         Net Income Per Common Share

         Net income per common share is based on the weighted average number of shares outstanding.

                           A-Z SOUTH STATE CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2            Related Party Transactions

         On December 1, 1999 the company issued 10,000,000 shares of $.001 par value common stock to AXIA Group, Inc. (AXIA), a publicly traded company, for $10,000.00. AXIA advanced funds to the Company for the purchase of a building on December 1, 1999. At December 31, 2000 and 1999 the Company had a payable to AXIA for cash advances in the amount of $126,159 and $45,077 bearing no interest and payable on demand.

         AXIA files consolidated federal and state income tax returns which include the Company as a member. Income tax expense is allocated from the parent to the members by multiplying the members' net income before tax by the parent's marginal tax rate. In 2000 and 1999 the parent's marginal tax rate was 35% federal and 5% state. Accordingly, income taxes payable at December 31, 2000 and 1999 were $100 and $966, payable to AXIA and not to the taxing authority. This brings the total payable to AXIA at December 31, 2000 and 1999 to $126,259 and $46,043.

NOTE 3            Accounting for Income Taxes

         The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." For the year ended December 31, 2000 and one month period ended December 31, 1999, the Company incurred income tax expense of $(55) and $966, payable to its parent (see Note 2 above) as follows.

                Income tax payable             December          December
                                               31, 2000          31, 1999
------------------------------------------ ----------------- -----------------
   Federal income tax (35%)                $          (155)  $             845
   State income tax (5%), minimum $100                 100                 121
   Deferred income tax                                   0                   0
        Income tax expense                  $          (55)  $             966
                                           ================= =================

                           A-Z SOUTH STATE CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

NOTE 4            Property and Equipment

         Property and equipment consist of the following:


                                              December           December
                                              31, 2000           31, 1999
                                         ------------------ ------------------
Building                                 $          435,000 $         435,000
Accumulated depreciation                            (12,083)             (907)
                                         ------------------ ------------------
                                         $          422,917 $         434,093
                                         ================== ==================


NOTE 5            Debt

         The Company's long-term debt consists of the following:

                                              December           December
                                              31, 2000           31, 1999
                                         ------------------ ------------------
Note secured by building                 $          388,580 $          400,000
                                         ------------------ ------------------
                                         $          388,580 $          400,000
                                         ================== ==================

         The note is a seller financed mortgage bearing interest at 9.725% with monthly payments of $4,231.38 beginning on January 1, 2000. The remaining balance plus accrued interest is due and payable in full on December 1, 2002. The note is secured by a trust deed against the building at 1374 South State Street. The trust deed includes a senior trust deed of $375,640, interest rate of 9.25% and monthly payments of $4025.55 payable by seller to a local bank.

         In addition, the seller financed a second mortgage, also secured by a trust deed against the building, in the amount of $75,000 bearing no interest with a due date of September 1, 2000. As of December 31, 2000 this note had been paid in full.

                           A-Z SOUTH STATE CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

         The following is a summary of principal maturities of long-term debt during the next five years:

   2001                                            $               14,684
   2002                                                           373,896
   2003                                                                 0
   2004                                                                 0
   2005                                                                 0
   Total due within five years                     $              388,580
                                                   ======================


NOTE 6            Concentrations

         An extended vacancy in either of the two rentable areas of the building at 1374 South State could have a severe impact on revenues in the near term. At December 31, 1999 the Company had lease agreements in place calling for monthly rents of $3,800 and $1,600 expiring January 2004 and December 2001 respectively. In January 2000 the $1,600 lease was defaulted upon and was subsequently replaced with a new lease for $1,700 per month beginning in June 2000 and expiring in May 2001.

Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by A-Z South. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of A-Z South since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

According to Article Ten of A-Z South's Articles of Incorporation and Section
6.09 of A-Z South's Bylaws, A-Z South is authorized and required to indemnify its officers and directors to the full extent allowed by the laws of the State of Utah.

Sections 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act provide for indemnification of A-Z South's officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with A-Z South.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by A-Z South:

         SEC Registration Fee.....................................$105.60
         Accounting Fees and Expenses........................... 5,000.00
         Legal Fees and Expenses................................10,000.00
         Printing and Engraving Expenses.........................1,000.00
         Transfer Agent and Registrar Fees and Expenses..........2,000.00
         Miscellaneous...........................................1,894.40

                   Total........................................20,000.00


                     RECENT SALES OF UNREGISTERED SECURITIES

On December 1, 1999, A-Z South issued 10,000,000 shares of common stock to Axia Group, Inc. at par value ($0.001) for a total of $10,000. A-Z South relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. A-Z South made this offering based on the following factors: (1) the issuance was an isolated private transaction by A-Z South which did not involve a public offering; (2) there was only one offeree who was an affiliate of A-Z South; (3) the offeree did not resell the stock but continues to hold it until the present;
(4) there were no subsequent or contemporaneous public offerings of the stock;
(5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and A-Z South.

                                    EXHIBITS

Exhibit
Number            Page    Description

3(i)              29      Articles of Incorporation for A-Z South State
                          Corporation, filed November 30, 1999.

3(ii)             33      Bylaws of A-Z South, adopted on November 30, 1999.

5(i)              42      Legal Opinion and Consent of Counsel.

10(i)             46      All-Inclusive Promissory Note Secured by All-Inclusive
                          Trust Deed, dated November 30, 1999.

10(ii)            53      All-Inclusive Trust Deed With Assignment of Rents,
                          dated November 30, 1999.

10(iii)           58      Third Promissory Note, dated November 30, 1999.

10(iv)            59      Third Deed of Trust With Assignment of Rents, dated
                          December 1, 1999.

10(v)             64      Assignment of Leases, dated December 1, 1999.

10(vi)            65      Warranty Deed, dated December 1, 1999.

10(vii)           66      Lease Agreement with RTO Operating, Inc. DBA
                          HomeChoice, dated October 29, 1998.

10(viii)          78      Lease Agreement with Jason Nunley, dated November 12,
                          1999.

10(ix)            88      Lease Agreement with Frank Saucedo and Ana Sanchez,
                          dated May 25, 2000.

23                99      Consent of Independent Certified Public Accountant.


                                  UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       A-Z South will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)
         (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 20, 2001.

A-Z South State Corporation


/s/ Richard D. Surber
---------------------------
By Richard D. Surber, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Richard D. Surber
----------------------
Richard D. Surber           President, Director,                  April 20, 2001
                            Chief Financial Officer


/s/ Ed G. Haidenthaller
-----------------------     Director                              April 20, 2001
Ed G. Haidenthaller


/s/ Bruce M. Pritchett
-----------------------     Director                              April 20, 2001
Bruce M. Pritchett

                                  Exhibit 3(i)

                                  STATE OF UTAH

                            ARTICLES OF INCORPORATION

                                       OF

                           A-Z SOUTH STATE CORPORATION

The undersign incorporator, desiring to form a corporation under the laws and constitution of the State of Utah, does hereby sign and deliver, in duplicate, to the Division of Corporations and Commercial Code of the State of Utah, the Articles of Incorporation for A-Z South State Corporation.

                                   ARTICLE ONE
                                      NAME

 The name of the Company shall be A-Z SOUTH STATE CORPORATION

                                   ARTICLE TWO
                                     PURPOSE

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized consistent with the laws of the State of Utah and of the United States of America.

                                  ARTICLE THREE
                               BOARD OF DIRECTORS

The affairs of the Corporation shall be governed by a Board of Directors. The initial Board of Directors shall be:

            Director                           Mailing Address

            Richard D. Surber                  268 West 400 South, Suite 300
                                               Salt Lake City, Utah 84101



                                  ARTICLE FOUR
                                AUTHORIZED SHARES

The Corporation shall have the authority to issue Fifty Million (50,000,000) shares of common stock, $0.001 par value ("Common Stock"). Shares of any class may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the Board of Directors. The Board of Directors is hereby expressly granted authority, without the necessity of shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

     1. Designate in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class;

     2 Create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

     3. Alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

     4. Increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the Board of Directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series; and

     5. Increase or decrease the number of authorized shares, so long as the increase or decrease is consistent with the provisions of the Utah Revised Business Corporation Act or successor statute of like tenor.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be designated by the Board of Directors. All rights accruing to the outstanding shares of the Corporation not expressly provided or to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the Corporation, and no paid up stock, and no stock issued as fully paid up shall ever be assessable or assessed.

The holders of shares of capital stock of the Corporation shall not be permitted to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

The Corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors.

The shareholders shall not possess cumulative voting rights.

                                  ARTICLE FIVE
                                 CONTROL SHARES

No shareholders shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided for in Section 61-6-12 of the Utah Revised Business Corporation Act or successor statute of like tenor, which section shall not be applicable to the Corporation.

                                   ARTICLE SIX
                               PERPETUAL EXISTENCE

The period of existence of the Corporation shall be perpetual.

                                  ARTICLE SEVEN
                                     BYLAWS

The initial bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided by law or in the bylaws.

                                  ARTICLE EIGHT
                              SHAREHOLDERS MEETINGS

Meetings of shareholders shall be held at such place within or without the State of Utah as may be provided by the Corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the Corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of al shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

                                  ARTICLE NINE
                             LIMITATION ON LIABILITY

To the fullest extent permitted by Utah statutes or any other applicable law as now in effect or as it may hereafter by amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

                                   ARTICLE TEN
                                 INDEMNIFICATION

To the fullest extent permitted by the Utah statutes or any other applicable law as now in effect or as it may hereafter by amended, the Corporation shall indemnify directors and executive officers as defined in the bylaws. The Corporation may indemnify employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the Board of Directors.

                                 ARTICLE ELEVEN
                                REGISTERED AGENT

The address of the Corporation's registered office is 268 West 400 South, Suite 311, Salt Lake City, Utah 84101. The name of the registered agent of the Corporation at the Corporation's registered office is Michael Golightly.

                  I hereby accept my  appointment  as  registered  agent for the
Corporation:


          November 30, 1999                /s/  Michael Golightly
                                           ------------------------------
                                             Michael Golightly

                                 ARTICLE TWELVE
                                  INCORPORATOR

The name and address of the incorporator of the Corporation is as follows:

         NAME                      ADDRESS

         Richard Surber            268 West 400 South, Suite 300
                                   Salt Lake City, Utah 84101

IN WITNESS WHEREOF, the undersigned incorporator affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

DATED this 30th day of November, 1999.


/s/  Richard Surber
Richard Surber


State of Utah             }
                          }ss.
County of Salt Lake       }

On the 30th day of November, 1999, before me, a Notary Public personally appeared Richard Surber, who is personally known to me to me and who by me duly sworn, did say that he is the incorporator of A-Z South State Corporation and that the foregoing document was signed by him. That on this same day personally appeared Michael Golightly, who is personally known to me and who by me duly sworn, did say that he signed the foregoing document to accept his appointment as registered agent for A-Z South State Corporation.


 /s/
-------------------------------------------------------------------
Notary Public

Exhibit 3(ii)


                                     BYLAWS
                     FOR THE REGULATION, EXCEPT AS OTHERWISE
              PROVIDED BY STATUTE OR ITS ARTICLES OF INCORPORATION,
                                       OF

                           A-Z SOUTH STATE CORPORATION

                                    ARTICLE 1
                                     Offices

Section 1.01 -- Principal And Registered Office.

The principal and registered office for the transaction of the business of the Corporation is hereby fixed and located at: 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 Corporation may have such other offices, either within or without the State of Utah as the Corporation's board of directors (the "Board) may designate or as the business of the Corporation may require from time to time.

Section 1.02 -- Other Offices.

Branch or subordinate offices may at any time be established by the Board at any place or places wherein the Corporation is qualified to do business.

                                    ARTICLE 2
                            Meetings of Shareholders

Section 2.01 -- Meeting Place.

All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Utah which may be designated either by the Board, pursuant to authority hereinafter granted, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation.

Section 2.02 -- Annual Meetings.

A. The annual meetings of shareholders shall be held on the anniversary date of the date of incorporation at the hour of 2:00 o'clock p.m., commencing with the year 2000, provided, however, that should the day of the annual meeting fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next business day thereafter which is not a legal holiday.

B. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated,

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



or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

C. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

Section 2.03 -- Special Meetings.

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board, or by one or more shareholders holding not less that ten percent (10%) of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 2.04 -- Adjourned Meetings And Notice Thereof.

A. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

B. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.05 -- Entry Of Notice.

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and these bylaws.

Section 2.06 -- Voting.

At all annual and special meetings of shareholders, each shareholder entitled to vote thereat shall have one vote for each share of stock so held and represented at such meetings, either in person or by written proxy, unless the Corporation's articles of incorporation ("Articles") provide otherwise, in which event, the voting rights, powers and privileges prescribed in the Articles shall prevail. Voting for directors and, upon demand of any shareholder, upon any question at any meeting, shall be by ballot. If a quorum is present at a meeting of the shareholders, the vote of a majority of the shares represented at such meeting shall be sufficient to bind the corporation, unless otherwise provided by law or the Articles.

Section 2.07 -- Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 -- Consent Of Absentees.

The transactions of any meeting of shareholders, either annual or special, however called and notice given thereof, shall be as valid as though done at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before of after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of such meeting.

Section 2.09 -- Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation; provided however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 2.10 -- Shareholder Action Without A Meeting.

Any action  required or permitted  to be taken at a meeting of the  shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by this written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the proceedings of the shareholders.

                                    ARTICLE 3
                               Board of Directors

Section 3.01 -- Powers.

Subject to the limitations of the Articles, these bylaws, and the provisions of Utah corporate law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

A. To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as are not inconsistent with law, with the Articles, or these bylaws, fix their compensation, and require from them security for faithful service.

B. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with the law, the Articles, or these bylaws, as they may deem best.

C. To change the principal office for the transaction of the business if such change becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Utah, as provided in Section 1.02 of Article 1 hereof; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

D. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

E. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefore.

F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. The executive committee shall be composed of one or more directors.

Section 3.02 -- Number And Qualification Of Directors.

The authorized number of directors of the Corporation shall not be less than one
(1) nor more than twelve (12).

Section 3.03 -- Election And Term Of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

Section 3.04 -- Vacancies.

A. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected or appointed shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

B. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

C. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

D. No reduction of the authorized number of directors shall have the effect of removing any director unless also authorized by a vote of the shareholders.

                                    ARTICLE 4
                       Meetings of the Board of Directors

Section 4.01 -- Place Of Meetings.

Regular meetings of the Board shall be held at any place within or without the State of Utah which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the Board shall not constitute forfeiture or dissolution of the Corporation.

Section 4.02 -- Organization Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 4.03 -- Other Regular Meetings.

  Other regular meetings of the Board shall be held, whether monthly or quarterly or by some other schedule, at a day and time as set by the president; provided however, that should the day of the meeting fall upon a legal holiday, then such meeting shall be held at the same time on the next business day thereafter which is not a legal holiday. Notice of all such regular meetings of the Board is hereby required.

Section 4.04 -- Special Meetings.

A. Special meetings of the Board may be called at any time for any purpose or purposes by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors.

B. Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail (including overnight delivery services such as Federal Express) or telegraph, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not shown upon such records or is not readily ascertainable, at the place in which the regular meetings of the directors are normally held. No such notice is valid unless delivered to the director to whom it was addressed at least twenty-four (24) hours prior to the time of the holding of the meeting. However, such mailing, telegraphing, or delivery as above provided herein shall constitute prima facie evidence that such director received proper and timely notice.

Section 4.05 -- Notice Of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

Section 4.06 -- Waiver Of Notice.

The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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




Section 4.07 -- Quorum.

If the Corporation has only one director, then the presence of that one director constitutes a quorum. If the Corporation has only two directors, then the presence of both such directors is necessary to constitute a quorum. If the Corporation has three or more directors, then a majority of those directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. A director may be present at a meeting either in person or by telephone. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.

Section 4.08 -- Adjournment.

A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn such meeting only until the time fixed for the next regular meeting of the Board.

Section 4.09 -- Fees And Compensation.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing stated herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

Section 4.10 -- Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the proceedings of the Board or committee.

                                    ARTICLE 5
                                    Officers

Section 5.01 -- Executive Officers.

The executive officers of the Corporation shall be a president, a secretary, and a treasurer/chief financial officer. The corporation may also have, at the direction of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.03 of this Article. Officers other than the president and the chairman of the board need not be directors. Any one person may hold two or more offices, unless otherwise prohibited by the Articles or by law.

Section 5.02 -- Appointment.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.03 and 5.05 of this Article, shall be appointed by the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is appointed and qualified.


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



Section 5.03 -- Subordinate Officers.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.04 -- Removal And Resignation.

A. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

B. Any officer may resign at any time by giving written notice to the Board or to the president or secretary. Any such resignation shall take effect on the date such notice is received or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 -- Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.06 -- Chairman Of The Board.

The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these bylaws.

Section 5.07 -- President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board (if there be such an officer), the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.08 -- Vice President.

In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the Board, or if not ranked, the vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these bylaws.

Section 5.09 -- Secretary.

A. The secretary shall keep, or cause to be kept, at the principal office or such other place as the Board may direct, a book of (i) minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present and absent at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof; and (ii) any waivers, consents, or approvals authorized to be given by law or these bylaws.

B. The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing (i) the name of each shareholder and his or her address; (ii) the number and class or classes of shares held by each, and the number and date of certificates issued for the same; and (iii) the number and date of cancellation of every certificate surrendered for cancellation.

C. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

Section 5.10 -- Treasurer/Chief Financial Officer.

A. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

B. The treasurer/chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

                                    ARTICLE 6
                                  Miscellaneous

Section 6.01 -- Record Date And Closing Stock Books.

The Board may fix a time in the future, for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as herein set forth. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

Section 6.02 -- Inspection Of Corporate Records.

The share register or duplicate share register, the books of account, and records of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, or assistant secretary, and shall state the reason for which inspection is requested.

Section 6.03 -- Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04 -- Annual Report.

The Board shall cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.

Section 6.05 -- Contracts: How Executed.

The Board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent, or agents, to enter into any contract, deed or lease, or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.

Section 6.06 -- Certificates Of Stock.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

Section 6.07 -- Representations Of Shares Of Other Corporations.

The president or any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.08 -- Inspection Of Bylaws.

The Corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 6.09 -- Indemnification.

A. The Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Utah, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B. Any indemnification under this section (unless ordered by a court) shall be make by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

                                    ARTICLE 7
                                   Amendments

Section 7.01 -- Power Of Shareholders.

New bylaws may be adopted, or these bylaws may be amended or repealed, by the affirmative vote of the shareholders collectively having a majority of the voting power or by the written assent of such shareholders.

Section 7.02 -- Power Of Directors.

Subject to the rights of the shareholders as provided in Section 7.01 of this Article, bylaws other than a bylaw, or amendment thereof, changing the authorized number of directors, may also be adopted, amended, or repealed by the Board.

                                   Certificate

The undersigned does hereby certify that the undersigned is the President of the Corporation as named at the outset in these bylaws, a corporation duly organized and existing under and by virtue of the laws of the State of Utah; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of the Corporation at a meeting of said Board, which was duly held on the __________ day of _________________, 1999, that the above and foregoing bylaws are now in full force and effect.

DATED this ____________ day of ______________________, 1999.



/s/  Richard D. Surber
-----------------------------------------------
Richard D. Surber

                                       42
Exhibit 5(i)
                             MICHAEL GOLIGHTLY

                            268 West 400 South
                                 Suite 300             Telephone: (801) 575-8073
Attorney at Law          Salt Lake City, Utah 84101                ext 152
Admitted in Texas                                      Facsimile: (801) 521-2081
    and Utah

April 20, 2001



Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

         RE: A-Z South State Corporation Form SB-2

Gentlemen:

Please be advised that I have reached the following conclusions regarding the above offering:

         1. A-Z South State Corporation (the "Company") is a duly and legally organized and existing Utah state corporation, with both its registered office and its principal place of business located in Salt Lake City, Utah. The Articles of Incorporation and corporate registration fees were submitted to the Utah State Division of Corporations and filed with the office on November 30, 1999. The Company's existence and form is valid and legal pursuant to the representation above.

         2. The Company is a fully and duly incorporated Utah corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Utah, and when such stock was issued it was fully paid for and non-assessable. The common stock to be sold under the above-referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of Utah.

         3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

         4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

         5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

         6. By director's resolution, the Company has authorized the issuance of
up  to   4,000,000   shares  of  Common   Stock   registered   pursuant  to  the
above-referenced Registration Statement.

     The Company's Articles of Incorporation presently provide the authority to the Company to issue 50,000,000 shares of Common Stock, $0.001 par value. The Company currently has issued and outstanding Ten Million (10,000,000) shares of common stock. Therefore, a Board of Directors' Resolution which authorized the issuance for sale of up to 4,000,000 shares of Common Stock would be within the authority of the Company's directors and would result in the issuance of said shares as leagally issued, fully paid and non-assessable shares of common stock of the Company.

Yours truly,


/s/  Michael Golightly
Michael Golightly

                              MICHAEL GOLIGHTLY

                             268 West 400 South
                                  Suite 300            Telephone: (801) 575-8073
Attorney at Law          Salt Lake City, Utah 84101                ext 152
Admitted in Texas                                      Facsimile: (801) 521-2081
    and Utah




                                     CONSENT



         I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, A-Z South State Corporation and to the reference to my firm under the subcaption "Legal Matters."

         DATED this 20th day of April, 2001.

                                            Yours truly,


                                            /s/  Michael Golightly
                                           ----------------------------
                                            Michael Golightly

                                 Exhibit 10(i)

                    ALL-INCLUSIVE PROMISSORY NOTE SECURED BY
                            ALL-INCLUSIVE TRUST DEED
                      (Installment Note, Interest Included)

$400,000.00                                                  Salt Lake City, UT
                                                             November 30, 1999

1. In Installments as herein stated for value received, we, A-Z South State Corporation, a Utah corporation, hereinafter referred to as "Maker", promise to pay to Abdul Rashid Afridi, hereinafter referred to as "Holder", or order, at 9514 Shellywood Circle, South Jordan, Utah 84095 the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00),with interest from the date hereof on the unpaid principal balance at the rate of 9.725% percent per annum, said principal and interest being payable as follows:

The sum of $4,231.38 or more will become due and payable on or before the 1st day of January, 2000, and the sum of $4,231.38 or more on or before the 1st day of each and every succeeding month thereafter, until the 1st day of December, 2002, at which time the remaining principal balance plus accrued interest shall become due and payable in full. The loan is based on a 15 year amortization.

In addition to the above specified payment, the Maker agrees to pay general property taxes and fire insurance premiums when the same become due and payable.

A late payment penalty of percent (5%) of any payment due shall be assessed against the Maker if said payment has not been received by Holder within ten
(10) days of the due date. Each payment shall be credited first to any late payments due, then to accrued interest due and the remainder to principal.

2. The total principal amount of this Note includes the unpaid principal balance of any existing Promissory Note(s) ("Senior Note(s)") secured by Trust Deed(s), or any Mortgages. Such Trust Deeds and Mortgages(s) are hereinafter collectively referred to as "Senior Encumbrance(s)." The Senior Note(s) and/or Mortgage(s) is/are more particularly described as follows:

         A. A Promissory Note in an original principal amount of Three Hundred Eighty Eight Thousand One Hundred Ninety Nine Dollars ($388,199.00) dated
December 31, 1998 in favor of Bank of Utah as Holder/Beneficiary, with the Maker/Trustor being Abdul Rashid Afridi. There is an unpaid principal balance of $375,640.10 as of bearing interest at the rate of Nine and One Quarter Percent (9.25%) per annum payable $4,025.55 (principal and interest) per month.

3. Maker, at his option at any time, may prepay the ai-nounts required herein, provided, however:

     A. Maker shall designate at the time the prepayment is made whether the prepayment shall be credited to unpaid principal or in prepayment of future installments due under this Note: and

     B. In the event that Holder is required under the terms of this Note or the All-Inclusive Trust Deed securing this Note, to make prepayments on the Senior Note(s) as a direct result of any prepayment(s) on this Note by Maker, and Holder thereby incurs a prepayment penalty under the Senior Note(s), then in such event, Maker agrees to pay to Holder, on demand, the full amount of such prepayment penalty. Any prepayment penalties so paid by Maker shall not reduce the unpaid balance of this Note.

4. When all the sums payable pursuant to the terms of this Note and the All-Inclusive Deed of Trust securing this Note have been paid in full, Holder shall: (1) immediately pay all remaining sums to be paid under the terms of the Senior Note(s) and Senior Encumbrance(s), and (2), surrender this Note to Maker marked paid in full and execute and deliver to the Trustee a Request for Full Reconveyance of the All-Inclusive Trust Deed securing this Note.

5. Provided Maker is not in default under any terms of the note or the All-Inclusive Deed of Trust securing this Note, Holder shall pay when due all installments required under the terms of the Senior Note(s) and Senior Encumbrance(s). In the event of any default by Maker under any terms of this Note or the All-Inclusive Trust Deed securing this Note, Holder's obligation to make payments on the Senior Note(s) shall be deferred until any such default is cured. All penalties, charges and other expenses incurred under the Senior Note(s) and the Senior Encumbrance(s) as a result of any such default by Maker shall be added to the principal amount of this Note and shall be immediately payable by Maker to Holder. Should Holder default in making any payment(s) on the Senior Note(s) as required herein, Maker may make said payment(s) directly to the Holder(s) of such Senior Note(s); any and all payment so made by Maker shall be credited to this Note.

6. When all sums due pursuant to the terms of this Note and the All-Inclusive Trust Deed securing this Note, at any time, is equal to or less than the unpaid balance of principal and interest then due under the terms of the Senior Note(s), then:

     A. Upon (i) assumption by Maker of the Senior Note(s) and (ii) release of Holder from all liabilities and obligations on the Senior note(s) and Senior Encumbrances(s), Maker, at his option, may request and shall receive from Holder, cancellation and delivery of this Note, and Holder shall executed and deliver to the Trustee a Request for Full Reconveyance of the All-Inclusive Trust Deed securing this Note; or

     B. Even in the absence of assumption and release under subsection "A" above Holder, at his option, may cancel this Note and deliver same to Maker execute and deliver to Trustee a Request for Full Reconveyance of the All-Inclusive Trust Deed securing this Note; or

     C. In the event neither Holder nor maker exercises the options provided in A and B of this section, and this Note and the All-Inclusive Trust Deed securing this Note therefore remain in effect, then the payments and interest rate shown in Section I of this Note, to the extent they differ from the Senior Note(s) shall immediately and automatically be adjusted to equal the payments and interest rate then required under the Senior Note(s), and Maker, in addition to such adjusted payments, shall also pay a monthly servicing fee to Holder of an amount equal to percent (10%) of such adjusted monthly payments.

7. Holder shall have no further obligation under the terms of this Note or the All-Inclusive Trust Deed securing this Note, after: (1) foreclosure by Holder or his Trustee of the All-Inclusive Deed of Trust securing this Note, or (2) delivery by Holder to Trustee of a Request for Reconveyance of the All-Inclusive Trust Deed securing this note.

8 In the event the Holder(s) of the Senior Note(s) is entitled to any remedy pursuant to any due on sale, non- alienation, or non-assumption provision as a result of the execution of this Note and/or document(s) related hereto, the entire unpaid balance of this Note, without further notice, shall become immediately due and payable thirty days following written notice to the Maker of this Note of the intent of the Holder(s) of the Senior Note(s) to exercise any such remedy.

9. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, Holder, at his option and without notice or demand, may declare the entire principal balance, all amounts of accrued interest and all other amounts then due under the terms of this Note and the All-Inclusive Trust Deed securing this Note immediately due and payable.

10. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, the defaulting party shall pay any and all costs and expenses (regardless of the particular nature thereof and whether or not incurred in connection with the exercise of the power of sale provided for in the All-Inclusive Trust Deed securing this Note) which may be incurred by the Maker or Holder hereof in connection with the enforcement of any rights under this Promissory Note, including without limitation, court costs and reasonable attorney's fees.

11. The Maker and endorser hereof waive presentment for payment, protest, demand, notice of protest, notice of dishonor and notice of nonpayment and expressly agree that this Note or any payment hereunder may be extended from time to time by the Holder hereof without in any way affecting the liability of such parties. No course of dealing between the Maker and Holder in exercising any rights hereunder, shall operate as a waiver of rights of Holder.

12. This Note shall inure to the benefit of and shall be binding upon respective successors and assigns of the Maker and Holder.

13. This Note shall be construed in accordance with the laws of the State of Utah.

14. In this Note, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

15. This Note is secured by an All-Inclusive Trust Deed of even date herewith.

See Schedule "A" attached and made a part hereof for additional terms.

A-Z South State Corporation, a Utah corporation


By: /s/ Richard D. Surber
    -------------------------------------
Name:  Richard D. Surber
Its: President
As: Maker

The undersigned hereby accepts the foregoing All-Inclusive Promissory Note and agrees to perform each terms thereof on the part of the Holder to be performed.


/s/  Abdul Rashid Afridi
------------------------------------------
Abdul Rashid Afridi, Holder

                  Schedule "A" to All-Inclusive Promissory Note


Item 16:

This Note may be paid in part or in full at any time prior to maturity without penalty.

Item 17:

The undersigned parties hereby acknowledge that there presently exists a Transfer of property violation and or Non- Assumption Agreement as evidenced by a copy of the paragraph 10 in the attached Note (Schedule "B") Bank of Utah, holder of said Note and Deed of Trust has the right to accelerate the maturity date of the loan and/or increase the interest rate of the loan to the now prevailing rate of interest, if the property secured by said Deed of Trust is conveyed, or any contract is made for the conveyance of said property, or any interest therein is sold to any third person or persons, or any firm or corporation and that the creation of this All-Inclusive Note and All-Inclusive Deed of Trust is a violation of said provision.

Whereas, the undersigned Holder is selling and the undersigned Buyer is buying and have requested First American Title Insurance Company, Utah Division to prepare the necessary documentation in escrow affecting this sale, we hereby jointly and severally agree to hold First American Title Insurance Company, Utah Division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-Assumption Agreement at anytime now or during the life of said loan.

It is understood that the stipulations and agreements aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto.

Item 18:

The undersigned agree to hold First American Title Insurance Company, Utah Division harmless due to any inaccuracies in the unpaid principal balance, interest rate, or date of last payment, pertaining to the Bank of Utah loan secured by Deed of Trust dated December 31, 1998 and recorded December 31, 1998 as Entry No. 7208956 in Book 8216 at page 1196. The figures shown on the All Inclusive Note secured by All 7nclusive Deed of Trust were based on verbal information provided by the Seller. The Bank of Utah was not contacted because of the Due on Sale provision contained in the original loan documents. Any inaccuracy shall be the responsibility of the Seller.

Item 19:

The undersigned purchaser (Maker) hereby acknowledges and understands the Senior Note to the Bank of Utah has a maturity date of December 30, 2003 when all of the Senior Note Holder's unpaid principal balance and accrued interest shall be due in full.

The undersigned parties hereby acknowledge that there presently exists a Transfer of Property violation or "non assumption provision" in the Bank of Utah senior note and deed of trust. The Bank of Utah has the right to accelerate the maturity date of the loan if the property is conveyed, or any contract made, or any interest therein sold to any third person or persons, or any firm or corporation.

The undersigned jointly and severally agree to hold First American Title Insurance Company, Utah division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-assumption, agreement at any time now or during the life of said loan.

In witness whereof, the said parties have hereunto signed their names, the day and year first above written.

Buyer:

A-Z South State Corporation, a Utah corporation

By: /s/ Richard D. Surber
    ---------------------------------------
Name:  Richard D. Surber
Its: President

Seller:


/s/  Abdul Rashid Afridi
Abdul Rashid Afridi

                      INDEMNIFICATION AND WAIVER AGREEMENT

                            FOR NON-ASSUMPTION CLAUSE

THE  UNDERSIGNED  hereby  acknowledge  that  they have  been  informed  by First
American Title Insurance Company of the existence of a certain terms and conditions contained in a certain Trust Deed executed by Abdul Rashid Afridi, as Trustor, Bank of Utah, as Trustee and Bank of Utah as Beneficiary, and recorded in the Office of the Salt Lake County Recorder, at Book 8216 at Page 1196, which terms and conditions restrict the transferability of the real property secured by that certain Trust Deed or the assignment of any interest in the said Trust Deed or Trust Deed Note or the real property, which terms and conditions are generally known as a non- assumption clause; and the undersigned further understand and acknowledge that the transfer of any interest without the express written approval of the Beneficiary named in that certain Trust Deed, may constitute a breach of the terms and conditions of the Trust Deed and may result in the Beneficiary declaring the entire unpaid balance due under the Trust Deed Note and secured by the Trust Deed immediately due and payable, or may give rise to other remedies in favor of the Beneficiary. The undersigned acknowledge that First American Title Insurance Company has advised the undersigned to seek the advice of an attorney to evaluate any risk which may be incurred by the undersigned in the granting and accepting of a transfer of the real property or any interest in the real property or the assignment of the Trust Deed or any interest therein.

THE UNDERSIGNED acknowledge and understand First American Title Insurance Company has expressly excepted and excluded from the coverage and benefits of any commitment to issue title insurance to the undersigned, or any title insurance policy issued or to be issued to the undersigned, any coverage, benefits or protection from the terms and conditions contained in that certain Trust Deed referenced hereinabove, and specifically including those terms and conditions generally known as a non-assumption clause. The undersigned hereby waives any and all claims against First American Title Insurance Company which may arise or result from the terms and conditions of the non-assumption clause, and the undersigned agree to indemnify and hold First American Title Insurance Company harmless from any and all liability which may arise out of or result from their acting as escrow agent and closing the transfer of the real property, or any interest in the real property, or in their issuing the commitment for title insurance or issuing a title insurance policy, to the extent such liability is related to or connected with the existence or operation of the terms and conditions known as the non-assumption clause.

IN WITNESS WHEREOF, the undersigned have executed this INDEMNIFICATION AND WAIVER AGREEMENT FOR NON-ASSUMPTION CLAUSE on this ____ day of November, 1999.

SELLER:                             BUYER:

                                 A-Z South State Corporation, a Utah corporation
/s/  Abdul Rashid Afridi            /s/  Richard D. Surber
-------------------------        -------------------------------------------
By:  Abdul Rashid Afridi         By: Richard D. Surber
                                 Its: President

                              HOLD HARMLESS LETTER


The undersigned agree to hold First American Title Insurance Company, Utah Division harmless due to any inaccuracies in the unpaid principal balance, interest rate, or date of last payment, pertaining to the Bank of Utah loan secured by Deed of Trust dated December 31, 1998 and recorded December 31, 1998 as Entry No. 7208956 in Book 821.6 at page 1196. The figures shown on the All-Inclusive Note Secured by All-Inclusive Deed of Trust were based on verbal information provided by the Seller. Bank of Utah was not contacted because of the Due-on- Sale provision contained in the original loan documents. Any inaccuracy shall be the responsibility of the Seller.

The undersigned parties hereby acknowledge that there presently exists a Transfer of Property violation or "non- assumption provision" in the Bank of Utah senior note and deed of trust. Bank of Utah has the right to accelerate the maturity date of the loan if the property is conveyed, or any contract made, or any interest therein sold to any third person or persons, or any firm or corporation.

The undersigned jointly and severally agree to hold First American Title Insurance Company, Utah Division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-assumption agreement at any time now or during the life of the said loan.

Buyer:

A-Z South State Corporation, a Utah corporation

By: /s/ Richard D. Surber
    ---------------------------------------
Name:  Richard D. Surber
Its: President

Seller:


/s/  Abdul Rashid Afridi
Abdul Rashid Afridi

                                 Exhibit 10(ii)

                            ALL-INCLUSIVE TRUST DEED

                            With Assignment of Rents

         THIS ALL-INCLUSIVE TRUST DEED made this 30tti day of November, 1999, between A-Z South State Corporation, a Utah corporation, as TRUSTOR, whose address is 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and FIRST AMERICAN TITLE INSURANCE COMPANY - UTAH DIVISION, as TRUSTEE, and Abdul Rashid Afridi, as BENEFICIARY,

         WITNESSETH: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property situated in Salt Lake County, State of Utah.

         Lots 32,33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

         Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, and issues, profits, income tenements, hereditaments, privileges and appurtenances hereunto belonging, now hereafter used or enjoyed with said property, or any part thereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits;

         FOR THE PURPOSE OF SECURING (1) payment of the indebtedness evidenced by an All-Inclusive Promissory Note (hereinafter the "Note") of even date herewith, in the principal sum of $400,000.00, made by Trustor, payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof; (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be to Trustor, or his successors or assigns, when evidenced by a Promissory Note or Notes reciting that they are secured by this Trust Deed; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest as herein provided.

         This instrument is an All-Inclusive Trust Deed subject and subordinate to the following instruments (hereinafter "Senior Encumbrances"):

         A Trust Deed recorded December 31,1998, as Entry No. 7208956, in Book 8216, at Page 1196 of Official Records of Salt Lake County, which, if a Trust Deed secured a Promissory Note in the original principal amount of, Three Hundred Eighty Eight Thousand One Hundred Ninety Nine Dollars is in the original principal amount of Dollars, ($388,199.00), dated December 31,1999, in favor of Bank of Utah, with the Trustor being Abdul Rashid Afridi, which said Deed of Trust shows Bank of Utah, as Trustee.

         The Promissory Note secured by said Trust Deed hereinafter referred to as the senior Note. Nothing in this Trust Deed, the Note or any deed in connection herewith shall be deemed to be an assumption by the Trustor of the Senior Note or Senior Encumbrance.

           TO PROTECT THE SECURITY OF THIS TRUST DEED, TRUSTOR AGREES:

1. To keep said property in good condition and repair; not to remove or demolish any building thereon, to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, covenants and restrictions affecting said property; not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general; and, if the loan secured hereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property, Trustor further agrees:

          (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

          (b) To allow Beneficiary to inspect said property at all times during construction.

         Trustee, upon presentation to it of an affidavit signed by Beneficiary, setting forth facts showing a default by Trustor under this paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried in companies approved by Beneficiary with loss payable clauses in favor of and in form acceptable to Beneficiary. In event of loss, Trustor shall give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged.

3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

4. To appear in and defend any action or proceeding purporting to affect the security thereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to also appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

5. To pay all taxes, insurance and assessments of every kind or nature as and when required by the Holders of Senior Encumbrances or when otherwise due in absence of any requirements under the Senior Encumbrances.

6. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the. judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary thereof, including cost of evidence of title, employ counsel, and pay reasonable legal fees.

7. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate borne by the principal balance under the Note until paid and the repayment thereof shall be secured hereby.

IT IS MUTUALLY AGREED THAT:

8. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights or action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

9. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Trust Deed and the note of endorsement (in case of full reconveyance, for cancellation and retention), without affection the liability of any persons for the payment of the indebtedness secured hereby, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof-, (d) reconvey, without warranty, all or any part of said property. The grantee in any reconveyance may be described as "the person or persons entitled thereto", and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable Trustee's fees for any of the services mentioned in this paragraph.

10. As additional security, Trustor hereby assigns Beneficiary, during the continuance of these trusts, all rents, issues, royalties, profits of the property affected by this Trust Deed and of any personal property located thereon. Until Trust or shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Trust Deed to any such tenancy, lease or option.

11. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by receiver to be appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

12. The entering upon and taking possession of said property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damages of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

13. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

14. Time is of the essence hereof Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part of parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

15. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice. of sale, either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of trustor to direct the order in with property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient postpone the sale from time to time until it shall be completed and, in every case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without an covenant or warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the trustfulness thereof. Any person, including Beneficiary, may bid at the same. Trustee shall apply the proceeds of the sale to payment of (1) the costs and expenses of exercising the power of sale and of the sale, including the evidence of title procured in connection with such sale; (2) all sums expended under the terms hereof, not then repaid, with accrued interest at the rate borne by the principal balance under Elie Note from date of expenditure; (3) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

16. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Trust Deed in the manner provided by law for the foreclosure of mortgages on real property and beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

17. Beneficiary may appoint a Successor Trustee at any time by filing for record in the office of the County Recorder of each county in which said property or some part hereof is situated, a substitution of Trustee. From the time the substitution is filed for record, the new Trustee shall succeed to all powers, duties, authority and title of the Trustee named herein or of any Successor Trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

18. This Trust Deed shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devises, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Trust Deed, whenever the contest requires, the masculine gender includes the feminine and/or neuter, and the singular includes the plural.

19. Trustee accepts this Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Trust Deed or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

20. This Trust Deed shall be construed according to the laws of the State of Utah.

21. The undersigned Trustor requests that a copy of any notice y notice of sale hereunder be mailed to him at the address hereinbefore set forth.

A-Z South State Corporation, a Utah Corporation

/s/  Richard D. Surber
------------------------------------------
By: Richard D. Surber
Its.  President



STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

On the 1st day of December 1999 personally appeared before me Richard Surber who being by me duly sworn did say, for himself, that he, the said Richard Surber is the President, and he, the said Richard Surber is the President, of A-Z South State Corporation, a Utah corporation and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said ______________and______________duly acknowledged to me that said corporation executed the same.

Notary Public

/s/  BonnieJean C. Tippetts
-------------------------------------------
My Commission Expires April 14th, 2001

                          REQUEST FOR FULL RECONVEYANCE

    (To be used only when indebtedness secured hereby has been paid in full)
TO: TRUSTEE

The undersigned is the legal owner and holder of the note and all other indebtedness secured by the within Trust Deed. Said note, together with all other indebtedness secured by said Trust Deed has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Trust Deed, to cancel said note above mentioned, and all other evidences of indebtedness secured by said Trust Deed delivered to you herewith, together with the said Trust Deed, and to reconvey, without warranty, to the parties designated by the terms of said Trust Deed, all of the estate now held by you thereunder.

                                Exhibit 10(iii)

                              THIRD PROMISSORY NOTE

$75,000.00                                                  Salt Lake City, Utah
                                                               November 30, 1999


FOR VALUE RECEIVED, the undersigned promise to pay to Abdul Rashid Afridi, or order, Seventy Five Thousand Dollars and No Cents ($75,000.00), payable as follows, viz:

         The entire amount of $75,000.00 will be due and payable on or before September 1, 2000.

In case of default in the payment of any installment of principal or interest as herein stipulated, then it shall be optional with the legal holder of this note to declare the entire principal sum hereof due and payable; and proceedings may at once be instituted for the recovery of the same by law, with accrued interest and cost, including reasonable attorneys' fees.

The makers and endorsers severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this note, and expressly agree that this note, or any payment hereunder, may be extended from time to time without in any way effecting the liability of the makers and endorsers thereof.

This note and the interest thereon is secured by a Third Trust Deed on November 30, 1999.



THIS NOTE MAY BE PAID IN PART OR IN FULL AT ANY TIME PRIOR TO MATURITY WITHOUT PENALTY.

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                 Exhibit 10(iv)

                               THIRD DEED OF TRUST
                            WITH ASSIGNMENT OF RENTS

This Deed of Trust, made this 1st day of December, 1999, between A-Z South State Corporation, a Utah corporation as TRUSTOR, whose address is 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and FIRST AMERICAN TITLE INSURANCE COMPANY, UTAH DIVISION, a California corporation, as TRUSTEE, and, Abdul Rashid Afridi, as BENEFICIARY,

Witnesses: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property, situated in Salt Lake County, State of
Utah:

         Lots 32, 33, and 34, Block 1, South Main Street Addition, Plat "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances thereunto belonging, now or hereafter used or enjoyed with said property, or any part thereof, SUBJECT, HOWEVER, to the right, power an authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits.

For the Purpose of Securing:

         (1) Payment of the indebtedness evidenced by a promissory note of even date hereof in the principal sum of $75,000.00, made by Trustor(s), payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof, (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be made to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest thereon as herein provided.

To Protect The Security of This Deed of Trust, Trustor Agrees:

         1. To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, covenants and restrictions affecting said property; not to commit or permit waste thereof, not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonable necessary, the specific enumerations herein not excluding the general; and, if the loan secured hereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property Trustor further agrees:

          (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

          (b) To allow Beneficiary to inspect said property at all times during construction. Trustee, upon presentation to it of an affidavit sighed by Beneficiary, setting forth facts showing a default by Trustor under this numbered paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

         2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried in companies approved by Beneficiary with loss payable clauses in favor of and in.form acceptable to Beneficiary. In the event of loss, Trustor she give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary, instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to the reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event that the Trustor shall fail to provide satisfactory hazard insurance, the Beneficiary may procure, on the Trustor's behalf, insurance in favor of the Beneficiary alone. If insurance cannot be secured by the Trustor to provide the required coverage, this will constitute an act of default under the terms of this Deed of Trust.

         3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full, such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

         4. To appear in and defend any action or proceeding purporting to affect the security hereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

         5. To pay at least 10 days before delinquency all taxes and assessments affecting said property, including all assessments upon water company stock and all rents, assessments and charges for water, appurtenant to or used in connection with said property; to pay, when due, all encumbrances, charges, and liens with interest, on said property or any part thereof, which at any time appear to be prior or superior hereto; to pay all costs, fees, and expenses of this Trust.

         6. To pay to Beneficiary monthly, in advance an amount, as estimated by Beneficiary in its discretion, sufficient to pay all taxes and assessments affecting said property, and all premiums on insurance therefor, as and when the same shall become due. 7. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel, and pa-y his reasonable fees.

         8. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate of _____ per annum until paid, and the repayment thereof shall be secured hereby.

         9. To pay to Beneficiary a "late charge," of not to exceed five cents (5 ) for each One Dollar ($ 1.00) of each payment due hereunder or due pursuant to the aforesaid promissory note of even date hereof which is more than fifteen
(15) days in arrears. This payment shall be made to cover the extra expense involved in handling delinquent payments.

IT IS MUTUALLY AGREED THAT:

         10. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement, in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

         11. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Deed of Trust and the note for endorsement (in case of full reconveyance, for cancellation and retention) without affecting the liability of any person for the payment of the indebtedness secured hereby, and without releasing the interest of any party joining in this Deed of Trust, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof, (d) grant any extension or modification of the terms of this loan; (e) reconvey, without warranty, all or any part of said property. The grantee in any reconveyance may be described as "the persons entitled thereto", and the recitals therein of any matters of facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable trustee's fees for any of the services mentioned in this paragraph.

         12. As additional security, Trustor hereby assigns to Beneficiary, during the continuance of these trusts, all rents, issues, royalties, and profits of the property affected by this Deed of Trust and of any personal property located thereon. Until Trustor shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Deed of Trust to any such tenancy, lease or option.

         13. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to by appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

         14. The entering upon and taking possession of said property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damage of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice or default hereunder or invalidate any act done pursuant to such notice.

         15. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

         16. Time is of the essence hereof. Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part or parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

         17. After the lapse of such time as may then be required by law following the recording of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice of sale either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which such property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without any covenant of warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to payment of (1) the cost and expenses of exercising the power of sale and of the sale, including the payment of the Trustee's and attorney's fees; (2) cost of any evidence of title procured in connection with such sale and revenue stamps on Trustee's Deed; (3) all sums expended under the terms hereof, not then repaid, with accrued interest at per annum from date of expenditure; (4) all other sums the secured hereby; and (5) the remainder, if any to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

         18. Trustor agrees to surrender possession of the herein above described Trust property to the Purchaser at the aforesaid sale, immediately after such sale, in the event such possession has not previously been surrendered by Trustor.

         19. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

         20. Beneficiary may appoint a successor trustee at any time by filing for record in the office of the County Recorder of each county in which said property or some part thereof is situated, a substitution of trustee. From the time the substitution is filed for record, the new trustee shall succeed to all the powers, duties, authority and title of the trustee named herein or of any successor trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

         21. This Deed of Trust shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

         22. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

         23. This Deed of Trust shall be construed according to the laws of the State of Utah.

         24. The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.


A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By: Richard D. Surber
Its.  President


STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

On the 1st day of December 1999 personally appeared before me Richard Surber who being by me duly sworn did say, for himself, that he, the said Richard Surber is the President, and he, the said Richard Surber is the President, of A-Z South State Corporation, a Utah corporation and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said ______________and______________duly acknowledged to me that said corporation executed the same.

Notary Public

/s/  BonnieJean C. Tippetts
-------------------------------------------
My Commission Expires April 14th, 2001

                                 Exhibit 10(v)

                              ASSIGNMENT OF LEASES

This Assignment of Leases is made this 1st day of December, 1999, between Abdul Rashid Afridi, hereinafter "Assignor", and A-Z South State Corporation, a Utah corporation, hereinafter "Assignee."

In consideration of the sum of TEN DOLLARS and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of the right, title, estate and interest of the undersigned in and to those certain Leases ("Leases") identified on Exhibit "A" attached hereto and incorporated herein by this reference, which Leases cover that certain real property located in Salt Lake County, more particularly described as follows:

         Lots 32,33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

Assignor warrants and represents that the Leases are in full force and effect, that Assignor is not in default or breach of the Leases, and has no knowledge of any claims, offsets, or defenses of the tenants under the Leases, nor any basis for asserting the same. Assignor further represents that rents due subsequent to this assignment have not been paid in advance by the tenants, except as disclosed to the Assignee.

Pursuant to the Agreement of Purchase and Sale dated November 12, 1999, Assignor also assigns and transfers to the Assignee any other contracts, warranties, or rights relating to the Property operated.

Assignee hereby accepts this assignment by Assignor and agrees to fulfill the terms and conditions of the Leases described herein as they relate to the performance of the Lessor/Landlord, and to hold harmless and protect Assignor from any default therein.

ASSIGNOR:




By:  /s/  Abdul Rashid Afridi
   ----------------------------------------
Abdul Rashid Afridi

ASSIGNEE:

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                 Exhibit 10(vi)


                                  WARRANTY DEED

Abdul Rashid Afridi,  Grantors,  of Salt Lake City,  Salt Lake County,  State of
Utah,

hereby CONVEYS AND WARRANTS to

A-Z South State Corporation, a Utah corporation, Grantee, of Salt Lake City, Salt Lake County, State of Utah, for the sum of TEN DOLLARS and other good and valuable consideration, the following described tract of land in Salt Lake County, Utah:

         Lots 32, 33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

SUBJECT TO all easements, covenants, conditions, restrictions, rights of way, reservations appearing of record, and taxes for the year 1999, and thereafter.

SUBJECT TO a Deed of Trust in the amount of $388,199.00, Abdul Rashid Afridi as Trustor, and Bank of Utah as Beneficiary and Trustee dated December 31, 1999, and recorded December 31, 1998 as Entry No. 7208956, Book 8216, Page 1196 of the Official Records of the Salt Lake County Recorder having an unpaid principal balance of $375,640.10 as of December 1, 1999 which Deed of Trust and the debt secured thereby the Grantors herein agrees to continue to pay in accordance with the terms of the All-Inclusive Trust Deed and Note by and between the parties hereto.

WITNESS the hands of said Grantors this 1st day of December, 1999.


                            By: /s/ Abdul Rashid Afridi
                            -------------------------------------
                            Name: Abdul Rashid Afridi

State of Utah             )
                          SS.
County of Salt Lake       )

On the 1st day of December 1999, personally appeared before me Abdul Rashid Afridi, the signer of the foregoing warranty deed, who duly acknowledged to me that he executed the same.

                                     /s/ Cynthia Richards
                                     -------------------------------------------
                                     NOTARY PUBLIC
                                     My Commission Expires:

[SEAL OF CYNTHIA RICHARDS NOTARY PUBLIC, STATE OF UTAH]

                                Exhibit 10(vii
)
                                 LEASE AGREEMENT
                                      (NNN)

1. PARTIES. This Lease, dated for reference purposes only, October 29, 1998, is made by and between John Afridi (herein called "Landlord") and RTO OPERATING, INC. D/B/A HomeChoice (herein called "Tenant").

2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Salt Lake, State of Utah commonly known as 1374 South State Street, Salt Lake City, Utah and described as: Approximately 4,500 Square Feet of Showroom/Retail/Storage space, and herein referred to as the "Premises".

3. TERM.

     3.1 Term. The term of this Lease shall be for five (5) years commencing on February 1, 1999 and ending on January 30, 2004 unless sooner terminated pursuant to any provision hereof. Tenant shall have an option to renew this lease for a second term of rive years, at a rental rate of $3,800 per month. The option must be exercised by Tenant o-ivina written notice to the Landlord at least ninety days prior to the expiration of the initial term hereof.

     3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said commencement date, tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.       BASIC RENTAL PAYMENTS.

     4.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the following: $3,800 per month for months 1-60

     Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per-diem basis (based upon a thirty
(30) day month) and paid on the Commencement Date.

     4.2 Additional Monetary Obligations. Tenant shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease.

Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

     ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent when billed. The term "rent" shall mean Base Rent and Additional rent.

     (a) "Lease Year" shall mean any twelve month period beginning on the Commencement Date or any anniversary thereof during the term of the lease.

     (b) "Estimated Basic Costs" shall mean the projected amount of Basic costs for any given Lease Year as estimated by Landlord prior to the commencement of such Lease Year.

     (c) "Tenant's Proportionate Share" shall mean sixty five percent (65%).

     LATE CHARGES. In the event Tenant shall fail to pay said rent (including any additional rental due hereunder) on the due date or within ten (10) working days thereafter, a late charge of ten (10%) percent per month of the delinquent rental shall be added to said rental and paid to the Landlord together therewith.

5. SECURITY DEPOSIT. None.

6. AUTHORIZED USE. Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: General Retail Tenant shall not commit or knowingly permit any waste of the leased Premises and shall not permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant.

7. PROPERTY TAXES.

     7.1 Real Property Taxes. Tenant shall pay sixty five percent (65%) of the Real Property Taxes on the Property (and 100% of any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant during the Lease Term. Subject to Paragraph 7.3 below, such payment shall be made within fifteen ( 15) days after receipt of Landlord's written statement. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes then due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Addition Rent, together with the late charge under Paragraph 4.

     7.2 Definition of "Real Property Tax". Real property tax means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any Governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     7.3 Tax Assessment. Tenant agrees to pay sixty five percent (65%) of Real Property Tax assessed to the entire parcel owned by Landlord. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     7.4 Personal Property Tax.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

8. INSURANCE.

     8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture, fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of the replacement value of the Tenant's leasehold improvements, such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be in a company or companies acceptable to Landlord and shall be procured and paid for by Tenant, and said policy or policies will be delivered to Landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium shall be deposited with Landlord

     Upon Landlord's written request, Tenant agrees to re-invest all insurance proceeds received from the loss or damage or destruction of said leasehold improvements to rebuild said improvements in a manner satisfactory to Landlord, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 16, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord.

     Landlord shall insure the Premises (as a Basic Cost) exclusive of Tenant's leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value.

     8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or Sold in or about the leased Premises, any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord on demand, any increase in insurance premiums on the premises, resulting from any cause whatsoever, over those premiums in effect at the time just prior to the commencement of the terms of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any change in insurance coverage of Landlord Policy that would increase the payment to the Tenant under this paragraph.

     8.3 Liability Insurance and Property Insurance. Tenant will pay its proportionate share of the Liability Insurance and Property Insurance on the building. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

9. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Tenant must pay Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after Landlord provides Tenant a written receipt of the service or utility.

10. REPAIR AND CARE OF BUILDING. Tenant agrees to keep the interior of the building, and the improvement on the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating systems (including spring and fall servicing, and replacement of filters as recommended by the manufacturers); and to clean and paint the interior of the leased Premises as the same may or may not be necessary in order to maintain said Premises in a clean, attractive and sanitary condition.

11. REPAIR OF BUILDING BY LANDLORD. Landlord agrees, for the term of this Lease, to maintain the roof, in good condition and to repair any latent defects in the exterior walls, floor joints, and foundations. Landlord shall again repair any defects in the plumbing, electrical, heating and air conditioning systems prior to date of occupancy, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

12. CONDITION OF THE PREMISES. Tenant accepts the leased Premises in the condition they are in at the time of its taking possession of said Premises, except for attached "Landlord's Scope of Work". Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conductance Tenant's business on the leased Premises, or should Tenant install thereon or therein any new facilities, or should new laws and regulations be imposed, concerning Tenant's authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required to reason of any Federal or state law, or by any municipal ordinance or regulation applicable thereto.

13. ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES. Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole cost and expense in a good workmanlike manner, make such alterations and repairs to the leased Premises as Tenant may require for the conduct of its business without, materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost, and expense, such temporary  or  permanent  partitions,  including  office  partitions,  as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations or improvements to the leased Premises, including partitions, all electrical fixtures, lights and wiring shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

14. ERECTION AND REMOVAL OF SIGNS. Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the nature of the business carried on by Tenant in such Premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

15. GLASS. Tenant agrees to immediately replace all class broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

16. RIGHT OF ENTRY BY LANDLORD. Tenant shall permit inspection of the demised premises during reasonable business hours, with prior 24 hour notification, by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Thirty (30) days prior to the expiration of this Lease, Landlord may cost suitable notice on the demised Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with prior 24 hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of demised Premises by Tenant.

17. ASSIGNMENT AND SUBLETTING. Neither this Lease nor any interest tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased Premises shall be sublet by Tenant, without Landlord's permission, which shall not be unreasonably withheld.

18. DAMAGE OR DESTRUCTION. If the demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised Premises without expense or interest to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises unrentable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e. expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after occurrence of such damage or destruction.

     Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recover against the other for such loss or damage. Willful misconduct lawfully attributed to either part, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

19. INJURIES AND PROPERTY DAMAGE. Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised Premises during the term hereof. and Tenant hereby waives ail claims against Landlord for damage to goods, wares, merchandise or for injure, to persons in and upon the Premises from any cause whatsoever except such as in that result from the negligence of Landlord or Landlord's representatives or from performance by Landlord. Tenant shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows: Bodily Injury $500,000.00 each occurrence; Property Damage.$100.000.00,or in lieu thereof . a combined limit of bodily injury and property damage liability of not less than $500,000.00.

     Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than Ten
(10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insurance companies, but without subjecting Landlord to any liability or obligation.

20. SURRENDER OF PREMISES. Tenant agrees to surrender the leased premises at the expiration, or sooner termination of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property.

21. HOLDOVER. Should the Landlord permit Tenant to holdover the leased Premises of any part thereof. after the expiration of the term of this Lease. then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect during, the month-to-month tenancy. Tenant agrees to give Landlord sixty (60) days prior written notice of its intent to vacate Premises. Tenant agrees to vacate the premises within sixty
(60) days of this notice. The rental for the month-to-month tenancy shall be equal to the Tenants actual rent at that time.

22. QUIET ENJOYMENT. If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised Premises throughout the terms of this Lease.

23. WAIVER OF COVENANTS. The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived regardless of a party's knowledge of a breach hereunder.

24. DEFAULT. If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after fifteen (15) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease, or in defending any action to which landlord may be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the leased Premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, Or of any additional rent due under this or any other paragraph of this lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of ten (10%) percent.

         If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after written notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased Premises.

25. DEFAULT IN RENT, INSOLVENCY OF TENANT. If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency of Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceeding based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceeding shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing, its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, Landlord may elect to re-enter as herein provided, or Landlord may take possession pursuant to this Lease and re-let said premises or any part thereof for such term of terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises, Upon each such re-letting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such re-letting including advertising costs, brokerage fees, any reasonable attorneys' fees incurred and the cost of such alterations and brokerage fees, any reasonable attorney's fees incurred ,and the cost of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for said period of such re-letting. If Tenant has been credited with any rent to be received by such re-letting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the landlord in writing addressed to the tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including a the cost of recovering the premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy insolvency or reorganization proceedings.

26. ENFORCEMENT. In the event either party shall enforce the terms of the Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including, a reasonable attorney's fee.

27. FAILURE TO PERFORM COVENANT. Any failure on the part of either party to this Lease to perform any obligation hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

28. RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein above provided.

29. TIME. Time is of the essence of this Lease and every term, covenant and condition herein contained.

30. LIENS. Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts shall not be a violation of this Agreement or any covenant thereof. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premise which Tenant is obligated to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore, as provided for in paragraph 21 herein.

31. CONSTRUCTION OF LEASE. Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall beheld to include the plural when the sense requires.

32. PARAGRAPH HEADINGS. The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in not way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

33. NOTICES. It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail, postage prepaid and certified and addressed as follows:

If to Landlord, at the following address:      51 East 400 South Suite 210
                                               Salt Lake City, Utah 84111

If to Tenant, at the following address:        Attention: Real Estate Department
                                               P.0 Box 850306
                                               Mesquite, TX 75185-0306

34. COMMISSIONS. Landlord acknowledges the service of InterNet Properties, Inc, as Real Estate Broker in this transaction and in consideration of the effort of said Broker in obtaining Tenant herein, does hereby agree to pay, to said broker for services rendered, commissions on the rental of the demised Premises. Said Broker shall be entitled to his commissions regardless of whether or not the Premises are taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof.

35. GOVERNING LAW. The terms of this agreement shall be governed by and construed in accordance with the state of Utah.

36.  DOCUMENTATION.   The  parties  hereto  agree  to  execute  such  additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

37. CONTINGENCY REGARDING USE. This Lease is continent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant form using the above described Premises for the purposes described herein.

38. INDEMNIFICATION OF LANDLORD, Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising from the use of the Premises by Tenant, or from the failure of the Tenant to keep the Premises in good condition and repair, as herein provided.

39. EMINENT DOMAIN. If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.

     If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a Portion of the Premises taken are so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but giving landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant this Article, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises.

     Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

40. REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

41. ENTIRE AGREEMENT. This Lease Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Agreement may not be altered or amended. except by a subsequent written agreement executed by all of the parties hereto.

42. REVIEW OF DOCUMENTS. The parties hereto represent that they have read and understand the terms of this Lease Agreement, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

43. KEYS & LOCKS. The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold his consent. Tenant upon the termination of the Tenant shall deliver to the Landlord all the keys to the offices, rooms and toilet rooms which have been furnished to the Tenant.

44. AUCTION, FIRE OR BANKRUPTCY SALE. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

45.      ESTOPPEL CERTIFICATE.

     45.1 Landlord's Right to Estoppel Certificate. Tenant shall, within Fifteen
(15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease: (2)expressing the Commencement Date and termination date hereof, (3) certifying that this Lease is in full force and effect and :as not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any,(or none if such is the case) paid by Tenant; (7),the date to which rental has been paid; (8) the amount of security deposited with Landlord; and
(9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

     45.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request, therefore it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

46.      MISCELLANEOUS.

1. Landlord shall utilize a sum not to exceed Fifty Thousand Dollars ($50,000) in the construction of Tenant's Premises as indicated on the attached Exhibit "A" - Landlord's Scope of Work. Landlord shall complete the construction in Tenant's Premises as specifically set forth in the attached Landlord's Scope of Work, and any work that is not specifically indicated therein shall be at Tenant's sole cost and expense. 1

2. Tenant retains the right, as long as rent is being paid, to close the Premises for business without penalty from the Landlord.

3.   Tenant shall have the "exclusive use" of their Premises.

Signed on 12/4/1998                By:  /s/  John Afridi
                                     --------------------------------
                                   Its: Owner

Signed on 11/28/1998               By: /s/  Robert Austein
                                     -----------------------------
                                   Its: Vice President

CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

9. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, Holder, at his option and without notice or demand, may declare the entire principal balance, all amounts of accrued interest and all other amounts then due under the terms of this Note and the All-Inclusive Trust Deed securing this Note immediately due and payable.

10. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, the defaulting party shall pay any and all costs and expenses (regardless of the particular nature thereof and whether or not incurred in connection with the exercise of the power of sale provided for in the All-Inclusive Trust Deed securing this Note) which may be incurred by the Maker or Holder hereof in connection with the enforcement of any rights under this Promissory Note, including without limitation, court costs and reasonable attorney's fees.

11. The Maker and endorser hereof waive presentment for payment, protest, demand, notice of protest, notice of dishonor and notice of nonpayment and expressly agree that this Note or any payment hereunder may be extended from time to time by the Holder hereof without in any way affecting the liability of such parties. No course of dealing between the Maker and Holder in exercising any rights hereunder, shall operate as a waiver of rights of Holder.

12. This Note shall inure to the benefit of and shall be binding upon respective successors and assigns of the Maker and Holder.

13. This Note shall be construed in accordance with the laws of the State of Utah.

14. In this Note, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

15. This Note is secured by an All-Inclusive Trust Deed of even date herewith.

See Schedule "A" attached and made a part hereof for additional terms.

A-Z South State Corporation, a Utah corporation


By: /s/ Richard D. Surber
    -------------------------------------
Name:  Richard D. Surber
Its: President
As: Maker

The undersigned hereby accepts the foregoing All-Inclusive Promissory Note and agrees to perform each terms thereof on the part of the Holder to be performed.


/s/  Abdul Rashid Afridi
------------------------------------------
Abdul Rashid Afridi, Holder

                  Schedule "A" to All-Inclusive Promissory Note


Item 16:

This Note may be paid in part or in full at any time prior to maturity without penalty.

Item 17:

The undersigned parties hereby acknowledge that there presently exists a Transfer of property violation and or Non- Assumption Agreement as evidenced by a copy of the paragraph 10 in the attached Note (Schedule "B") Bank of Utah, holder of said Note and Deed of Trust has the right to accelerate the maturity date of the loan and/or increase the interest rate of the loan to the now prevailing rate of interest, if the property secured by said Deed of Trust is conveyed, or any contract is made for the conveyance of said property, or any interest therein is sold to any third person or persons, or any firm or corporation and that the creation of this All-Inclusive Note and All-Inclusive Deed of Trust is a violation of said provision.

Whereas, the undersigned Holder is selling and the undersigned Buyer is buying and have requested First American Title Insurance Company, Utah Division to prepare the necessary documentation in escrow affecting this sale, we hereby jointly and severally agree to hold First American Title Insurance Company, Utah Division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-Assumption Agreement at anytime now or during the life of said loan.

It is understood that the stipulations and agreements aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto.

Item 18:

The undersigned agree to hold First American Title Insurance Company, Utah Division harmless due to any inaccuracies in the unpaid principal balance, interest rate, or date of last payment, pertaining to the Bank of Utah loan secured by Deed of Trust dated December 31, 1998 and recorded December 31, 1998 as Entry No. 7208956 in Book 8216 at page 1196. The figures shown on the All Inclusive Note secured by All 7nclusive Deed of Trust were based on verbal information provided by the Seller. The Bank of Utah was not contacted because of the Due on Sale provision contained in the original loan documents. Any inaccuracy shall be the responsibility of the Seller.

Item 19:

The undersigned purchaser (Maker) hereby acknowledges and understands the Senior Note to the Bank of Utah has a maturity date of December 30, 2003 when all of the Senior Note Holder's unpaid principal balance and accrued interest shall be due in full.

The undersigned parties hereby acknowledge that there presently exists a Transfer of Property violation or "non assumption provision" in the Bank of Utah senior note and deed of trust. The Bank of Utah has the right to accelerate the maturity date of the loan if the property is conveyed, or any contract made, or any interest therein sold to any third person or persons, or any firm or corporation.

The undersigned jointly and severally agree to hold First American Title Insurance Company, Utah division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-assumption, agreement at any time now or during the life of said loan.

In witness whereof, the said parties have hereunto signed their names, the day and year first above written.

Buyer:

A-Z South State Corporation, a Utah corporation

By: /s/ Richard D. Surber
    ---------------------------------------
Name:  Richard D. Surber
Its: President

Seller:


/s/  Abdul Rashid Afridi
Abdul Rashid Afridi

                      INDEMNIFICATION AND WAIVER AGREEMENT

                            FOR NON-ASSUMPTION CLAUSE

THE  UNDERSIGNED  hereby  acknowledge  that  they have  been  informed  by First
American Title Insurance Company of the existence of a certain terms and conditions contained in a certain Trust Deed executed by Abdul Rashid Afridi, as Trustor, Bank of Utah, as Trustee and Bank of Utah as Beneficiary, and recorded in the Office of the Salt Lake County Recorder, at Book 8216 at Page 1196, which terms and conditions restrict the transferability of the real property secured by that certain Trust Deed or the assignment of any interest in the said Trust Deed or Trust Deed Note or the real property, which terms and conditions are generally known as a non- assumption clause; and the undersigned further understand and acknowledge that the transfer of any interest without the express written approval of the Beneficiary named in that certain Trust Deed, may constitute a breach of the terms and conditions of the Trust Deed and may result in the Beneficiary declaring the entire unpaid balance due under the Trust Deed Note and secured by the Trust Deed immediately due and payable, or may give rise to other remedies in favor of the Beneficiary. The undersigned acknowledge that First American Title Insurance Company has advised the undersigned to seek the advice of an attorney to evaluate any risk which may be incurred by the undersigned in the granting and accepting of a transfer of the real property or any interest in the real property or the assignment of the Trust Deed or any interest therein.

THE UNDERSIGNED acknowledge and understand First American Title Insurance Company has expressly excepted and excluded from the coverage and benefits of any commitment to issue title insurance to the undersigned, or any title insurance policy issued or to be issued to the undersigned, any coverage, benefits or protection from the terms and conditions contained in that certain Trust Deed referenced hereinabove, and specifically including those terms and conditions generally known as a non-assumption clause. The undersigned hereby waives any and all claims against First American Title Insurance Company which may arise or result from the terms and conditions of the non-assumption clause, and the undersigned agree to indemnify and hold First American Title Insurance Company harmless from any and all liability which may arise out of or result from their acting as escrow agent and closing the transfer of the real property, or any interest in the real property, or in their issuing the commitment for title insurance or issuing a title insurance policy, to the extent such liability is related to or connected with the existence or operation of the terms and conditions known as the non-assumption clause.

IN WITNESS WHEREOF, the undersigned have executed this INDEMNIFICATION AND WAIVER AGREEMENT FOR NON-ASSUMPTION CLAUSE on this ____ day of November, 1999.

SELLER:                             BUYER:

                                 A-Z South State Corporation, a Utah corporation
/s/  Abdul Rashid Afridi            /s/  Richard D. Surber
-------------------------        -------------------------------------------
By:  Abdul Rashid Afridi         By: Richard D. Surber
                                 Its: President

                              HOLD HARMLESS LETTER


The undersigned agree to hold First American Title Insurance Company, Utah Division harmless due to any inaccuracies in the unpaid principal balance, interest rate, or date of last payment, pertaining to the Bank of Utah loan secured by Deed of Trust dated December 31, 1998 and recorded December 31, 1998 as Entry No. 7208956 in Book 821.6 at page 1196. The figures shown on the All-Inclusive Note Secured by All-Inclusive Deed of Trust were based on verbal information provided by the Seller. Bank of Utah was not contacted because of the Due-on- Sale provision contained in the original loan documents. Any inaccuracy shall be the responsibility of the Seller.

The undersigned parties hereby acknowledge that there presently exists a Transfer of Property violation or "non- assumption provision" in the Bank of Utah senior note and deed of trust. Bank of Utah has the right to accelerate the maturity date of the loan if the property is conveyed, or any contract made, or any interest therein sold to any third person or persons, or any firm or corporation.

The undersigned jointly and severally agree to hold First American Title Insurance Company, Utah Division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-assumption agreement at any time now or during the life of the said loan.

Buyer:

A-Z South State Corporation, a Utah corporation

By: /s/ Richard D. Surber
    ---------------------------------------
Name:  Richard D. Surber
Its: President

Seller:


/s/  Abdul Rashid Afridi
Abdul Rashid Afridi

                                 Exhibit 10(ii)

                            ALL-INCLUSIVE TRUST DEED

                            With Assignment of Rents

         THIS ALL-INCLUSIVE TRUST DEED made this 30tti day of November, 1999, between A-Z South State Corporation, a Utah corporation, as TRUSTOR, whose address is 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and FIRST AMERICAN TITLE INSURANCE COMPANY - UTAH DIVISION, as TRUSTEE, and Abdul Rashid Afridi, as BENEFICIARY,

         WITNESSETH: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property situated in Salt Lake County, State of Utah.

         Lots 32,33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

         Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, and issues, profits, income tenements, hereditaments, privileges and appurtenances hereunto belonging, now hereafter used or enjoyed with said property, or any part thereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits;

         FOR THE PURPOSE OF SECURING (1) payment of the indebtedness evidenced by an All-Inclusive Promissory Note (hereinafter the "Note") of even date herewith, in the principal sum of $400,000.00, made by Trustor, payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof; (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be to Trustor, or his successors or assigns, when evidenced by a Promissory Note or Notes reciting that they are secured by this Trust Deed; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest as herein provided.

         This instrument is an All-Inclusive Trust Deed subject and subordinate to the following instruments (hereinafter "Senior Encumbrances"):

         A Trust Deed recorded December 31,1998, as Entry No. 7208956, in Book 8216, at Page 1196 of Official Records of Salt Lake County, which, if a Trust Deed secured a Promissory Note in the original principal amount of, Three Hundred Eighty Eight Thousand One Hundred Ninety Nine Dollars is in the original principal amount of Dollars, ($388,199.00), dated December 31,1999, in favor of Bank of Utah, with the Trustor being Abdul Rashid Afridi, which said Deed of Trust shows Bank of Utah, as Trustee.

         The Promissory Note secured by said Trust Deed hereinafter referred to as the senior Note. Nothing in this Trust Deed, the Note or any deed in connection herewith shall be deemed to be an assumption by the Trustor of the Senior Note or Senior Encumbrance.

           TO PROTECT THE SECURITY OF THIS TRUST DEED, TRUSTOR AGREES:

1. To keep said property in good condition and repair; not to remove or demolish any building thereon, to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, covenants and restrictions affecting said property; not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general; and, if the loan secured hereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property, Trustor further agrees:

          (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

          (b) To allow Beneficiary to inspect said property at all times during construction.

         Trustee, upon presentation to it of an affidavit signed by Beneficiary, setting forth facts showing a default by Trustor under this paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried in companies approved by Beneficiary with loss payable clauses in favor of and in form acceptable to Beneficiary. In event of loss, Trustor shall give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged.

3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

4. To appear in and defend any action or proceeding purporting to affect the security thereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to also appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

5. To pay all taxes, insurance and assessments of every kind or nature as and when required by the Holders of Senior Encumbrances or when otherwise due in absence of any requirements under the Senior Encumbrances.

6. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the. judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary thereof, including cost of evidence of title, employ counsel, and pay reasonable legal fees.

7. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate borne by the principal balance under the Note until paid and the repayment thereof shall be secured hereby.

IT IS MUTUALLY AGREED THAT:

8. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights or action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

9. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Trust Deed and the note of endorsement (in case of full reconveyance, for cancellation and retention), without affection the liability of any persons for the payment of the indebtedness secured hereby, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof-, (d) reconvey, without warranty, all or any part of said property. The grantee in any reconveyance may be described as "the person or persons entitled thereto", and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable Trustee's fees for any of the services mentioned in this paragraph.

10. As additional security, Trustor hereby assigns Beneficiary, during the continuance of these trusts, all rents, issues, royalties, profits of the property affected by this Trust Deed and of any personal property located thereon. Until Trust or shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Trust Deed to any such tenancy, lease or option.

11. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by receiver to be appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

12. The entering upon and taking possession of said property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damages of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

13. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

14. Time is of the essence hereof Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part of parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

15. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice. of sale, either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of trustor to direct the order in with property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient postpone the sale from time to time until it shall be completed and, in every case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without an covenant or warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the trustfulness thereof. Any person, including Beneficiary, may bid at the same. Trustee shall apply the proceeds of the sale to payment of (1) the costs and expenses of exercising the power of sale and of the sale, including the evidence of title procured in connection with such sale; (2) all sums expended under the terms hereof, not then repaid, with accrued interest at the rate borne by the principal balance under Elie Note from date of expenditure; (3) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

16. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Trust Deed in the manner provided by law for the foreclosure of mortgages on real property and beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

17. Beneficiary may appoint a Successor Trustee at any time by filing for record in the office of the County Recorder of each county in which said property or some part hereof is situated, a substitution of Trustee. From the time the substitution is filed for record, the new Trustee shall succeed to all powers, duties, authority and title of the Trustee named herein or of any Successor Trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

18. This Trust Deed shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devises, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Trust Deed, whenever the contest requires, the masculine gender includes the feminine and/or neuter, and the singular includes the plural.

19. Trustee accepts this Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Trust Deed or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

20. This Trust Deed shall be construed according to the laws of the State of Utah.

21. The undersigned Trustor requests that a copy of any notice y notice of sale hereunder be mailed to him at the address hereinbefore set forth.

A-Z South State Corporation, a Utah Corporation

/s/  Richard D. Surber
------------------------------------------
By: Richard D. Surber
Its.  President



STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

On the 1st day of December 1999 personally appeared before me Richard Surber who being by me duly sworn did say, for himself, that he, the said Richard Surber is the President, and he, the said Richard Surber is the President, of A-Z South State Corporation, a Utah corporation and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said ______________and______________duly acknowledged to me that said corporation executed the same.

Notary Public

/s/  BonnieJean C. Tippetts
-------------------------------------------
My Commission Expires April 14th, 2001

                          REQUEST FOR FULL RECONVEYANCE

    (To be used only when indebtedness secured hereby has been paid in full)
TO: TRUSTEE

The undersigned is the legal owner and holder of the note and all other indebtedness secured by the within Trust Deed. Said note, together with all other indebtedness secured by said Trust Deed has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Trust Deed, to cancel said note above mentioned, and all other evidences of indebtedness secured by said Trust Deed delivered to you herewith, together with the said Trust Deed, and to reconvey, without warranty, to the parties designated by the terms of said Trust Deed, all of the estate now held by you thereunder.

                                Exhibit 10(iii)

                              THIRD PROMISSORY NOTE

$75,000.00                                                  Salt Lake City, Utah
                                                               November 30, 1999


FOR VALUE RECEIVED, the undersigned promise to pay to Abdul Rashid Afridi, or order, Seventy Five Thousand Dollars and No Cents ($75,000.00), payable as follows, viz:

         The entire amount of $75,000.00 will be due and payable on or before September 1, 2000.

In case of default in the payment of any installment of principal or interest as herein stipulated, then it shall be optional with the legal holder of this note to declare the entire principal sum hereof due and payable; and proceedings may at once be instituted for the recovery of the same by law, with accrued interest and cost, including reasonable attorneys' fees.

The makers and endorsers severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this note, and expressly agree that this note, or any payment hereunder, may be extended from time to time without in any way effecting the liability of the makers and endorsers thereof.

This note and the interest thereon is secured by a Third Trust Deed on November 30, 1999.



THIS NOTE MAY BE PAID IN PART OR IN FULL AT ANY TIME PRIOR TO MATURITY WITHOUT PENALTY.

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                 Exhibit 10(iv)

                               THIRD DEED OF TRUST
                            WITH ASSIGNMENT OF RENTS

This Deed of Trust, made this 1st day of December, 1999, between A-Z South State Corporation, a Utah corporation as TRUSTOR, whose address is 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and FIRST AMERICAN TITLE INSURANCE COMPANY, UTAH DIVISION, a California corporation, as TRUSTEE, and, Abdul Rashid Afridi, as BENEFICIARY,

Witnesses: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property, situated in Salt Lake County, State of
Utah:

         Lots 32, 33, and 34, Block 1, South Main Street Addition, Plat "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances thereunto belonging, now or hereafter used or enjoyed with said property, or any part thereof, SUBJECT, HOWEVER, to the right, power an authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits.

For the Purpose of Securing:

         (1) Payment of the indebtedness evidenced by a promissory note of even date hereof in the principal sum of $75,000.00, made by Trustor(s), payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof, (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be made to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest thereon as herein provided.

To Protect The Security of This Deed of Trust, Trustor Agrees:

         1. To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, covenants and restrictions affecting said property; not to commit or permit waste thereof, not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonable necessary, the specific enumerations herein not excluding the general; and, if the loan secured hereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property Trustor further agrees:

          (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

          (b) To allow Beneficiary to inspect said property at all times during construction. Trustee, upon presentation to it of an affidavit sighed by Beneficiary, setting forth facts showing a default by Trustor under this numbered paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

         2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried in companies approved by Beneficiary with loss payable clauses in favor of and in.form acceptable to Beneficiary. In the event of loss, Trustor she give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary, instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to the reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event that the Trustor shall fail to provide satisfactory hazard insurance, the Beneficiary may procure, on the Trustor's behalf, insurance in favor of the Beneficiary alone. If insurance cannot be secured by the Trustor to provide the required coverage, this will constitute an act of default under the terms of this Deed of Trust.

         3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full, such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

         4. To appear in and defend any action or proceeding purporting to affect the security hereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

         5. To pay at least 10 days before delinquency all taxes and assessments affecting said property, including all assessments upon water company stock and all rents, assessments and charges for water, appurtenant to or used in connection with said property; to pay, when due, all encumbrances, charges, and liens with interest, on said property or any part thereof, which at any time appear to be prior or superior hereto; to pay all costs, fees, and expenses of this Trust.

         6. To pay to Beneficiary monthly, in advance an amount, as estimated by Beneficiary in its discretion, sufficient to pay all taxes and assessments affecting said property, and all premiums on insurance therefor, as and when the same shall become due. 7. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel, and pa-y his reasonable fees.

         8. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate of _____ per annum until paid, and the repayment thereof shall be secured hereby.

         9. To pay to Beneficiary a "late charge," of not to exceed five cents (5 ) for each One Dollar ($ 1.00) of each payment due hereunder or due pursuant to the aforesaid promissory note of even date hereof which is more than fifteen
(15) days in arrears. This payment shall be made to cover the extra expense involved in handling delinquent payments.

IT IS MUTUALLY AGREED THAT:

         10. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement, in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

         11. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Deed of Trust and the note for endorsement (in case of full reconveyance, for cancellation and retention) without affecting the liability of any person for the payment of the indebtedness secured hereby, and without releasing the interest of any party joining in this Deed of Trust, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof, (d) grant any extension or modification of the terms of this loan; (e) reconvey, without warranty, all or any part of said property. The grantee in any reconveyance may be described as "the persons entitled thereto", and the recitals therein of any matters of facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable trustee's fees for any of the services mentioned in this paragraph.

         12. As additional security, Trustor hereby assigns to Beneficiary, during the continuance of these trusts, all rents, issues, royalties, and profits of the property affected by this Deed of Trust and of any personal property located thereon. Until Trustor shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Deed of Trust to any such tenancy, lease or option.

         13. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to by appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

         14. The entering upon and taking possession of said property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damage of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice or default hereunder or invalidate any act done pursuant to such notice.

         15. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

         16. Time is of the essence hereof. Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part or parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

         17. After the lapse of such time as may then be required by law following the recording of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice of sale either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which such property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without any covenant of warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to payment of (1) the cost and expenses of exercising the power of sale and of the sale, including the payment of the Trustee's and attorney's fees; (2) cost of any evidence of title procured in connection with such sale and revenue stamps on Trustee's Deed; (3) all sums expended under the terms hereof, not then repaid, with accrued interest at per annum from date of expenditure; (4) all other sums the secured hereby; and (5) the remainder, if any to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

         18. Trustor agrees to surrender possession of the herein above described Trust property to the Purchaser at the aforesaid sale, immediately after such sale, in the event such possession has not previously been surrendered by Trustor.

         19. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

         20. Beneficiary may appoint a successor trustee at any time by filing for record in the office of the County Recorder of each county in which said property or some part thereof is situated, a substitution of trustee. From the time the substitution is filed for record, the new trustee shall succeed to all the powers, duties, authority and title of the trustee named herein or of any successor trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

         21. This Deed of Trust shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

         22. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

         23. This Deed of Trust shall be construed according to the laws of the State of Utah.

         24. The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.


A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By: Richard D. Surber
Its.  President


STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

On the 1st day of December 1999 personally appeared before me Richard Surber who being by me duly sworn did say, for himself, that he, the said Richard Surber is the President, and he, the said Richard Surber is the President, of A-Z South State Corporation, a Utah corporation and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said ______________and______________duly acknowledged to me that said corporation executed the same.

Notary Public

/s/  BonnieJean C. Tippetts
-------------------------------------------
My Commission Expires April 14th, 2001

                                 Exhibit 10(v)

                              ASSIGNMENT OF LEASES

This Assignment of Leases is made this 1st day of December, 1999, between Abdul Rashid Afridi, hereinafter "Assignor", and A-Z South State Corporation, a Utah corporation, hereinafter "Assignee."

In consideration of the sum of TEN DOLLARS and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of the right, title, estate and interest of the undersigned in and to those certain Leases ("Leases") identified on Exhibit "A" attached hereto and incorporated herein by this reference, which Leases cover that certain real property located in Salt Lake County, more particularly described as follows:

         Lots 32,33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

Assignor warrants and represents that the Leases are in full force and effect, that Assignor is not in default or breach of the Leases, and has no knowledge of any claims, offsets, or defenses of the tenants under the Leases, nor any basis for asserting the same. Assignor further represents that rents due subsequent to this assignment have not been paid in advance by the tenants, except as disclosed to the Assignee.

Pursuant to the Agreement of Purchase and Sale dated November 12, 1999, Assignor also assigns and transfers to the Assignee any other contracts, warranties, or rights relating to the Property operated.

Assignee hereby accepts this assignment by Assignor and agrees to fulfill the terms and conditions of the Leases described herein as they relate to the performance of the Lessor/Landlord, and to hold harmless and protect Assignor from any default therein.

ASSIGNOR:




By:  /s/  Abdul Rashid Afridi
   ----------------------------------------
Abdul Rashid Afridi

ASSIGNEE:

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                 Exhibit 10(vi)


                                  WARRANTY DEED

Abdul Rashid Afridi,  Grantors,  of Salt Lake City,  Salt Lake County,  State of
Utah,

hereby CONVEYS AND WARRANTS to

A-Z South State Corporation, a Utah corporation, Grantee, of Salt Lake City, Salt Lake County, State of Utah, for the sum of TEN DOLLARS and other good and valuable consideration, the following described tract of land in Salt Lake County, Utah:

         Lots 32, 33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

SUBJECT TO all easements, covenants, conditions, restrictions, rights of way, reservations appearing of record, and taxes for the year 1999, and thereafter.

SUBJECT TO a Deed of Trust in the amount of $388,199.00, Abdul Rashid Afridi as Trustor, and Bank of Utah as Beneficiary and Trustee dated December 31, 1999, and recorded December 31, 1998 as Entry No. 7208956, Book 8216, Page 1196 of the Official Records of the Salt Lake County Recorder having an unpaid principal balance of $375,640.10 as of December 1, 1999 which Deed of Trust and the debt secured thereby the Grantors herein agrees to continue to pay in accordance with the terms of the All-Inclusive Trust Deed and Note by and between the parties hereto.

WITNESS the hands of said Grantors this 1st day of December, 1999.


                            By: /s/ Abdul Rashid Afridi
                            -------------------------------------
                            Name: Abdul Rashid Afridi

State of Utah             )
                          SS.
County of Salt Lake       )

On the 1st day of December 1999, personally appeared before me Abdul Rashid Afridi, the signer of the foregoing warranty deed, who duly acknowledged to me that he executed the same.

                                     /s/ Cynthia Richards
                                     -------------------------------------------
                                     NOTARY PUBLIC
                                     My Commission Expires:

[SEAL OF CYNTHIA RICHARDS NOTARY PUBLIC, STATE OF UTAH]

                                Exhibit 10(vii)

                                 LEASE AGREEMENT
                                      (NNN)

1. PARTIES. This Lease, dated for reference purposes only, October 29, 1998, is made by and between John Afridi (herein called "Landlord") and RTO OPERATING, INC. D/B/A HomeChoice (herein called "Tenant").

2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Salt Lake, State of Utah commonly known as 1374 South State Street, Salt Lake City, Utah and described as: Approximately 4,500 Square Feet of Showroom/Retail/Storage space, and herein referred to as the "Premises".

3. TERM.

     3.1 Term. The term of this Lease shall be for five (5) years commencing on February 1, 1999 and ending on January 30, 2004 unless sooner terminated pursuant to any provision hereof. Tenant shall have an option to renew this lease for a second term of rive years, at a rental rate of $3,800 per month. The option must be exercised by Tenant o-ivina written notice to the Landlord at least ninety days prior to the expiration of the initial term hereof.

     3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said commencement date, tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.       BASIC RENTAL PAYMENTS.

     4.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the following: $3,800 per month for months 1-60

     Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per-diem basis (based upon a thirty
(30) day month) and paid on the Commencement Date.

     4.2 Additional Monetary Obligations. Tenant shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease.

Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

     ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent when billed. The term "rent" shall mean Base Rent and Additional rent.

     (a) "Lease Year" shall mean any twelve month period beginning on the Commencement Date or any anniversary thereof during the term of the lease.

     (b) "Estimated Basic Costs" shall mean the projected amount of Basic costs for any given Lease Year as estimated by Landlord prior to the commencement of such Lease Year.

     (c) "Tenant's Proportionate Share" shall mean sixty five percent (65%).

     LATE CHARGES. In the event Tenant shall fail to pay said rent (including any additional rental due hereunder) on the due date or within ten (10) working days thereafter, a late charge of ten (10%) percent per month of the delinquent rental shall be added to said rental and paid to the Landlord together therewith.

5. SECURITY DEPOSIT. None.

6. AUTHORIZED USE. Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: General Retail Tenant shall not commit or knowingly permit any waste of the leased Premises and shall not permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant.

7. PROPERTY TAXES.

     7.1 Real Property Taxes. Tenant shall pay sixty five percent (65%) of the Real Property Taxes on the Property (and 100% of any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant during the Lease Term. Subject to Paragraph 7.3 below, such payment shall be made within fifteen ( 15) days after receipt of Landlord's written statement. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes then due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Addition Rent, together with the late charge under Paragraph 4.

     7.2 Definition of "Real Property Tax". Real property tax means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any Governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     7.3 Tax Assessment. Tenant agrees to pay sixty five percent (65%) of Real Property Tax assessed to the entire parcel owned by Landlord. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     7.4 Personal Property Tax.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

8. INSURANCE.

     8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture, fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of the replacement value of the Tenant's leasehold improvements, such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be in a company or companies acceptable to Landlord and shall be procured and paid for by Tenant, and said policy or policies will be delivered to Landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium shall be deposited with Landlord

     Upon Landlord's written request, Tenant agrees to re-invest all insurance proceeds received from the loss or damage or destruction of said leasehold improvements to rebuild said improvements in a manner satisfactory to Landlord, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 16, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord.

     Landlord shall insure the Premises (as a Basic Cost) exclusive of Tenant's leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value.

     8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or Sold in or about the leased Premises, any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord on demand, any increase in insurance premiums on the premises, resulting

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from any cause whatsoever,  over those premiums in effect at the time just prior to the commencement of the terms of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any change in insurance coverage of Landlord Policy that would increase the payment to the Tenant under this paragraph.

     8.3 Liability Insurance and Property Insurance. Tenant will pay its proportionate share of the Liability Insurance and Property Insurance on the building. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

9. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Tenant must pay Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after Landlord provides Tenant a written receipt of the service or utility.

10. REPAIR AND CARE OF BUILDING. Tenant agrees to keep the interior of the building, and the improvement on the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating systems (including spring and fall servicing, and replacement of filters as recommended by the manufacturers); and to clean and paint the interior of the leased Premises as the same may or may not be necessary in order to maintain said Premises in a clean, attractive and sanitary condition.

11. REPAIR OF BUILDING BY LANDLORD. Landlord agrees, for the term of this Lease, to maintain the roof, in good condition and to repair any latent defects in the exterior walls, floor joints, and foundations. Landlord shall again repair any defects in the plumbing, electrical, heating and air conditioning systems prior to date of occupancy, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

12. CONDITION OF THE PREMISES. Tenant accepts the leased Premises in the condition they are in at the time of its taking possession of said Premises, except for attached "Landlord's Scope of Work". Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conductance Tenant's business on the leased Premises, or should Tenant install thereon or therein any new facilities, or should new laws and regulations be imposed, concerning Tenant's authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required to reason of any Federal or state law, or by any municipal ordinance or regulation applicable thereto.

13. ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES. Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole cost and expense in a good workmanlike manner, make such alterations and repairs to the leased Premises as Tenant may require for the conduct of its business without, materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost, and expense, such temporary  or  permanent  partitions,  including  office  partitions,  as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations or improvements to the leased Premises, including partitions, all electrical fixtures, lights and wiring shall, at the

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option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

14. ERECTION AND REMOVAL OF SIGNS. Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the nature of the business carried on by Tenant in such Premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

15. GLASS. Tenant agrees to immediately replace all class broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

16. RIGHT OF ENTRY BY LANDLORD. Tenant shall permit inspection of the demised premises during reasonable business hours, with prior 24 hour notification, by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Thirty (30) days prior to the expiration of this Lease, Landlord may cost suitable notice on the demised Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with prior 24 hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of demised Premises by Tenant.

17. ASSIGNMENT AND SUBLETTING. Neither this Lease nor any interest tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased Premises shall be sublet by Tenant, without Landlord's permission, which shall not be unreasonably withheld.

18. DAMAGE OR DESTRUCTION. If the demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised Premises without expense or interest to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises unrentable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e. expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after occurrence of such damage or destruction.

     Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recover against the other for such loss or damage. Willful misconduct lawfully attributed to either part, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

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19. INJURIES AND PROPERTY  DAMAGE.  Tenant agrees to indemnify and hold harmless
Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised Premises during the term hereof. and Tenant hereby waives ail claims against Landlord for damage to goods, wares, merchandise or for injure, to persons in and upon the Premises from any cause whatsoever except
such  as  in  that  result  from  the   negligence  of  Landlord  or  Landlord's
representatives  or from  performance  by  Landlord.  Tenant  shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits
as   follows:    Bodily   Injury    $500,000.00   each   occurrence;    Property
Damage.$100.000.00,or in lieu thereof . a combined limit of bodily injury and property damage liability of not less than $500,000.00.

     Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than Ten
(10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insurance companies, but without subjecting Landlord to any liability or obligation.

20. SURRENDER OF PREMISES. Tenant agrees to surrender the leased premises at the expiration, or sooner termination of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property.

21. HOLDOVER. Should the Landlord permit Tenant to holdover the leased Premises of any part thereof. after the expiration of the term of this Lease. then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect during, the month-to-month tenancy. Tenant agrees to give Landlord sixty (60) days prior written notice of its intent to vacate Premises. Tenant agrees to vacate the premises within sixty
(60) days of this notice. The rental for the month-to-month tenancy shall be equal to the Tenants actual rent at that time.

22. QUIET ENJOYMENT. If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised Premises throughout the terms of this Lease.

23. WAIVER OF COVENANTS. The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived regardless of a party's knowledge of a breach hereunder.

24. DEFAULT. If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after fifteen (15) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease, or in defending any action to which landlord may be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the leased Premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any

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installment of fixed rent, Or of any additional rent due under this or any other paragraph of this lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of ten (10%) percent.

         If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after written notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased Premises.

25. DEFAULT IN RENT, INSOLVENCY OF TENANT. If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency of Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceeding based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceeding shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing, its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, Landlord may elect to re-enter as herein provided, or Landlord may take possession pursuant to this Lease and re-let said premises or any part thereof for such term of terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises, Upon each such re-letting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such re-letting including advertising costs, brokerage fees, any reasonable attorneys' fees incurred and the cost of such alterations and brokerage fees, any reasonable attorney's fees incurred ,and the cost of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for said period of such re-letting. If Tenant has been credited with any rent to be received by such re-letting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the landlord in writing addressed to the tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including a the cost of recovering the premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy insolvency or reorganization proceedings.


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26. ENFORCEMENT.  In the event either party shall enforce the terms of the Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including, a reasonable attorney's fee.

27. FAILURE TO PERFORM COVENANT. Any failure on the part of either party to this Lease to perform any obligation hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

28. RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein above provided.

29. TIME. Time is of the essence of this Lease and every term, covenant and condition herein contained.

30. LIENS. Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts shall not be a violation of this Agreement or any covenant thereof. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premise which Tenant is obligated to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore, as provided for in paragraph 21 herein.

31. CONSTRUCTION OF LEASE. Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall beheld to include the plural when the sense requires.

32. PARAGRAPH HEADINGS. The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in not way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

33. NOTICES. It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail, postage prepaid and certified and addressed as follows:

If to Landlord, at the following address:      51 East 400 South Suite 210
                                               Salt Lake City, Utah 84111

If to Tenant, at the following address:        Attention: Real Estate Department
                                               P.0 Box 850306
                                               Mesquite, TX 75185-0306


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34. COMMISSIONS.  Landlord acknowledges the service of InterNet Properties, Inc, as Real Estate Broker in this transaction and in consideration of the effort of said Broker in obtaining Tenant herein, does hereby agree to pay, to said broker for services rendered, commissions on the rental of the demised Premises. Said Broker shall be entitled to his commissions regardless of whether or not the Premises are taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof.

35. GOVERNING LAW. The terms of this agreement shall be governed by and construed in accordance with the state of Utah.

36.  DOCUMENTATION.   The  parties  hereto  agree  to  execute  such  additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

37. CONTINGENCY REGARDING USE. This Lease is continent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant form using the above described Premises for the purposes described herein.

38. INDEMNIFICATION OF LANDLORD, Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising from the use of the Premises by Tenant, or from the failure of the Tenant to keep the Premises in good condition and repair, as herein provided.

39. EMINENT DOMAIN. If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.

     If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a Portion of the Premises taken are so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but giving landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant this Article, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises.

     Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

40. REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

41. ENTIRE AGREEMENT. This Lease Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Agreement may not be altered or amended. except by a subsequent written agreement executed by all of the parties hereto.


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42. REVIEW OF DOCUMENTS.  The parties  hereto  represent that they have read and understand the terms of this Lease Agreement, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

43. KEYS & LOCKS. The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold his consent. Tenant upon the termination of the Tenant shall deliver to the Landlord all the keys to the offices, rooms and toilet rooms which have been furnished to the Tenant.

44. AUCTION, FIRE OR BANKRUPTCY SALE. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

45.      ESTOPPEL CERTIFICATE.

     45.1 Landlord's Right to Estoppel Certificate. Tenant shall, within Fifteen
(15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease: (2)expressing the Commencement Date and termination date hereof, (3) certifying that this Lease is in full force and effect and :as not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any,(or none if such is the case) paid by Tenant; (7),the date to which rental has been paid; (8) the amount of security deposited with Landlord; and
(9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

     45.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request, therefore it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

46.      MISCELLANEOUS.

1. Landlord shall utilize a sum not to exceed Fifty Thousand Dollars ($50,000) in the construction of Tenant's Premises as indicated on the attached Exhibit "A" - Landlord's Scope of Work. Landlord shall complete the construction in Tenant's Premises as specifically set forth in the attached Landlord's Scope of Work, and any work that is not specifically indicated therein shall be at Tenant's sole cost and expense. 1

2. Tenant retains the right, as long as rent is being paid, to close the Premises for business without penalty from the Landlord.

3.   Tenant shall have the "exclusive use" of their Premises.

Signed on 12/4/1998                By:  /s/  John Afridi
                                     --------------------------------
                                   Its: Owner

Signed on 11/28/1998               By: /s/  Robert Austein
                                     -----------------------------
                                   Its: Vice President

CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

                                       75

9. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, Holder, at his option and without notice or demand, may declare the entire principal balance, all amounts of accrued interest and all other amounts then due under the terms of this Note and the All-Inclusive Trust Deed securing this Note immediately due and payable.

10. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, the defaulting party shall pay any and all costs and expenses (regardless of the particular nature thereof and whether or not incurred in connection with the exercise of the power of sale provided for in the All-Inclusive Trust Deed securing this Note) which may be incurred by the Maker or Holder hereof in connection with the enforcement of any rights under this Promissory Note, including without limitation, court costs and reasonable attorney's fees.

11. The Maker and endorser hereof waive presentment for payment, protest, demand, notice of protest, notice of dishonor and notice of nonpayment and expressly agree that this Note or any payment hereunder may be extended from time to time by the Holder hereof without in any way affecting the liability of such parties. No course of dealing between the Maker and Holder in exercising any rights hereunder, shall operate as a waiver of rights of Holder.

12. This Note shall inure to the benefit of and shall be binding upon respective successors and assigns of the Maker and Holder.

13. This Note shall be construed in accordance with the laws of the State of Utah.

14. In this Note, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

15. This Note is secured by an All-Inclusive Trust Deed of even date herewith.

See Schedule "A" attached and made a part hereof for additional terms.

A-Z South State Corporation, a Utah corporation


By: /s/ Richard D. Surber
    -------------------------------------
Name:  Richard D. Surber
Its: President
As: Maker

The undersigned hereby accepts the foregoing All-Inclusive Promissory Note and agrees to perform each terms thereof on the part of the Holder to be performed.


/s/  Abdul Rashid Afridi
------------------------------------------
Abdul Rashid Afridi, Holder

                  Schedule "A" to All-Inclusive Promissory Note


Item 16:

This Note may be paid in part or in full at any time prior to maturity without penalty.

Item 17:

The undersigned parties hereby acknowledge that there presently exists a Transfer of property violation and or Non- Assumption Agreement as evidenced by a copy of the paragraph 10 in the attached Note (Schedule "B") Bank of Utah, holder of said Note and Deed of Trust has the right to accelerate the maturity date of the loan and/or increase the interest rate of the loan to the now prevailing rate of interest, if the property secured by said Deed of Trust is conveyed, or any contract is made for the conveyance of said property, or any interest therein is sold to any third person or persons, or any firm or corporation and that the creation of this All-Inclusive Note and All-Inclusive Deed of Trust is a violation of said provision.

Whereas, the undersigned Holder is selling and the undersigned Buyer is buying and have requested First American Title Insurance Company, Utah Division to prepare the necessary documentation in escrow affecting this sale, we hereby jointly and severally agree to hold First American Title Insurance Company, Utah Division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-Assumption Agreement at anytime now or during the life of said loan.

It is understood that the stipulations and agreements aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto.

Item 18:

The undersigned agree to hold First American Title Insurance Company, Utah Division harmless due to any inaccuracies in the unpaid principal balance, interest rate, or date of last payment, pertaining to the Bank of Utah loan secured by Deed of Trust dated December 31, 1998 and recorded December 31, 1998 as Entry No. 7208956 in Book 8216 at page 1196. The figures shown on the All Inclusive Note secured by All 7nclusive Deed of Trust were based on verbal information provided by the Seller. The Bank of Utah was not contacted because of the Due on Sale provision contained in the original loan documents. Any inaccuracy shall be the responsibility of the Seller.

Item 19:

The undersigned purchaser (Maker) hereby acknowledges and understands the Senior Note to the Bank of Utah has a maturity date of December 30, 2003 when all of the Senior Note Holder's unpaid principal balance and accrued interest shall be due in full.

The undersigned parties hereby acknowledge that there presently exists a Transfer of Property violation or "non assumption provision" in the Bank of Utah senior note and deed of trust. The Bank of Utah has the right to accelerate the maturity date of the loan if the property is conveyed, or any contract made, or any interest therein sold to any third person or persons, or any firm or corporation.

The undersigned jointly and severally agree to hold First American Title Insurance Company, Utah division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-assumption, agreement at any time now or during the life of said loan.

In witness whereof, the said parties have hereunto signed their names, the day and year first above written.

Buyer:

A-Z South State Corporation, a Utah corporation

By: /s/ Richard D. Surber
    ---------------------------------------
Name:  Richard D. Surber
Its: President

Seller:


/s/  Abdul Rashid Afridi
Abdul Rashid Afridi

                      INDEMNIFICATION AND WAIVER AGREEMENT

                            FOR NON-ASSUMPTION CLAUSE

THE  UNDERSIGNED  hereby  acknowledge  that  they have  been  informed  by First
American Title Insurance Company of the existence of a certain terms and conditions contained in a certain Trust Deed executed by Abdul Rashid Afridi, as Trustor, Bank of Utah, as Trustee and Bank of Utah as Beneficiary, and recorded in the Office of the Salt Lake County Recorder, at Book 8216 at Page 1196, which terms and conditions restrict the transferability of the real property secured by that certain Trust Deed or the assignment of any interest in the said Trust Deed or Trust Deed Note or the real property, which terms and conditions are generally known as a non- assumption clause; and the undersigned further understand and acknowledge that the transfer of any interest without the express written approval of the Beneficiary named in that certain Trust Deed, may constitute a breach of the terms and conditions of the Trust Deed and may result in the Beneficiary declaring the entire unpaid balance due under the Trust Deed Note and secured by the Trust Deed immediately due and payable, or may give rise to other remedies in favor of the Beneficiary. The undersigned acknowledge that First American Title Insurance Company has advised the undersigned to seek the advice of an attorney to evaluate any risk which may be incurred by the undersigned in the granting and accepting of a transfer of the real property or any interest in the real property or the assignment of the Trust Deed or any interest therein.

THE UNDERSIGNED acknowledge and understand First American Title Insurance Company has expressly excepted and excluded from the coverage and benefits of any commitment to issue title insurance to the undersigned, or any title insurance policy issued or to be issued to the undersigned, any coverage, benefits or protection from the terms and conditions contained in that certain Trust Deed referenced hereinabove, and specifically including those terms and conditions generally known as a non-assumption clause. The undersigned hereby waives any and all claims against First American Title Insurance Company which may arise or result from the terms and conditions of the non-assumption clause, and the undersigned agree to indemnify and hold First American Title Insurance Company harmless from any and all liability which may arise out of or result from their acting as escrow agent and closing the transfer of the real property, or any interest in the real property, or in their issuing the commitment for title insurance or issuing a title insurance policy, to the extent such liability is related to or connected with the existence or operation of the terms and conditions known as the non-assumption clause.

IN WITNESS WHEREOF, the undersigned have executed this INDEMNIFICATION AND WAIVER AGREEMENT FOR NON-ASSUMPTION CLAUSE on this ____ day of November, 1999.

SELLER:                             BUYER:

                                 A-Z South State Corporation, a Utah corporation
/s/  Abdul Rashid Afridi            /s/  Richard D. Surber
-------------------------        -------------------------------------------
By:  Abdul Rashid Afridi         By: Richard D. Surber
                                 Its: President

                              HOLD HARMLESS LETTER


The undersigned agree to hold First American Title Insurance Company, Utah Division harmless due to any inaccuracies in the unpaid principal balance, interest rate, or date of last payment, pertaining to the Bank of Utah loan secured by Deed of Trust dated December 31, 1998 and recorded December 31, 1998 as Entry No. 7208956 in Book 821.6 at page 1196. The figures shown on the All-Inclusive Note Secured by All-Inclusive Deed of Trust were based on verbal information provided by the Seller. Bank of Utah was not contacted because of the Due-on- Sale provision contained in the original loan documents. Any inaccuracy shall be the responsibility of the Seller.

The undersigned parties hereby acknowledge that there presently exists a Transfer of Property violation or "non- assumption provision" in the Bank of Utah senior note and deed of trust. Bank of Utah has the right to accelerate the maturity date of the loan if the property is conveyed, or any contract made, or any interest therein sold to any third person or persons, or any firm or corporation.

The undersigned jointly and severally agree to hold First American Title Insurance Company, Utah Division harmless and free from any and all claims arising or which may arise out of the Beneficiary exercising any and/or all options, terms, conditions, stipulations and agreements of said Non-assumption agreement at any time now or during the life of the said loan.

Buyer:

A-Z South State Corporation, a Utah corporation

By: /s/ Richard D. Surber
    ---------------------------------------
Name:  Richard D. Surber
Its: President

Seller:


/s/  Abdul Rashid Afridi
Abdul Rashid Afridi

                                 Exhibit 10(ii)

                            ALL-INCLUSIVE TRUST DEED

                            With Assignment of Rents

         THIS ALL-INCLUSIVE TRUST DEED made this 30tti day of November, 1999, between A-Z South State Corporation, a Utah corporation, as TRUSTOR, whose address is 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and FIRST AMERICAN TITLE INSURANCE COMPANY - UTAH DIVISION, as TRUSTEE, and Abdul Rashid Afridi, as BENEFICIARY,

         WITNESSETH: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property situated in Salt Lake County, State of Utah.

         Lots 32,33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

         Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, and issues, profits, income tenements, hereditaments, privileges and appurtenances hereunto belonging, now hereafter used or enjoyed with said property, or any part thereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits;

         FOR THE PURPOSE OF SECURING (1) payment of the indebtedness evidenced by an All-Inclusive Promissory Note (hereinafter the "Note") of even date herewith, in the principal sum of $400,000.00, made by Trustor, payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof; (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be to Trustor, or his successors or assigns, when evidenced by a Promissory Note or Notes reciting that they are secured by this Trust Deed; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest as herein provided.

         This instrument is an All-Inclusive Trust Deed subject and subordinate to the following instruments (hereinafter "Senior Encumbrances"):

         A Trust Deed recorded December 31,1998, as Entry No. 7208956, in Book 8216, at Page 1196 of Official Records of Salt Lake County, which, if a Trust Deed secured a Promissory Note in the original principal amount of, Three Hundred Eighty Eight Thousand One Hundred Ninety Nine Dollars is in the original principal amount of Dollars, ($388,199.00), dated December 31,1999, in favor of Bank of Utah, with the Trustor being Abdul Rashid Afridi, which said Deed of Trust shows Bank of Utah, as Trustee.

         The Promissory Note secured by said Trust Deed hereinafter referred to as the senior Note. Nothing in this Trust Deed, the Note or any deed in connection herewith shall be deemed to be an assumption by the Trustor of the Senior Note or Senior Encumbrance.

           TO PROTECT THE SECURITY OF THIS TRUST DEED, TRUSTOR AGREES:

1. To keep said property in good condition and repair; not to remove or demolish any building thereon, to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, covenants and restrictions affecting said property; not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general; and, if the loan secured hereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property, Trustor further agrees:

          (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

          (b) To allow Beneficiary to inspect said property at all times during construction.

         Trustee, upon presentation to it of an affidavit signed by Beneficiary, setting forth facts showing a default by Trustor under this paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried in companies approved by Beneficiary with loss payable clauses in favor of and in form acceptable to Beneficiary. In event of loss, Trustor shall give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged.

3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

4. To appear in and defend any action or proceeding purporting to affect the security thereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to also appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

5. To pay all taxes, insurance and assessments of every kind or nature as and when required by the Holders of Senior Encumbrances or when otherwise due in absence of any requirements under the Senior Encumbrances.

6. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the. judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary thereof, including cost of evidence of title, employ counsel, and pay reasonable legal fees.

7. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate borne by the principal balance under the Note until paid and the repayment thereof shall be secured hereby.

IT IS MUTUALLY AGREED THAT:

8. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights or action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

9. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Trust Deed and the note of endorsement (in case of full reconveyance, for cancellation and retention), without affection the liability of any persons for the payment of the indebtedness secured hereby, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof-, (d) reconvey, without warranty, all or any part of said property. The grantee in any reconveyance may be described as "the person or persons entitled thereto", and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable Trustee's fees for any of the services mentioned in this paragraph.

10. As additional security, Trustor hereby assigns Beneficiary, during the continuance of these trusts, all rents, issues, royalties, profits of the property affected by this Trust Deed and of any personal property located thereon. Until Trust or shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Trust Deed to any such tenancy, lease or option.

11. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by receiver to be appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

12. The entering upon and taking possession of said property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damages of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

13. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

14. Time is of the essence hereof Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part of parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

15. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice. of sale, either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of trustor to direct the order in with property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient postpone the sale from time to time until it shall be completed and, in every case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without an covenant or warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the trustfulness thereof. Any person, including Beneficiary, may bid at the same. Trustee shall apply the proceeds of the sale to payment of (1) the costs and expenses of exercising the power of sale and of the sale, including the evidence of title procured in connection with such sale; (2) all sums expended under the terms hereof, not then repaid, with accrued interest at the rate borne by the principal balance under Elie Note from date of expenditure; (3) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

16. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Trust Deed in the manner provided by law for the foreclosure of mortgages on real property and beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

17. Beneficiary may appoint a Successor Trustee at any time by filing for record in the office of the County Recorder of each county in which said property or some part hereof is situated, a substitution of Trustee. From the time the substitution is filed for record, the new Trustee shall succeed to all powers, duties, authority and title of the Trustee named herein or of any Successor Trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

18. This Trust Deed shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devises, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Trust Deed, whenever the contest requires, the masculine gender includes the feminine and/or neuter, and the singular includes the plural.

19. Trustee accepts this Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Trust Deed or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

20. This Trust Deed shall be construed according to the laws of the State of Utah.

21. The undersigned Trustor requests that a copy of any notice y notice of sale hereunder be mailed to him at the address hereinbefore set forth.

A-Z South State Corporation, a Utah Corporation

/s/  Richard D. Surber
------------------------------------------
By: Richard D. Surber
Its.  President



STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

On the 1st day of December 1999 personally appeared before me Richard Surber who being by me duly sworn did say, for himself, that he, the said Richard Surber is the President, and he, the said Richard Surber is the President, of A-Z South State Corporation, a Utah corporation and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said ______________and______________duly acknowledged to me that said corporation executed the same.

Notary Public

/s/  BonnieJean C. Tippetts
-------------------------------------------
My Commission Expires April 14th, 2001

                          REQUEST FOR FULL RECONVEYANCE

    (To be used only when indebtedness secured hereby has been paid in full)
TO: TRUSTEE

The undersigned is the legal owner and holder of the note and all other indebtedness secured by the within Trust Deed. Said note, together with all other indebtedness secured by said Trust Deed has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Trust Deed, to cancel said note above mentioned, and all other evidences of indebtedness secured by said Trust Deed delivered to you herewith, together with the said Trust Deed, and to reconvey, without warranty, to the parties designated by the terms of said Trust Deed, all of the estate now held by you thereunder.

                                Exhibit 10(iii)

                              THIRD PROMISSORY NOTE


$75,000.00                                                  Salt Lake City, Utah
                                                               November 30, 1999


FOR VALUE RECEIVED, the undersigned promise to pay to Abdul Rashid Afridi, or order, Seventy Five Thousand Dollars and No Cents ($75,000.00), payable as follows, viz:

         The entire amount of $75,000.00 will be due and payable on or before September 1, 2000.

In case of default in the payment of any installment of principal or interest as herein stipulated, then it shall be optional with the legal holder of this note to declare the entire principal sum hereof due and payable; and proceedings may at once be instituted for the recovery of the same by law, with accrued interest and cost, including reasonable attorneys' fees.

The makers and endorsers severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this note, and expressly agree that this note, or any payment hereunder, may be extended from time to time without in any way effecting the liability of the makers and endorsers thereof.

This note and the interest thereon is secured by a Third Trust Deed on November 30, 1999.



THIS NOTE MAY BE PAID IN PART OR IN FULL AT ANY TIME PRIOR TO MATURITY WITHOUT PENALTY.

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                 Exhibit 10(iv)

                               THIRD DEED OF TRUST
                            WITH ASSIGNMENT OF RENTS

This Deed of Trust, made this 1st day of December, 1999, between A-Z South State Corporation, a Utah corporation as TRUSTOR, whose address is 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and FIRST AMERICAN TITLE INSURANCE COMPANY, UTAH DIVISION, a California corporation, as TRUSTEE, and, Abdul Rashid Afridi, as BENEFICIARY,

Witnesses: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property, situated in Salt Lake County, State of
Utah:

         Lots 32, 33, and 34, Block 1, South Main Street Addition, Plat "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances thereunto belonging, now or hereafter used or enjoyed with said property, or any part thereof, SUBJECT, HOWEVER, to the right, power an authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits.

For the Purpose of Securing:

         (1) Payment of the indebtedness evidenced by a promissory note of even date hereof in the principal sum of $75,000.00, made by Trustor(s), payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof, (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be made to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest thereon as herein provided.

To Protect The Security of This Deed of Trust, Trustor Agrees:

         1. To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, covenants and restrictions affecting said property; not to commit or permit waste thereof, not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonable necessary, the specific enumerations herein not excluding the general; and, if the loan secured hereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property Trustor further agrees:

          (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

          (b) To allow Beneficiary to inspect said property at all times during construction. Trustee, upon presentation to it of an affidavit sighed by Beneficiary, setting forth facts showing a default by Trustor under this numbered paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

         2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried in companies approved by Beneficiary with loss payable clauses in favor of and in.form acceptable to Beneficiary. In the event of loss, Trustor she give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary, instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to the reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event that the Trustor shall fail to provide satisfactory hazard insurance, the Beneficiary may procure, on the Trustor's behalf, insurance in favor of the Beneficiary alone. If insurance cannot be secured by the Trustor to provide the required coverage, this will constitute an act of default under the terms of this Deed of Trust.

         3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full, such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

         4. To appear in and defend any action or proceeding purporting to affect the security hereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

         5. To pay at least 10 days before delinquency all taxes and assessments affecting said property, including all assessments upon water company stock and all rents, assessments and charges for water, appurtenant to or used in connection with said property; to pay, when due, all encumbrances, charges, and liens with interest, on said property or any part thereof, which at any time appear to be prior or superior hereto; to pay all costs, fees, and expenses of this Trust.

         6. To pay to Beneficiary monthly, in advance an amount, as estimated by Beneficiary in its discretion, sufficient to pay all taxes and assessments affecting said property, and all premiums on insurance therefor, as and when the same shall become due. 7. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel, and pa-y his reasonable fees.

         8. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate of _____ per annum until paid, and the repayment thereof shall be secured hereby.

         9. To pay to Beneficiary a "late charge," of not to exceed five cents (5 ) for each One Dollar ($ 1.00) of each payment due hereunder or due pursuant to the aforesaid promissory note of even date hereof which is more than fifteen
(15) days in arrears. This payment shall be made to cover the extra expense involved in handling delinquent payments.

IT IS MUTUALLY AGREED THAT:

         10. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement, in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

         11. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Deed of Trust and the note for endorsement (in case of full reconveyance, for cancellation and retention) without affecting the liability of any person for the payment of the indebtedness secured hereby, and without releasing the interest of any party joining in this Deed of Trust, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof, (d) grant any extension or modification of the terms of this loan; (e) reconvey, without warranty, all or any part of said property. The grantee in any reconveyance may be described as "the persons entitled thereto", and the recitals therein of any matters of facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable trustee's fees for any of the services mentioned in this paragraph.

         12. As additional security, Trustor hereby assigns to Beneficiary, during the continuance of these trusts, all rents, issues, royalties, and profits of the property affected by this Deed of Trust and of any personal property located thereon. Until Trustor shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Deed of Trust to any such tenancy, lease or option.

         13. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to by appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

         14. The entering upon and taking possession of said property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damage of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice or default hereunder or invalidate any act done pursuant to such notice.

         15. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

         16. Time is of the essence hereof. Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part or parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

         17. After the lapse of such time as may then be required by law following the recording of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice of sale either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which such property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without any covenant of warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to payment of (1) the cost and expenses of exercising the power of sale and of the sale, including the payment of the Trustee's and attorney's fees; (2) cost of any evidence of title procured in connection with such sale and revenue stamps on Trustee's Deed; (3) all sums expended under the terms hereof, not then repaid, with accrued interest at per annum from date of expenditure; (4) all other sums the secured hereby; and (5) the remainder, if any to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

         18. Trustor agrees to surrender possession of the herein above described Trust property to the Purchaser at the aforesaid sale, immediately after such sale, in the event such possession has not previously been surrendered by Trustor.

         19. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

         20. Beneficiary may appoint a successor trustee at any time by filing for record in the office of the County Recorder of each county in which said property or some part thereof is situated, a substitution of trustee. From the time the substitution is filed for record, the new trustee shall succeed to all the powers, duties, authority and title of the trustee named herein or of any successor trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

         21. This Deed of Trust shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

         22. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

         23. This Deed of Trust shall be construed according to the laws of the State of Utah.

         24. The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.


A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By: Richard D. Surber
Its.  President


STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

On the 1st day of December 1999 personally appeared before me Richard Surber who being by me duly sworn did say, for himself, that he, the said Richard Surber is the President, and he, the said Richard Surber is the President, of A-Z South State Corporation, a Utah corporation and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said ______________and______________duly acknowledged to me that said corporation executed the same.

Notary Public

/s/  BonnieJean C. Tippetts
-------------------------------------------
My Commission Expires April 14th, 2001

                                 Exhibit 10(v)
                              ASSIGNMENT OF LEASES

This Assignment of Leases is made this 1st day of December, 1999, between Abdul Rashid Afridi, hereinafter "Assignor", and A-Z South State Corporation, a Utah corporation, hereinafter "Assignee."

In consideration of the sum of TEN DOLLARS and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of the right, title, estate and interest of the undersigned in and to those certain Leases ("Leases") identified on Exhibit "A" attached hereto and incorporated herein by this reference, which Leases cover that certain real property located in Salt Lake County, more particularly described as follows:

         Lots 32,33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

Assignor warrants and represents that the Leases are in full force and effect, that Assignor is not in default or breach of the Leases, and has no knowledge of any claims, offsets, or defenses of the tenants under the Leases, nor any basis for asserting the same. Assignor further represents that rents due subsequent to this assignment have not been paid in advance by the tenants, except as disclosed to the Assignee.

Pursuant to the Agreement of Purchase and Sale dated November 12, 1999, Assignor also assigns and transfers to the Assignee any other contracts, warranties, or rights relating to the Property operated.

Assignee hereby accepts this assignment by Assignor and agrees to fulfill the terms and conditions of the Leases described herein as they relate to the performance of the Lessor/Landlord, and to hold harmless and protect Assignor from any default therein.

ASSIGNOR:




By:  /s/  Abdul Rashid Afridi
   ----------------------------------------
Abdul Rashid Afridi

ASSIGNEE:

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                 Exhibit 10(vi)


                                  WARRANTY DEED

Abdul Rashid Afridi,  Grantors,  of Salt Lake City,  Salt Lake County,  State of
Utah,

hereby CONVEYS AND WARRANTS to

A-Z South State Corporation, a Utah corporation, Grantee, of Salt Lake City, Salt Lake County, State of Utah, for the sum of TEN DOLLARS and other good and valuable consideration, the following described tract of land in Salt Lake County, Utah:

         Lots 32, 33 and 34, Block 1, SOUTH MAIN STREET ADDITION, PLAT "A", according to the official plat thereof, as recorded in the office of the County Recorder of said County.

SUBJECT TO all easements, covenants, conditions, restrictions, rights of way, reservations appearing of record, and taxes for the year 1999, and thereafter.

SUBJECT TO a Deed of Trust in the amount of $388,199.00, Abdul Rashid Afridi as Trustor, and Bank of Utah as Beneficiary and Trustee dated December 31, 1999, and recorded December 31, 1998 as Entry No. 7208956, Book 8216, Page 1196 of the Official Records of the Salt Lake County Recorder having an unpaid principal balance of $375,640.10 as of December 1, 1999 which Deed of Trust and the debt secured thereby the Grantors herein agrees to continue to pay in accordance with the terms of the All-Inclusive Trust Deed and Note by and between the parties hereto.

WITNESS the hands of said Grantors this 1st day of December, 1999.


                            By: /s/ Abdul Rashid Afridi
                            -------------------------------------
                            Name: Abdul Rashid Afridi

State of Utah             )
                          SS.
County of Salt Lake       )

On the 1st day of December 1999, personally appeared before me Abdul Rashid Afridi, the signer of the foregoing warranty deed, who duly acknowledged to me that he executed the same.

                                     /s/ Cynthia Richards
                                     -------------------------------------------
                                     NOTARY PUBLIC
                                     My Commission Expires:

[SEAL OF CYNTHIA RICHARDS NOTARY PUBLIC, STATE OF UTAH]

                                Exhibit 10(vii)
                                 LEASE AGREEMENT
                                      (NNN)

1. PARTIES. This Lease, dated for reference purposes only, October 29, 1998, is made by and between John Afridi (herein called "Landlord") and RTO OPERATING, INC. D/B/A HomeChoice (herein called "Tenant").

2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Salt Lake, State of Utah commonly known as 1374 South State Street, Salt Lake City, Utah and described as: Approximately 4,500 Square Feet of Showroom/Retail/Storage space, and herein referred to as the "Premises".

3. TERM.

     3.1 Term. The term of this Lease shall be for five (5) years commencing on February 1, 1999 and ending on January 30, 2004 unless sooner terminated pursuant to any provision hereof. Tenant shall have an option to renew this lease for a second term of rive years, at a rental rate of $3,800 per month. The option must be exercised by Tenant o-ivina written notice to the Landlord at least ninety days prior to the expiration of the initial term hereof.

     3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said commencement date, tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.       BASIC RENTAL PAYMENTS.

     4.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the following: $3,800 per month for months 1-60

     Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per-diem basis (based upon a thirty
(30) day month) and paid on the Commencement Date.

     4.2 Additional Monetary Obligations. Tenant shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease.

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Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

     ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent when billed. The term "rent" shall mean Base Rent and Additional rent.

     (a) "Lease Year" shall mean any twelve month period beginning on the Commencement Date or any anniversary thereof during the term of the lease.

     (b) "Estimated Basic Costs" shall mean the projected amount of Basic costs for any given Lease Year as estimated by Landlord prior to the commencement of such Lease Year.

     (c) "Tenant's Proportionate Share" shall mean sixty five percent (65%).

     LATE CHARGES. In the event Tenant shall fail to pay said rent (including any additional rental due hereunder) on the due date or within ten (10) working days thereafter, a late charge of ten (10%) percent per month of the delinquent rental shall be added to said rental and paid to the Landlord together therewith.

5. SECURITY DEPOSIT. None.

6. AUTHORIZED USE. Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: General Retail Tenant shall not commit or knowingly permit any waste of the leased Premises and shall not permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant.

7. PROPERTY TAXES.

     7.1 Real Property Taxes. Tenant shall pay sixty five percent (65%) of the Real Property Taxes on the Property (and 100% of any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant during the Lease Term. Subject to Paragraph 7.3 below, such payment shall be made within fifteen ( 15) days after receipt of Landlord's written statement. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes then due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Addition Rent, together with the late charge under Paragraph 4.

     7.2 Definition of "Real Property Tax". Real property tax means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any Governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

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     7.3 Tax  Assessment.  Tenant agrees to pay sixty five percent (65%) of Real
Property Tax assessed to the entire parcel owned by Landlord. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     7.4 Personal Property Tax.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

8. INSURANCE.

     8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture, fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of the replacement value of the Tenant's leasehold improvements, such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be in a company or companies acceptable to Landlord and shall be procured and paid for by Tenant, and said policy or policies will be delivered to Landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium shall be deposited with Landlord

     Upon Landlord's written request, Tenant agrees to re-invest all insurance proceeds received from the loss or damage or destruction of said leasehold improvements to rebuild said improvements in a manner satisfactory to Landlord, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 16, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord.

     Landlord shall insure the Premises (as a Basic Cost) exclusive of Tenant's leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value.

     8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or Sold in or about the leased Premises, any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord on demand, any increase in insurance premiums on the premises, resulting

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



from any cause whatsoever, over those premiums in effect at the time just prior to the commencement of the terms of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any change in insurance coverage of Landlord Policy that would increase the payment to the Tenant under this paragraph.

     8.3 Liability Insurance and Property Insurance. Tenant will pay its proportionate share of the Liability Insurance and Property Insurance on the building. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

9. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Tenant must pay Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after Landlord provides Tenant a written receipt of the service or utility.

10. REPAIR AND CARE OF BUILDING. Tenant agrees to keep the interior of the building, and the improvement on the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating systems (including spring and fall servicing, and replacement of filters as recommended by the manufacturers); and to clean and paint the interior of the leased Premises as the same may or may not be necessary in order to maintain said Premises in a clean, attractive and sanitary condition.

11. REPAIR OF BUILDING BY LANDLORD. Landlord agrees, for the term of this Lease, to maintain the roof, in good condition and to repair any latent defects in the exterior walls, floor joints, and foundations. Landlord shall again repair any defects in the plumbing, electrical, heating and air conditioning systems prior to date of occupancy, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

12. CONDITION OF THE PREMISES. Tenant accepts the leased Premises in the condition they are in at the time of its taking possession of said Premises, except for attached "Landlord's Scope of Work". Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conductance Tenant's business on the leased Premises, or should Tenant install thereon or therein any new facilities, or should new laws and regulations be imposed, concerning Tenant's authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required to reason of any Federal or state law, or by any municipal ordinance or regulation applicable thereto.

13. ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES. Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole cost and expense in a good workmanlike manner, make such alterations and repairs to the leased Premises as Tenant may require for the conduct of its business without, materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost, and expense, such temporary  or  permanent  partitions,  including  office  partitions,  as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations or improvements to the leased Premises, including partitions, all electrical fixtures, lights and wiring shall, at the

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option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

14. ERECTION AND REMOVAL OF SIGNS. Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the nature of the business carried on by Tenant in such Premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

15. GLASS. Tenant agrees to immediately replace all class broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

16. RIGHT OF ENTRY BY LANDLORD. Tenant shall permit inspection of the demised premises during reasonable business hours, with prior 24 hour notification, by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Thirty (30) days prior to the expiration of this Lease, Landlord may cost suitable notice on the demised Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with prior 24 hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of demised Premises by Tenant.

17. ASSIGNMENT AND SUBLETTING. Neither this Lease nor any interest tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased Premises shall be sublet by Tenant, without Landlord's permission, which shall not be unreasonably withheld.

18. DAMAGE OR DESTRUCTION. If the demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised Premises without expense or interest to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises unrentable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e. expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after occurrence of such damage or destruction.

     Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recover against the other for such loss or damage. Willful misconduct lawfully attributed to either part, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

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19. INJURIES AND PROPERTY  DAMAGE.  Tenant agrees to indemnify and hold harmless
Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised Premises during the term hereof. and Tenant hereby waives ail claims against Landlord for damage to goods, wares, merchandise or for injure, to persons in and upon the Premises from any cause whatsoever except
such  as  in  that  result  from  the   negligence  of  Landlord  or  Landlord's
representatives  or from  performance  by  Landlord.  Tenant  shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits
as   follows:    Bodily   Injury    $500,000.00   each   occurrence;    Property
Damage.$100.000.00,or in lieu thereof . a combined limit of bodily injury and property damage liability of not less than $500,000.00.

     Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than Ten
(10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insurance companies, but without subjecting Landlord to any liability or obligation.

20. SURRENDER OF PREMISES. Tenant agrees to surrender the leased premises at the expiration, or sooner termination of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property.

21. HOLDOVER. Should the Landlord permit Tenant to holdover the leased Premises of any part thereof. after the expiration of the term of this Lease. then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect during, the month-to-month tenancy. Tenant agrees to give Landlord sixty (60) days prior written notice of its intent to vacate Premises. Tenant agrees to vacate the premises within sixty
(60) days of this notice. The rental for the month-to-month tenancy shall be equal to the Tenants actual rent at that time.

22. QUIET ENJOYMENT. If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised Premises throughout the terms of this Lease.

23. WAIVER OF COVENANTS. The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived regardless of a party's knowledge of a breach hereunder.

24. DEFAULT. If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after fifteen (15) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease, or in defending any action to which landlord may be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the leased Premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any

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installment of fixed rent, Or of any additional rent due under this or any other paragraph of this lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of ten (10%) percent.

         If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after written notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased Premises.

25. DEFAULT IN RENT, INSOLVENCY OF TENANT. If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency of Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceeding based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceeding shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing, its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, Landlord may elect to re-enter as herein provided, or Landlord may take possession pursuant to this Lease and re-let said premises or any part thereof for such term of terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises, Upon each such re-letting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such re-letting including advertising costs, brokerage fees, any reasonable attorneys' fees incurred and the cost of such alterations and brokerage fees, any reasonable attorney's fees incurred ,and the cost of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for said period of such re-letting. If Tenant has been credited with any rent to be received by such re-letting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the landlord in writing addressed to the tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including a the cost of recovering the premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy insolvency or reorganization proceedings.


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26. ENFORCEMENT.  In the event either party shall enforce the terms of the Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including, a reasonable attorney's fee.

27. FAILURE TO PERFORM COVENANT. Any failure on the part of either party to this Lease to perform any obligation hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

28. RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein above provided.

29. TIME. Time is of the essence of this Lease and every term, covenant and condition herein contained.

30. LIENS. Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts shall not be a violation of this Agreement or any covenant thereof. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premise which Tenant is obligated to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore, as provided for in paragraph 21 herein.

31. CONSTRUCTION OF LEASE. Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall beheld to include the plural when the sense requires.

32. PARAGRAPH HEADINGS. The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in not way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

33. NOTICES. It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail, postage prepaid and certified and addressed as follows:

If to Landlord, at the following address:      51 East 400 South Suite 210
                                               Salt Lake City, Utah 84111

If to Tenant, at the following address:        Attention: Real Estate Department
                                               P.0 Box 850306
                                               Mesquite, TX 75185-0306


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



34. COMMISSIONS. Landlord acknowledges the service of InterNet Properties, Inc, as Real Estate Broker in this transaction and in consideration of the effort of said Broker in obtaining Tenant herein, does hereby agree to pay, to said broker for services rendered, commissions on the rental of the demised Premises. Said Broker shall be entitled to his commissions regardless of whether or not the Premises are taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof.

35. GOVERNING LAW. The terms of this agreement shall be governed by and construed in accordance with the state of Utah.

36.  DOCUMENTATION.   The  parties  hereto  agree  to  execute  such  additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

37. CONTINGENCY REGARDING USE. This Lease is continent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant form using the above described Premises for the purposes described herein.

38. INDEMNIFICATION OF LANDLORD, Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising from the use of the Premises by Tenant, or from the failure of the Tenant to keep the Premises in good condition and repair, as herein provided.

39. EMINENT DOMAIN. If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.

     If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a Portion of the Premises taken are so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but giving landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant this Article, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises.

     Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

40. REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

41. ENTIRE AGREEMENT. This Lease Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Agreement may not be altered or amended. except by a subsequent written agreement executed by all of the parties hereto.

42. REVIEW OF DOCUMENTS. The parties hereto represent that they have read and understand the terms of this Lease Agreement, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

43. KEYS & LOCKS. The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold his consent. Tenant upon the termination of the Tenant shall deliver to the Landlord all the keys to the offices, rooms and toilet rooms which have been furnished to the Tenant.

44. AUCTION, FIRE OR BANKRUPTCY SALE. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

45.      ESTOPPEL CERTIFICATE.

     45.1 Landlord's Right to Estoppel Certificate. Tenant shall, within Fifteen
(15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease: (2)expressing the Commencement Date and termination date hereof, (3) certifying that this Lease is in full force and effect and :as not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any,(or none if such is the case) paid by Tenant; (7),the date to which rental has been paid; (8) the amount of security deposited with Landlord; and
(9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

     45.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request, therefore it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

46.      MISCELLANEOUS.

1. Landlord shall utilize a sum not to exceed Fifty Thousand Dollars ($50,000) in the construction of Tenant's Premises as indicated on the attached Exhibit "A" - Landlord's Scope of Work. Landlord shall complete the construction in Tenant's Premises as specifically set forth in the attached Landlord's Scope of Work, and any work that is not specifically indicated therein shall be at Tenant's sole cost and expense. 1

2. Tenant retains the right, as long as rent is being paid, to close the Premises for business without penalty from the Landlord.

3.   Tenant shall have the "exclusive use" of their Premises.

Signed on 12/4/1998                By:  /s/  John Afridi
                                     --------------------------------
                                   Its: Owner

Signed on 11/28/1998               By: /s/  Robert Austein
                                     -----------------------------
                                   Its: Vice President

CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

                                       75



TENANT:                   RTO OPERATING, INC., D/B/A HOME CHOICE
PROPERTY:                 1374 SOUTH STATE STREET

                                   EXHIBIT "A"

LANDLORD'S SCOPE OF WORK

A. Subject to and following, completion of Landlord's Work as described below, Landlord shall deliver the Premises and Tenant hereby agrees to accept the Premises in that condition. Landlord shall utilize a sum not to exceed Fifty Eight Thousand and 00/100 Dollars($58,500) to construct Tenant's Premises as specifically indicated below. Landlord will provide Tenant a $50,000 allowance for the improvements. The difference of $8,500 will be paid by the Tenant to the Landlord at time of Lease execution. Landlord will use its best efforts to complete the improvements in a good and workmanlike manner by January 20, 1999. Any work that is not specifically indicated below shall be at Tenant's sole cost and expense.

B. Tenant agrees, at its expense, to prepare detailed drawings showing extent of such improvements, sign and submit said signed drawings to Landlord in triplicate for review and approval. Drawings must be prepared by a licensed architect or qualified designer.

In the event Landlord shall approve said drawings, which approval shall not be unreasonably withheld, Landlord shall sign and return one (1) set of drawincs to Tenant. Notwithstanding Landlord's review of such drawings and specifications, and whether or not Landlord approves or disapproves such drawings and specification, Landlord shall be responsible for compliance of such drawings and specifications and of the construction with all applicable laws.

Landlord agrees, at its expense, to construct the Premises in accordance with the detailed drawings.

Landlord agrees to complete said construction in accordance with all applicable building codes and zoning ordinances of the City of Salt Lake.

Landlord agrees to provide Tenant, upon written request from Tenant, with copies of all applicants building permits, health department permits, contractors' license numbers, insurance certificates covering the work, and final lien waivers evidencing Landlord's payment in full of all of Landlord's construction costs.

C. Any sign to be placed on the Premises or on any part of the exterior of the structure must be approved in writing by Landlord prior to the ordering of said sign.

Landlord's Scope of Work:

1. Ceilings       Install a new 2 X 4 grid ceiling system in 2/3 of premises.

2. Demolition Removal of existing sheetrock walls, steel beams & deck in warehouse, existin- furnace, block wall dividing the space, one bathroom.

3. Doors Install three new paint grade doors in sales area, install one overhead panel door (no power).


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



4. Drywall        Fir out exterior block walls to 9 feet,  install new partition walls as per plan.

5. Electrical Install 28 outlets, power to sign, seven light switches, 47 2x4 light fixtures, three power poles, 6 new 8' strip lights, power to roof top unit, power to new space heater location, one new panel

6. Flooring Install owner supplied carpet, owner supplied rubber cove base, owner supplied VCT; minor floor patching for new carpet (not to exceed $2,000).

7. Glass          Install one new window in office.

8. HVAC Install one 7 ton high efficiency RTU to include diffusers, duct work, etc, install gas piping to relocated space heater and RTU, relocate one existing space heater.

9. Block wall     Removal of block will and addition of supports to be completed as per engineered drawings.

10. Exclusions    Supply of carpet, base, and VCT, cabinetry, floor outlets.

                                Exhibit 10(viii)

                                 LEASE AGREEMENT
                                      (NNN)

1. PARTIES. This Lease, dated for reference purposes only, November 12, 1999, is made by and between John Afridi (herein called "Landlord") and Jason Nunley (herein called "Tenant").

2. PREMISES Landlord hereby leases to Tenant and Tenant leases from Landlord for the term. at the rental. and upon all of the conditions set forth herein. that certain real property situated in the Count%. of Silt Lake, State ol' Utah commonly known as 1370 South State Street, Salt Lake City, Utah and described as: Approximately 2.500 Square Feet of Showroom/Retail/Storage space, and herein referred to as the "Premises".

3. TERM.

         3.1 Term. The term of this Lease shall be for twenty five (25) months commencing on December 1, 1999 and ending on December 31, 2001, unless sooner terminated pursuant to any provision hereof

         3.2 Delay in Commencement. Notwithstanding, said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however that if Landlord shall not have delivered possession of the Premises within sixty (30) days from said commencement date, tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease. in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.       BASIC RENTAL PAYMENTS.

         4.1 Basic Annual Rent. Tenant a-rees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may desi2nate, without prior demand therefore and without any deduction or set off whatsoever, the following:

                         $0.00 per month - December 1999
                  $1,600 per month - January 2000-December 2001

Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per-diem basis (based upon a thirty
(30) day month), and paid on the Commencement Date.

     4.2 Additional Monetary Obligations. Tenant shall also pay as base rental (in addition to tile Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

     ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent". Unless this Lease provides otherwise, Tenant shall pay all; Additional Rent when billed. The term "rent" shall mean Base Rent and Additional rent.

(a)  "Lease  Year"  shall  mean  any  twelve  month  period   beginning  on  the
Commencement Date or any anniversary thereof during the term of the lease.

(b) "Estimated Basic Costs" shall mean the projected amount of Basic costs for any given Lease Year as estimated by Landlord prior to the commencement of such Lease Year.

(c) "Tenant's Proportionate Share" shall mean sixty five percent (35%).
    -----------------------

     LATE CHARGES. In the event Tenant shall fail to pay said rent (including any additional rental due hereunder) on the due date or within ten ( 10) working days thereafter, a late charge of ten (10%) percent per- month of the delinquent rental shall be added to said rental and paid to the Landlord together therewith.

5. SECURITY DEPOSIT. Tenant shall pay to Landlord as a Security Deposit. $500 on, or before January 5, 2000, $500 on or before February 5, 2000, and $500 on or before March 5, 2000, for a total of $1,500.

6. AUTHORIZED USE. Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord First had and obtained: General Retail Tenant shall not commit or knowingly permit any waste of the leased Premises and shall not permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant.

7.  PROPERTY TAXES.

     7.1 Real Property Taxes. Tenant shall pay thirty five percent (35 %) of the Real Property Taxes on the Property (and 100% of any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 7.3 below, such payment shall be made within fifteen (15) days after receipt of Landlord's written statement. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering a any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay, the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Addition Rent, together with the late charge under Paragraph 4.

     7.2 Definition of "Real Property Tax". Real property tax means: (i) any fee, license fee. license tax, business license fee. commercial rental tax, levy, charge, assessment, penalty or tax imposed by any, taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property, or against Landlord's business of leasing, the Property; (iii) any tax or charge for fire protection. streets. sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchises inheritance or estate taxes.

     7.3 Tax Assessment. Tenant agrees to pay thirty five percent (35%) of Real Property Tax assessed to the entire parcel owned by Landlord. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     7.4 Personal  Property Tax.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings. equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

8.    INSURANCE.

8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture, fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverage's", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of the replacement value of the Tenant's leasehold improvements, such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry, into his space or burglary thereof. Such insurance provided for hereunder shall be in a company or companies acceptable to Landlord and shall be procured and paid for by Tenant and said policy or policies will be delivered to Landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of Tenant: provided. however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium shall be deposited with Landlord.

     Upon Landlord's written request, Tenant agrees to re-invest all insurance proceeds received from the loss or damage or destruction of said leasehold improvements to rebuild said improvements in a manner satisfactory to Landlord, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 16, and providing said leasehold improvements are not rebuilt, Tenant does hereby assume all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord.

     Landlord shall insure the Premises (as a Basic Cost) exclusive of Tenant's leasehold improvements against the perils of fire, lightning, the "Extended Coverage's", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value.

     8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased Premises. any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord on demand, any increase in insurance premiums on the premises, resulting from any cause whatsoever, over those premiums in effect at the time just prior to the commencement of the terms of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any chance in insurance coverage of Landlord Policy that would increase the payment to the Tenant under this paragraph.

     8.3 Liability Insurance and Property Insurance. Tenant will pay its proportionate share of the Liability Insurance and Property Insurance on the building. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

9. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of oil natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered , with other property, Tenant must pay Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord, within fifteen (15) days after Landlord provides Tenant a written receipt of the service or utility,

10. REPAIR AND CARE OF BUILDING. Tenant agrees to keep the interior of the building aid the improvement on the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating, systems (including spring and fall servicing, and replacement of filters as recommended by the manufacturers); and to clean and paint the interior of the leased Premises as the same may or might be necessary in order to maintain said Premises in a clean, attractive and sanitary condition.

11. REPAIR OF BUILDING BY LANDLORD. Landlord agrees, for the term of this Lease, to maintain the roof, in good condition and to repair any latent defects in the exterior wall, floor joints, and foundations. Landlord shall again repair any defects in the plumbing, electrical, heating and air conditioning systems prior to date of occupancy, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given. Landlord shall have a reasonable time in which to make such repairs.

12. CONDITION OF THE PREMISES. Tenant accepts the leased Premises in the condition they are in at the time of its taking possession of said Premises, except for attached "Landlord's Scope of Work". Tenant agrees, if, during the term of this Lease. Tenant shall change the usual method of conducting Tenant's, business on the leased Premises, or should Tenant install thereon or therein and, new facilities, or should new laws and regulations be imposed concerning Tenant's authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required to reason of any Federal or State law, or by any municipal ordinance, or regulation applicable thereto.

13. ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES. Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole cost and expense in a good workmanlike manner, make such alterations and repairs to the leased Premises as Tenant may require for the conduct of its business without, materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost, and expense. such temporary  or  permanent  partitions,  including  office  partitions,  as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations

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



or improvements to the leased Premises, including partitions, all electrical fixtures, lights and wiring, shall at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Premises as described below. Temporary shelves. bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time: provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

14. ERECTION AND REMOVAL OF SIGNS. Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the nature of the business carried on by Tenant in such Premises: provided, however that such signs shall be in keeping, with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

15. GLASS. Tenant agrees to immediately replace all glass broken or damaged during, the term of this Lease with glass of the same quality as that broken or damaged.

16. RIGHT OF ENTRY BY LANDLORD. Tenant shall permit inspection of the demised premises during reasonable business hours, with prior 24 hour notification by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised Premises and in order that Landlord may make such repairs as may be required to be made b), Landlord under the terms of this Lease. Thirty (30) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with prior 24 hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of demised Premises by Tenant.

17. ASSIGNMENT AND SUBLETTING. Neither this Lease nor any interest tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased Premises shall be sublet by Tenant, without Landlord's permission, which shall not be unreasonably withheld.

18. DAMAGE OR DESTRUCTION. If the demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised Premises without expense or interest to Tenant, subject to delays due to adjustment of insurance claims. strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e, expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after occurrence of such damage or destruction.

         Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by, fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of

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recover,  against the other for such loss or damage. Willful misconduct lawfully attributed to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

19. INJURIES AND PROPERTY DAMAGE. Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised Premises during the term hereof. and Tenant hereby waives ail claims against Landlord for damage to goods, wares, merchandise or for injure, to persons in and upon the Premises from any cause whatsoever. except such as might result from the negligence of Landlord or Landlord's representatives or from performance by Landlord. Tenant shall at all times during the te.-m hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows: Bodily Injurv, $500,000.00 each occurrence; Property Damage. $100.000.00; or in lieu thereof. a combined limit of bodily injury and property damage liability of not less than $1,000.000.00.

Such insurance may, at Tenant's election. be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insurance, companies, but without subjecting Landlord to any liability or obligation.

20. SURRENDER OF PREMISES. Tenant agrees to surrender the leased premises at the expiration, or sooner termination, of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property.

21. HOLDOVER. Should the Landlord permit Tenant to holdover the leased Premises of any part thereof. after the expiration of the term of this Lease. then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect during, the month-to-month tenancy. Tenant agrees to give Landlord sixty (60) days prior written notice of its intent to vacate Premises. Tenant agrees to vacate the premises within sixty
(60) days of this notice. The rental for the month-to-month tenancy shall be equal to the Tenants actual rent at that time.

22. QUIET ENJOYMENT. If and so long, as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord the demised Premises throughout the terms of this Lease.

23. WAIVER OF COVENANTS. The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the pary whose rights are Praised, regardless of a party's knowledge of a breach hereunder.

24. DEFAULT. If Tenant shall make default in the fulfillment of any of the covenants aid conditions hereof except default in payment of rent, Landlord may, at its option. after fifteen (15) days prior notice to Tenant. make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advance,. or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant. agreement, obligation or provision of this Lease. or in defending any action to which landlord

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



may, be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the leased Premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, or of any additional rent due under this or any, other paragraph of this lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on, all sums advanced by Landlord at an annual interest rate of ten (10%) percent.

If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after written notice, then Landlord may terminate this Lease by giving Tenant written notice of such termination and thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased Premises.

25. DEFAULT IN RENT, INSOLVENCY OF TENANT. If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for. and any such default shall continue for a period of ten (10) days, or if Tenant shall be legally dismissed therefrom by or under an authority other than Landlord, or if Tenant shall file a voluntary, petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency of Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord. in addition to any other rights or remedies it may have, shall have the immediately right of re-entry and may remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord may elect to re-enter, as herein provided, or Landlord may take possession pursuant to this Lease and re-let said premises or any part thereof for such term of terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises. Upon each such re-letting, Tenant shall be immediately liable for and shall pay to Landlord. in addition to any indebtedness due hereunder. the costs and expenses of such re-letting including advertising costs. brokerage fees, any reasonable attorney's fees incurred and the cost of such alterations and brokerage fees, any reasonable attorney's fees incurred and the cost of such alterations and repairs incurred by Landlord and the amount if any, by which the rent increased in this Lease for the period of such re-letting, (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for said period of such re-letting. If Tenant has been credited with any rent to be received by such re-letting and such rents shall not be promptly paid to Landlord by the new Tenant. such deficiency shall be calculated and paid monthly by Tenant. No such re-letting, or taking possession of the premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed b%, a court of competent jurisdiction or stated specifically by the Landlord in writing addressed to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to any warrant and defend Tenant in the enjoyment and peaceful possession other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the premises including attorney 's fees court costs and storage charges and including the worth at the time of such termination of the excess, if any of the amount of rent and charges equivalent to rent reserved in the remainder of the stated term, all of which amounts shall be immediately, due and payable from Tenant to Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy insolvency or reorganization proceedings.

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




26. ENFORCEMENT. In the event either party shall enforce the terms of the Lease by suit or otherwise, party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

27. FAILURE TO PERFORM COVENANT. Any failure on the part of either party to this Lease to perform any obligation hereby shall be excused if such failure or delay is caused by any strike lockout governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

28. RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest except as expressly, otherwise herein above provided.

29. TIME. Time is of the essence of this Lease and every term, covenant and condition herein contained.

30. LIENS. Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased premises for a period of more than thirty (3O) days following discovery, of the same by Tenant provided. however that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts shall not be a violation of this Agreement or any covenant thereof. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty, (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge an%, taxes, assessments or other charges against the leased premise which Tenant is obligated to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore, as provided for in paragraph 21 herein.

31. CONSTRUCTION OF LEASE. Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall beheld to include the plural when the sense requires.

32. PARAGRAPH HEADINGS. The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in not way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

33. NOTICES. It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder. or for purposes of billing, process. correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail postage prepaid and certified and addressed as follows:

If to Landlord. at the following, address:  51 East 400 South Suite 210
                                            Salt Lake City, Utah 84111

If to Tenant, at the following address:     9514 Shellywood Circle
                                            South Jordan, Utah 84095


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



14. COMMISSIONS. Landlord acknowledges the service of InterNet Properties. Inc. as Real Estate Broker in this transaction and in consideration of the effort of said Broker in obtaining Tenant herein, does hereby, agree to pay to said broker for services rendered, commissions on the rental of the demised Premises. Said Broker shall be entitled to his commissions regardless of whether or not the Premises are taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof.

35. GOVERNING LAW. The terms of this agreement shall be governed by and construed in accordance the state of Utah.

36.  DOCUMENTATION.   The  parties  hereto  agree  to  e\ecute  such  additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

37. CONTINGENCY REGARDING USE. This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant from using the above described Premises for the purposes described herein.

38. INDEMNIFICATION OF LANDLORD. Tenant as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person, or goods, wares, and merchandise of anv person, arising from the use of the Premises by Tenant or from the failure of the Tenant to keep the Premises in good condition and repair as herein provided.

39. EMINENT DOMAIN. If at any time during the term of this Lease the entire Premises or any, part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.

     If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) day's of such taking. If all or a portion of the Premises taken are so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but giving, landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant this Article. this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises.

     Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing, in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade mixtures belonging to Tenant, or for the interruption of Tenant's business.

40. REPRESENTATION REGARDING AUTHORITY. The persons who have excited this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

41. ENTIRE AGREEMENT. This Lease Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions. understandings and agreements. This Agreement may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

42. REVIEW OF DOCUMENTS. The parties hereto represent that they have read and understand the terms of this Lease Agreement, and that they have sought legal counsel to the extent deemed necessary, in order to protect their respective interests.

43. KEYS & LOCKS. The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold his consent. Tenant upon the termination of the Tenancy shall deliver to the Landlord all the keys to the offices, rooms and toilet rooms which have been furnished the Tenant.

44. AUCTION, FIRE OR BANKRUPTCY SALE. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

45. ESTOPPEL CERTIFICATE.

     45.1 Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen
(15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease: (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing and shall be state (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid: (8) the amount of security deposited with Landlord; and (9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

     45.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request, therefore it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request: (be) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signature below and ave initialed all Riders which are attached to or incorporated by reference in this Lease.

46.      MISCELLANEOUS.

         1. Upon execution of this Lease and the receipt of $1,600, to be credited towards the first ten months rent (Januarv 2000), Tenant will be given possession of the premises.

Signed on Nov 16th, 1999                            By     /s/ John Afridi
                                                           ------------------
                                                    John Afridi


Signed on Nov 12th, 1999                            By    /s/ Jason Nunley
                                                          ----------------
                                                   Jason Nunley

CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

                                       87

                                 Exhibit 10(ix)
                                 LEASE AGREEMENT


1.   PARTIES  This Lease is made by and between A-Z South State  Corporation,  a
     Utah   corporation   ("Landlord"),   and  Frank  Saucedo  and  Ana  Sanchez
     ("Tenant").


2. PREMISES Landlord hereby leases to Tenant and Tenant leases from landlord 1370 State Street for the term stated herein, at the rental and upon the conditions set forth herein, that certain real property situated in the County of Salt Lake, State of Utah commonly described as a one story office building located at 1370 South State Street, Salt Lake City, Utah 84101; Approximately 2,500 Square Feet of Show Room/ Retail/ Office/ Storage space with parking in rear ( the "Premises").

3.       TERM

         3.1 Term. The term of this lease shall be for twelve months commencing on January 1, 2001 (Commencement Date") and ending on December 31, 2001 unless terminated sooner pursuant to any provision hereof.

         3.2 Delay in Commencement. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.   BASIC RENTAL PAYMENTS

         4.1 Basic Annual Rent. Tenant agrees to pay the Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the following:

               Lease of approximately 2,500 square feet. Monthly installments from January 1, 2001 until December 31, 2001: $1,700.00.


         Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per diem basis (based upon a thirty (30) day month), and paid on the Commencement Date.

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         4.2  Additional  Monetary  Obligations.  Tenant  shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under the other Sections of this Lease including, but not limited to, those required under Paragraphs 7.1 and 24 hereunder. Landlord shall have the same remedies in the case of a default in the payment of sums required under this Section as are available to Landlord in the case of a default in the payment of one or more installments of the Basic Annual Rent.

         ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent". Unless this Lease provides otherwise, Tenant shall pay All Additional Rent when billed. The Term "rent" shall mean Base Rent and Additional Rent.

               (a) "Tenant Proportionate Share"shall mean thirty five percent (35%).

               (b)"Lease Year" shall mean any twelve month period beginning on the Commencement Date or any anniversary thereof during the term of the lease.

               (c) "Estimated Basic Costs" shall mean the projected amount of Basic Costs for any given Lease year as estimated by Landlord prior to the commencement of such Lease Year.

         4.3 Late Charges. In the event that Tenant shall fail to pay said rent (including any additional rental due hereunder) on the due date or within five (5) days thereafter, a late charge of ten percent (10%) of the amount delinquent shall be added to said rental and paid to the Landlord together therewith.

5. SECURITY DEPOSIT Tenant deposited with Landlord on May 25, 2000 upon execution original Lease $2,000.00 as security for Tenant's faithful performance of Tenant's obligations hereunder. Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant' s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount herein above stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payments of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

6. AUTHORIZED USE Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: general office and retail. Tenant shall not commit or knowingly permit or allow any waste of the leased Premises and shall not knowingly permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant.



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7.   PROPERTY TAXES

         7.1 Real Property Taxes. Tenant shall pay thirty five percent (35%) of the Real Property Taxes on the Property (and 100% of any fees, taxes or assessments against, or as a result of any Tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to paragraph7.3, such payment shall be made within fifteen (15) days after receipt of Landlord's written statement Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent, together with the late charge under paragraph 4.

         7.2 Definition of "Real Property Tax". Real property tax means:(i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency:
         (iv)any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable Law, other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax." Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

         7.3 Tax Assessment. Tenant agrees to pay thirty five percent (35%) of Real Property Tax assessed to the entire parcel owned by Landlord within fifteen (15) days after receipt of Landlord's written statement.

         7.4 Personal Property Tax. (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property. (ii) If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

8.   INSURANCE

         8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages," vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of the replacement value of Tenant's leasehold improvements. Such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be with a company or companies acceptable to Landlord and shall be procured and paid for by Tenant, and said policy or policies will be delivered to landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of Tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium, shall be deposited with Landlord.


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         Upon  Landlord's  written  request,   Tenant  agrees  to  reinvest  all
         insurance proceeds received from the loss, damage or destruction of the leasehold improvements to rebuild said improvements in a manner satisfactory to Landlord, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 18, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord.

         Landlord shall insure the Premises (as a Basic Cost) against the perils of fire, lightning, the "Extended Coverages," vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value exclusive of Tenant's leasehold improvements.

         8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased Premises, any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord, on demand, any increase in insurance premiums on the Premises resulting from Tenant's actions or occupancy, over those premiums in effect at the time just prior to the commencement of the term of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any change in insurance coverage of Landlord Policy that would increase the payments of Tenant under this Paragraph.

         8.3 Liability Insurance and Property Insurance. Tenant will pay it's proportionate share of the Liability Insurance and Property Insurance on the building. Tenant shall pay such share to Landlord within fifteen
         (15) days after receipt of Landlord's written statement.

9. UTILITIES Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the property. However, if any services or utilities are jointly metered with other property, Tenant must pay Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after Landlord provides Tenant a written receipt of service or utility.


10. REPAIR AND CARE OF BUILDING Tenant agrees to keep the interior of the building and the improvements on the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs, to clean and paint the interior of the leased Premises as the same may or might be necessary in order to maintain said Premises in a clean, attractive and sanitary condition. Tenant agrees to maintain, clean and repair, if needed, the floor covering within the leases premises. Tenant is responsible for the cleaning and suppling the restrooms on the Premises during the term of the lease in the building located at 1370 South State Street, Salt Lake City, Utah .

11. REPAIR OF BUILDING BY LANDLORD Landlord agrees, for the term of this Lease, to maintain the roof in good condition and to repair any latent defects in the exterior walls, floor joints, and foundations. Landlord shall repair any defects in the plumbing, electrical, heating and air conditioning systems prior to the date of occupancy, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, landlord shall have a reasonable time in which to make such repairs.

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12.  CONDITION  OF THE  PREMISES  Tenant  accepts  the  leased  Premises  in the condition they are in at the time of its taking possession of said Premises. Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conducting Tenant's business on the leased Premises, or should Tenant install thereon or therein any new facilities,
     or  should  new  laws  and  regulations  be  imposed  concerning   Tenant's
     authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required by reason of any Federal of State law, or by any municipal ordinance, or regulation applicable thereto.

13. ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole cost and expense in a good workmanlike manner, make such alterations and repairs to the leased Premises as Tenant may require for the conduct of its business without materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary or permanent partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations or improvements to the leased Premises, including partitions, all electrical fixtures, lights and wiring, shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the
     Premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and/or paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

14. ERECTION AND REMOVAL OF SIGNS Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the nature of the business carried on by Tenant in such Premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

15. GLASS Tenant agrees to immediately replace all glass in the Premises broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

16. RIGHT OF ENTRY BY LANDLORD Tenant shall permit inspection of the premises during reasonable business hours, with prior 24-hour notification, by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Thirty (30) days prior to expiration of this Lease, Landlord may post suitable notice on the Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with 24-hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of Premises by Tenant.


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17.  ASSIGNMENT AND SUBLETTING Neither this Lease nor any interest herein may be assigned by Tenant voluntarily, involuntarily or by operation of law, and neither all nor any part of the leased Premises shall be sublet by tenant.

18. DAMAGE OR DESTRUCTION If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised Premises without expense or interest to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e.
     expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty
     (30) days after occurrence of such damage or destruction.

     Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss of damage. Willful misconduct lawfully attributed to either party, whether in whole or in part, as a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

19. INJURIES AND PROPERTY DAMAGE Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised Premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares, merchandise or for injury to persons in and upon the Premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or from performance by Landlord. Tenant shall at all times during the term hereof keep in effect with responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

     Bodily Injury, $500,000 each occurrence; Property Damage, $100,000; or in lieu thereof, a combined limit of bodily injury and property damage liability of not less than $1,000,000.

     Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

20. SURRENDER OF PREMISES Tenant agrees to surrender the leased Premises at the expiration or sooner termination of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and tenant shall remove all its personal property.

21. HOLDOVER Should the Landlord permit Tenant to holdover the leased Premises or any part thereof after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, and shall in no event be construed as a renewal of this

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     Lease and all provisions of this Lease not inconsistent with a tenancy from month to month shall remain in full force and effect during the month to month tenancy. Once Holdover commences, Tenant shall be required to give Landlord thirty (30) days prior written notice of its intent to vacate the Premises. The rental for the month to month tenancy shall be on twenty five percent (25%) then the tenant's actual rent at that time.

22. QUIET ENJOYMENT If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised Premises throughout the terms of this Lease.

23. NO SMOKING ENVIRONMENT Tenant agrees that the premises are smoke free and that the use of any smoking product within the building is an event of default under this lease. Smoking product includes but is not limited to cigarettes, cigars and pipes.

24. WAIVER OF COVENANTS The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder.

25 DEFAULT If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after fifteen (15) days prior written notice to Tenant, make performance for Tenant and for that purpose advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease, or in defending any action to which Landlord may be subjected by reason of any such failure, shall be deemed to be Additional Rent for the leased Premises under Section 4 of this Lease and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, or of any Additional Rent due under this or any other Paragraph of this Lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of ten percent (10%).

     If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after written notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the terms of this Lease and Tenant shall quit and surrender the leased Premises.

26. DEFAULT IN RENT, INSOLVENCY OF TENANT If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, or if the leased Premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or it Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased Premises or if any proceedings shall be commenced for the

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     reorganization of tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, Landlord may elect to re-enter as herein provided or Landlord may take possession pursuant to this Lease and re-let said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Upon each such re-letting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such re-letting including advertising costs, brokerage fees, any reasonable attorneys' fees incurred, the cost of any alterations or repairs required to be performed by Landlord and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for said period of such re-letting. If Tenant has been credited with any rent to be received by such re-letting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the Landlord in writing
     addressed  to  Tenant.   Notwithstanding   any  such   re-letting   without
     termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Premises, including attorneys' fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord, In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

27. ENFORCEMENT In the event either party shall enforce the terms of the Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

28. FAILURE TO PERFORM COVENANT Any failure on the part of either party to this Lease to perform any obligation hereunder shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extend and for the period that such continues.

29. RIGHTS OF SUCCESSORS AND ASSIGNS The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein above provided.

30. TIME Time is of the essence for this Lease and every term, covenant and condition herein contained.

31. LIENS Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased Premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the Premises or costs of improvements by Tenant on the Premises, and the postponement of

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     payment of such  claim or  claims,  until  such  contest  shall  finally be decided by the courts. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation to do so) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased Premises which Tenant is obligated to pay and which may or might become a lien on said Premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore as provided for in Paragraph 21 herein.

32. CONSTRUCTION OF LEASE Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the context requires.

33. PARAGRAPH HEADINGS The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

34. NOTICES It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail, postage prepaid and addressed as follows:

         If to Landlord, at the following address:
         A-Z   South State Corporation
         268 West 400 South, Suite 300
         Salt Lake City, Utah 84101
         Tel. 801-575-8073
         Fax 801-522-0812

         If to Tenant, at the following address:
         Frank Saucedo  and Anna Sanchez
         1370 South State Street
         SLC, Utah 84101

35. GOVERNING LAW AND VENUE The validity, interpretation, and performance of this Lease shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Lease shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Lease.

36.  DOCUMENTATION   The  parties  hereto  agree  to  execute  such   additional
     documentation as may be necessary or desirable to carry out the intent of this Lease.

37. CONTINGENCY REGARDING USE This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations which would prohibit Tenant from using the above described Premises for the purposes described herein.

38. INDEMNIFICATION OF LANDLORD Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person or the goods, wares and merchandise of any person arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair as herein provided.

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



39. EMINENT DOMAIN If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.

     If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option by giving Tenant written notice of such termination within thirty (30) days of such taking. If the portion of the Premises taken is so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but after giving Landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant to this Article, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises.

     Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such a taking. Nothing in this Section shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

40. REPRESENTATION REGARDING AUTHORITY The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in the capacities indicated below.

41. ENTIRE AGREEMENT This Lease constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

42. REVIEW OF DOCUMENTS The parties hereto represent that they have read and understand the terms of this Lease and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

43. KEYS AND LOCKS Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold its consent. Tenant upon the termination of the tenancy shall deliver to the Landlord all the keys to the Premises that have been furnished to Tenant.

44. AUCTION, FIRE OR BANKRUPTCY SALE Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

45.  ESTOPPEL CERTIFICATE

         45.1 Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) stating that all conditions under this Lease to be performed by Landlord have been satisfied; (5) stating that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) stating the amount of advance rental, if any (or none if such is the case), paid by Tenant; (7) stating the date to which rental has been paid; (8) stating the amount of security deposited with Landlord; and (9) stating such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers may be entitled to rely upon such declaration.


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         45.2 Effect of Failure to Provide Estoppel Certificate. If Tenant fails to furnish any Estoppel Certificate within fifteen (15) days after a request made pursuant to the above Paragraph, its shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (C) that no more than one (1) month's rent has been paid in advance.

LANDLORD AND TENANT HAVE SIGNED THIS LEASE AT THE PLACE AND ON THE DATES SPECIFIED ADJACENT TO THEIR SIGNATURES BELOW AND HAVE INITIALED ALL RIDERS WHICH ARE ATTACHED TO OR INCORPORATED BY REFERENCE IN THIS LEASE


SPACE IS LEASED IN "AS IS" CONDITION



Signed on December 7, 2000                         By:  /s/  Richard D. Surber
                                                      ------------------------
at ________________________________                Title: President

Signed on December 8,, 2000                        By:  /s/ Frank Saucedo
                                                      -------------------------
at ________________________________                Title: Owner


CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.


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                                   Exhibit 23

[MANTYLA MCREYNOLDS,
5872 SOUTH 900 EAST, SUITE 250
SALT LAKE CITY, UTAH 84121]








We hereby consent to the use of our audit report of A-Z South State Corporation dated December 13, 2000 for the nine month and one month periods ended September 30, 2000 and December 31, 1999 in the Form SB-2.




/s/  Mantyla McReynolds
Mantyla McReynolds


December 21, 2000
Salt Lake City, Utah










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